Exhibit 2.1

Execution Copy

Confidential Materials omitted and filed separately with
the Securities and Exchange Commission.

AGREEMENT AND PLAN OF MERGER

by and among

OPHTHOTECH CORPORATION,

ORION OPHTHALMOLOGY MERGER SUB, INC.,

ORION OPHTHALMOLOGY LLC,

INCEPTION 4, INC.,

and,

SOLELY IN ITS CAPACITY AS COMPANY EQUITYHOLDER REPRESENTATIVE,

FORTIS ADVISORS LLC

Dated as of October 30, 2018

i

Table of Contents

(continued)

Table of Contents

(continued)

Exhibits:

Exhibit A-1	Form of First Merger Certificate of Merger
Exhibit A-2	Form of Second Merger Certificate of Merger
Exhibit B-1	Form of Certificate of Incorporation of the First Step Surviving Entity
Exhibit B-2	Form of Limited Liability Company Agreement of the Surviving Entity
Exhibit C	Form of Letter of Transmittal
Exhibit D	Form of Support and Joinder Agreement
Exhibit E	Form of Optionholder Agreement
Exhibit F	Form of Written Consent
Exhibit G	Form of Stockholder Agreement

Schedules:

Schedule 1.2(b)(i)(B)	Resignation Letter
Schedule 1.2(b)(i)(C)	Delivered Forfeiture Agreements
Schedule 2.5(e)	Canadian Holders of Company Options
Schedule 2.6(a)(i)	Estimated Closing Adjustment Statement
Schedule 2.6(a)(ii)	Closing Adjustment Items
Schedule 2.8(h)(ii)	Development Plan
Schedule 2.8(h)(v)	Lead Compounds
Schedule AS	Allocation Schedule
Schedule K	Company Knowledge Parties

Company Disclosure Schedule

Buyer Disclosure Schedule

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of October 30, 2018, by and among: Ophthotech Corporation, a Delaware corporation (the “Buyer”); Orion Ophthalmology Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Buyer (the “Merger Subsidiary I”); Orion Ophthalmology LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Buyer (“Merger Subsidiary II”, and together with Merger Subsidiary I, the “Merger Subsidiaries”); Inception 4, Inc., a Delaware corporation (the “Company”); and, solely for purposes of being bound by Section 2.4, Section 2.6, Section 2.7, Section 2.8, Article V, Article VI, Article VII, and Article VIII, Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the Company Equityholder Representative, (the “Company Equityholder Representative”).

RECITALS

WHEREAS, the Boards of Directors of the Buyer and the Company deem it advisable and in the best interests of each corporation and their respective stockholders that the Buyer acquire the Company, in accordance with and on the terms contemplated by this Agreement, in order to advance the long-term business interests of the Buyer and the Company;

WHEREAS, on October 30, 2018, Versant Ventures invested aggregate net cash proceeds, in the form of equity capital, into the Company of Five Million Dollars ($5,000,000) (the “Versant Investment”);

WHEREAS, the Buyer, the Merger Subsidiaries and the Company intend to effect a reorganization in which, as steps in a single, integrated transaction, (a) the First Merger (as defined below) will be consummated, and (b) following the First Merger, as part of the same overall transaction, the Company will merge with and into Merger Subsidiary II, the Company will cease to exist, and Merger Subsidiary II will survive as a direct wholly owned subsidiary of Buyer (the “Second Merger” and, collectively or in seriatim with the First Merger, as appropriate, the “Merger”);

WHEREAS, the parties intend that the First Merger and the Second Merger will be treated as integrated steps in a single transaction and will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and within the meaning of Sections 1.368-2(g) and 1.368-3 of the Treasury Regulations;

WHEREAS, concurrently with the execution of this Agreement, and as a condition of the willingness of the Buyer to enter into this Agreement, 90% of the Company Stockholders are entering into Support and Joinder Agreements; and

WHEREAS, prior to the execution of this Agreement, and as a condition to the willingness of the Buyer to enter into this Agreement, the Company has obtained and delivered to the Buyer a true, correct and complete copy of an irrevocable written consent of 90% of the Company Stockholders evidencing the Company Stockholder Approval, which written consent is conditioned upon, and shall become effective immediately following, the execution of this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer, the Merger Subsidiaries, the Company, and (solely for purposes of being bound by Section 2.4, Section 2.6, Section 2.7, Section 2.8, Article V, Article VI, Article VII and Article VIII and solely in its capacity as the Company Equityholder Representative) the Company Equityholder Representative agree as follows:

ARTICLE I

THE MERGER

1.1                               First Merger and Second Merger; Effective Time of the Merger.

(a)                                 First Merger and Second Merger;

(i)                                     Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the DGCL, the Buyer, Merger Subsidiary I and the Company (Merger Subsidiary I and the Company sometimes being referred to herein as the “First Merger Constituent Corporations”) shall cause Merger Subsidiary I to be merged with and into the Company effective as of the Effective Time, with the Company being the surviving corporation (the “First Merger”).  The First Merger shall be consummated at the Effective Time in accordance with this Agreement and evidenced by a certificate of merger relating to the First Merger in substantially the form of Exhibit A-1 (the “First Certificate of Merger”).

(ii)                                  Upon consummation of the First Merger, the separate corporate existence of Merger Subsidiary I shall cease and the Company, as the surviving corporation of the First Merger (hereinafter referred to for the periods at and after the Effective Time as the “First Step Surviving Entity”), shall continue its corporate existence under the DGCL as a direct wholly owned subsidiary of the Buyer.

(iii)                               Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the DGCL, the Buyer, Merger Subsidiary II and the First Step Surviving Entity (Merger Subsidiary II and the First Step Surviving Entity sometimes being referred to herein as the “Second Merger Constituent Corporations”) shall cause the Second Merger to be consummated.  The Second Merger shall be consummated at the Second Effective Time in accordance with this Agreement and evidenced by a certificate of merger relating to the Second Merger in substantially the form of Exhibit A-2 (the “Second Certificate of Merger”).

(iv)                              Upon consummation of the Second Merger, the separate corporate existence of the First Step Surviving Entity shall cease and Merger Subsidiary II, as the surviving entity of the Second Merger (hereinafter referred to for the periods at and after the Second Effective Time as the “Surviving Entity”), shall continue its corporate existence under the DGCL as a direct wholly owned subsidiary of Buyer.

(b)                                 Effective Time of the Merger.

(i)                                     Subject to the provisions of this Agreement, the Buyer, Merger Subsidiary I and the Company shall cause the First Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware.  The First Merger shall become effective at the time when the First Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by Buyer and the Company in writing and specified in the First Certificate of Merger (the “Effective Time”).  Subject to the provisions of this Agreement, promptly following the Effective Time, the Buyer, Merger Subsidiary II and the Company shall cause the Second Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware.  The Second Merger shall become effective at the time when the Second Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by Buyer and the Company in writing and specified in the Second Certificate of Merger (the “Second Effective Time”).

1.2                               Closing; Actions at the Closing.

(a)                                 The Closing shall take place remotely, via electronic exchange of documents, simultaneous with the execution and delivery of this Agreement, unless another date, place or time is agreed to in writing by the Buyer and the Company.

(b)                                 At the Closing:

(i)                           the Company shall deliver to the Buyer and the Merger Subsidiaries the following certificates, instruments and documents:

(A)                     copies of Written Consents evidencing that this Agreement and the Merger have received the Company Stockholder Approval;

(B)                     copies of the resignations, effective as of the Closing and in the form set forth on Schedule 1.2(b)(i)(B) to the Buyer, of each director and officer of the Company (other than any such resignations which the Buyer designates, by written notice to the Company, as unnecessary) from their officer and director positions;

(C)                     executed Forfeiture Agreements from holders of Company Options set forth on Schedule 1.2(b)(i)(C);

(D)                     that certain Transition Agreement, in form and substance reasonably acceptable to the Company and the Buyer, executed and delivered by each of Inception Sciences, Inc. and Inception Sciences Canada, Inc.;

(E)                      executed Support and Joinder Agreements from 90% of the Company Stockholders;

(F)                       each of the items contemplated to be delivered by the Company in accordance with Section 2.1(d)(i);

(G)                     evidence, in form and substance reasonably satisfactory to Buyer, that (i) the Company has submitted to a stockholder vote, in a manner that satisfies the stockholder approval requirements under Section 280G(b)(5)(B) of the Code and the Treasury Regulations promulgated thereunder, the right of any “disqualified individual” (as defined in Section 280G(c) of the Code) to receive any and all payments (or other benefits) contingent on the consummation of the transactions contemplated by this Agreement (within the meaning of Section 280G(b)(2)(A)(i) of the Code) to the extent necessary so that no payment received by such “disqualified individual” shall be a “parachute payment” under Section 280G(b) of the Code (determined without regard to Section 280G(b)(4) of the Code), which such vote shall establish the disqualified individual’s right to the payment or other compensation if approved by the Company Stockholders, (ii) Company has obtained from the disqualified individual prior to the vote a waiver of such payments if the requisite vote under Section 280G(b)(5)(B) is not obtained and (iii) the Company has provided adequate disclosure to Company Stockholders that hold voting Company Stock of all material facts concerning all payments to any disqualified individual that, but for such vote, could be deemed “parachute payments” under Section 280G of the Code in a manner that satisfies Section 280G(b)(5)(B)(ii) of the Code and the regulations promulgated thereunder;

(H)                    a certificate, in form and substance required under Treasury Regulations Section 1.1445-2(c)(3), stating that the Company is not and has not been a “United States real property holding corporation” (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and a copy of the notice of such certification to be sent to the IRS in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), together with written authorization for the Buyer to deliver such notice to the IRS on behalf of the Company following the Closing;

(I)                         evidence that the Versant Investment has been completed and fully funded on terms reasonably acceptable to the Buyer, such evidence consisting of (i) the executed purchase agreement and any other related documents or agreements executed in connection therewith, (ii) the as-filed amendment to the Company’s charter (if required in connection with the Versant Investment) and (iii) documentation reasonably acceptable to the Buyer evidencing receipt of the Versant Investment funded amount;

(J)                         an executed counterpart of the Stockholder Agreement executed by the applicable Company Equityholders;

(K)                     the Company Required Information; and

(L)                      such other certificates and instruments (including certificates of good standing of the Company in Delaware, certified charter documents and certificates as to the incumbency of officers and the adoption of authorizing resolutions) as the Buyer shall reasonably request in connection with the Closing;

(ii)                        the number of Company Equityholders who have not executed Support and Joinder Agreements and/or Optionholder Agreements certifying that such Company Stockholder (a) is not a “U.S. Person” within the meaning of Rule 902 of Regulation S of the

Securities Act or (b) is an “accredited investor” pursuant to Regulation D under the Securities Act, is less than 35;

(iii)                     the Buyer, the Company, Merger Subsidiary I and Merger Subsidiary II shall take, or cause to be taken, the actions set forth in Section 1.1(a) and Section 1.1(b);

(iv)                    the Buyer shall have delivered such other certificates and instruments (including certificates of good standing of the Buyer and certificates as to the incumbency of officers and the adoption of authorizing resolutions) as the Company shall reasonably request in connection with the Closing; and

(v)                       the Buyer shall make the payments contemplated by Section 2.1(d)(ii).

1.3                               Effects of the Merger.

(a)                                 At and after the Effective Time, (i) the effect of the First Merger shall be as provided in this Agreement and the applicable provisions of the DGCL and (ii) the Company Certificate of Incorporation shall be amended and restated in its entirety to read as set forth on Exhibit B-1. Without limiting the foregoing, the First Step Surviving Entity shall thereupon and thereafter possess all of the rights, property, privileges, powers and franchises, of a public as well as a private nature, of the First Merger Constituent Corporations, and shall become subject to all the restrictions, disabilities and duties of each of the First Merger Constituent Corporations.  In addition, the Buyer shall cause the by-laws of the First Step Surviving Entity to be amended and restated in their entirety so that, immediately following the Effective Time, they are identical to the by-laws of Merger Subsidiary I as in effect immediately prior to the Effective Time, except that all references to the name of Merger Subsidiary I therein shall be changed to refer to the name of the Company.

(b)                                 At and after the Second Effective Time, (i) the effect of the Second Merger shall be as provided in this Agreement and the applicable provisions of the DGCL, (ii) the Surviving Entity’s Certificate of Formation shall be amended and restated in its entirety to read as set forth in the Second Certificate of Merger, and (iii) the Surviving Entity’s limited liability company agreement shall be amended and restated in its entirety to read as set forth on Exhibit B-2. Without limiting the foregoing, the Surviving Entity shall thereupon and thereafter possess all of the rights, property, privileges, powers and franchises, of a public as well as a private nature, of the Second Merger Constituent Corporations, and shall become subject to all the restrictions, disabilities and duties of each of the Second Merger Constituent Corporations.

1.4                               Directors and Officers.

(a)                                 The directors of Merger Subsidiary I immediately prior to the Effective Time shall be the initial directors of the First Step Surviving Entity immediately after the Effective Time, each to hold office in accordance with the certificate of incorporation and by-laws of the First Step Surviving Entity.

(b)                                 The officers of Merger Subsidiary I immediately prior to the Effective Time shall be the initial officers of the First Step Surviving Entity, each to hold office in accordance with the certificate of incorporation and by-laws of the First Step Surviving Entity.

(c)                                  The managers of Merger Subsidiary II immediately prior to the Second Effective Time shall be the sole managers of the Surviving Entity immediately after the Second Effective Time, each to hold office in accordance with the limited liability company agreement of the Surviving Entity.

(d)                                 The officers of Merger Subsidiary II immediately prior to the Second Effective Time shall be the initial officers of the Surviving Entity, each to hold office in accordance with the limited liability company agreement of the Surviving Entity.

1.5                               Additional Action.  The Surviving Entity may, at any time from and after the Second Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Merger Subsidiaries in order to consummate and give effect to the transactions contemplated by this Agreement.

ARTICLE II

CONVERSION OF SECURITIES

2.1                               Conversion of Capital Stock.

(a)                                 Capital Stock of the Merger Subsidiaries.

(i)                                     At the Effective Time, by virtue of the First Merger and without any action on the part of Buyer or Merger Subsidiary I, each share of common stock, par value $0.001 per share, of Merger Subsidiary I issued and outstanding immediately prior to the Effective Time shall be cancelled and, in exchange for the cancellation of such shares of Merger Subsidiary I common stock and the funding of the Aggregate Closing Consideration by the Buyer, the First Step Surviving Entity shall issue an equivalent number of shares of common stock, par value $0.001 per share, all of which shares shall be held by the Buyer, and which shall constitute the only outstanding shares of common stock of the First Step Surviving Entity immediately following the Effective Time.

(ii)                                  At the Second Effective Time, by virtue of the Second Merger and without any action on the part of the Buyer or Merger Subsidiary II, each share of common stock, par value $0.001 per share, of the First Step Surviving Entity issued and outstanding immediately prior to the Second Effective Time shall be cancelled and, in exchange for the cancellation of such shares of First Step Surviving Entity common stock, the Surviving Entity shall issue an equivalent number of units, all of which units shall be held by the Buyer, and which shall constitute the only outstanding units of the Surviving Entity immediately following the Second Effective Time.

(b)                                 Cancellation of Treasury Stock and Buyer-Owned Stock.  At the Effective Time, by virtue of the First Merger and without any action on the part of the Buyer, the Company, any holder of Company Stock or any other Person, each share of Company Stock that is owned by the Company as treasury stock and each share of Company Stock that is owned by the Buyer, any Merger Subsidiary or any other wholly-owned direct or indirect subsidiary of the Buyer as of immediately prior to the Effective Time shall be cancelled and shall cease to exist and no payment or consideration shall be delivered in exchange therefor.

(c)                                  Conversion of Company Stock.  At the Effective Time, by virtue of the First Merger and without any action on the part of the Buyer, the Company, any holder of Company Stock or any other Person:

(i)                                     Subject to Section 2.2(b), each share of Company Preferred Stock that is issued and outstanding as of immediately prior to the Effective Time (other than (A) shares of Company Preferred Stock referenced in Section 2.1(b) and (B) Dissenting Shares) shall be converted into the right of the holder thereof to receive:  (1) the Series A Preference Consideration (to the extent available out of the Aggregate Consideration), plus (2) such share’s Pro Rata Share of the Aggregate Residual Closing Consideration, plus (3) such share’s Pro Rata Share of the portion of all Future Payments that become payable pursuant to the terms of this Agreement.

(ii)                                  Subject to Section 2.2(b), each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than (A) shares of Company Common Stock referenced in Section 2.1(b) and (B) Dissenting Shares) shall be converted into the right of the holder thereof to receive:  (1) such share’s Pro Rata Share of the Aggregate Residual Closing Consideration, plus (2) such share’s Pro Rata Share of the portion of all Future Payments that become payable pursuant to the terms of this Agreement.

(d)                                 Payment Certificate; Closing Date Payments.

(i)                                     The Company has delivered, prior to the date hereof:  (A) the Payment Certificate; (B) a pay-off letter in form and substance reasonably satisfactory to the Buyer duly executed by each Person to whom any Indebtedness is (or at the Closing will be) owed by the Company or the Surviving Entity, which shall include a release of the Company and the Surviving Entity from all Liens, liabilities and other obligations with respect to such Indebtedness, effective upon the discharge of such Indebtedness at the Closing; and (C) final invoices submitted by each Person to whom any Company Transaction Expenses are (or at the Closing will be) owed, which shall state that the amount invoiced thereby represents all Company Transaction Expenses payable to such Person with respect to the period through the Closing.

(ii)                                  At the Closing, the Buyer shall make the following payments, in each case in the respective amounts set forth in the Payment Certificate:

(A)                               to the Company Equityholder Representative, by wire transfer of immediately available funds, the Company Equityholder Representative Expense Amount;

(B)                               to each Person specified in the Payment Certificate as a recipient of payments in respect of the Closing Indebtedness, by wire transfer of immediately available funds, the amount payable to such Person as specified in the Payment Certificate;

(C)                               to each Person specified in the Payment Certificate as a recipient of payments in respect of Company Transaction Expenses that remain unpaid as of immediately prior to the Effective Time, by wire transfer of immediately available funds, the amount payable to such Person as specified in the Payment Certificate; and

(D)                               to the Exchange and Paying Agent, the Aggregate Closing Consideration by shares of Buyer Common Stock issued in book entry.

(e)                                  Closing Adjustment Holdback.

(i)                                     At the Closing, the Buyer shall withhold from the Aggregate Closing Consideration the Holdback Shares. Any Holdback Shares shall be issued by the Buyer pursuant to this Agreement in accordance with, and on the date(s) specified by, this Section 2.1(e).

(ii)                                  Within five (5) Business Days after the date of the final determination of the Final Closing Adjustment pursuant to Section 2.6 hereof, the shares of Buyer Common Stock constituting the Holdback Fund (if any) shall be issued to the Company Equityholders in accordance with this Agreement.  The Company Equityholder Representative shall, prior to any issuance of Holdback Shares pursuant to this Section 2.1(e), deliver to the Buyer a Post-Closing Disbursement Certificate in respect of such issuance.

(f)                                   Certain Adjustments to Per Share Amounts.  All per share amounts payable to the Company Equityholders pursuant to this Article II shall be adjusted, as applicable and appropriate, to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Stock), reorganization, recapitalization or other like change with respect to Company Stock occurring after the date of this Agreement and prior to the Effective Time.

(g)                                  No Fractional Shares.  Notwithstanding any other provision of this Agreement, no fractional shares of Buyer Common Stock shall be issued in exchange for any Company Stock or Company Equity Awards, and no holder of any of the foregoing shall be entitled to receive a fractional share of Buyer Common Stock.  Any fraction of a share of Buyer Common Stock that actually becomes due and issuable by the Buyer to any Company Equityholder (or which the Buyer becomes entitled to withhold, set off, or offset) pursuant to this Agreement shall, after aggregating all such shares, be rounded up to the nearest whole number.

2.2                               Payment Fund.  The procedures for exchanging outstanding shares of Company Stock (including Restricted Stock Awards converted pursuant to Section 2.5(b)) for the consideration to be paid to the holders of such Company Stock in connection with the Merger are as follows:

(a)                                 Exchange and Paying Agent.  The Exchange and Paying Agent shall, pursuant to instructions from the Buyer in accordance with the Exchange and Paying Agent Agreement and the Allocation Schedule, deliver the Aggregate Closing Consideration to the Company Stockholders (including, if applicable, holders of Company Restricted Stock Awards).  The Payment Fund shall not be used for any purpose other than as specified in this Section 2.2(a).

(b)                                 Exchange Procedures.  Promptly after the Effective Time (but in no event later than three (3) Business Days), the Buyer shall cause the Exchange and Paying Agent to mail to each holder of record of Company Stock that was issued and outstanding as of immediately prior to the Effective Time (i) a Letter of Transmittal and (ii) instructions for effecting the surrender of such Certificate in exchange for the applicable Aggregate Consideration that is or may become payable with respect thereto pursuant to the terms of this Agreement.  Upon (A) proper surrender of a Certificate for cancellation to the Exchange and Paying Agent and (B) delivery of a duly completed and executed Letter of Transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor the number of shares of Buyer Common Stock as determined in accordance with Section 2.1 and reflected on the Allocation Schedule attached to the Payment Certificate.  If payment in respect of any Certificate is to be made to a Person other than the Person in whose name such Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be transferable and be properly endorsed or shall otherwise be in proper form for transfer, that the signatures on such Certificate or any related stock power shall be properly guaranteed and that the Person requesting such payment shall have established to the reasonable satisfaction of the Buyer and the Exchange and Paying Agent that any transfer and other Taxes required by reason of such payment to a Person other than the registered holder of such Certificate have been paid or are not applicable. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the applicable Aggregate Consideration that becomes payable in respect of such Certificate pursuant to this Agreement.  Holders of Certificates shall not be entitled to receive any portion of the Aggregate Consideration to which they would otherwise be entitled until such Certificates are properly surrendered.

(c)                                  No Further Ownership Rights in Company Stock.  All consideration paid following the surrender for exchange of Certificates evidencing shares of Company Stock (including any Future Payments payable with respect thereto) in accordance with the terms hereof shall be deemed to have been paid in satisfaction of all rights pertaining to such shares of Company Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of the shares of Company Stock which were outstanding as of immediately prior to the Effective Time.  If, after the Effective Time, Certificates are presented to the Surviving Entity or the Exchange and Paying Agent for any reason, they shall be cancelled and exchanged as provided in this Article II, subject to Section 2.2(e).

(d)                                 Termination of Payment Fund.  Any portion of the Payment Fund deposited with the Exchange and Paying Agent (including shares of Buyer Common Stock issued to a Buyer reserve account) that remains undistributed to the holders of Company Stock as of one (1) year after the Effective Time shall be delivered to the Buyer (subject to abandoned property, escheat or similar Law), upon demand, and any holder of Company Stock who is entitled to such amount under this Section 2.2 shall (subject to Section 2.2(e)) be entitled to seek payment of such amount from the Buyer only as a general creditor thereof.

(e)                                  No Liability.  To the extent permitted by applicable Law, none of the Buyer, the Merger Subsidiaries, the Company, the Surviving Entity or the Exchange and Paying Agent shall be liable to any Company Equityholder for any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f)                                   Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact and a customary indemnification of the Company and the Buyer in a form reasonably satisfactory to the Buyer by the Person claiming such Certificate to be lost, stolen or destroyed, the Exchange and Paying Agent shall pay in exchange for such lost, stolen or destroyed Certificate the Aggregate Consideration payable in respect thereof pursuant to this Agreement.  The Exchange and Paying Agent or the Buyer may, in its discretion and as a condition precedent to the payment thereof, require the owner of such lost, stolen or destroyed Certificate to give the Exchange and Paying Agent and/or the Buyer a bond in such sum as it may reasonably direct as an indemnity against any claim that may be made against the Exchange and Paying Agent or the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

2.3                               Dissenting Shares.

(a)                                 Notwithstanding anything to the contrary contained in this Agreement, Dissenting Shares shall not be converted into or represent the right to receive any portion of the Aggregate Consideration in accordance with Section 2.1, but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares.

(b)                                 If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then, as of the later of the Effective Time or the date of loss of such status, such shares shall automatically be converted into and shall represent only the right to receive any portion of the Aggregate Consideration otherwise payable in respect thereof pursuant to this Agreement, without interest thereon, upon surrender of the Certificate formerly representing such shares.

(c)                                  The Company shall give the Buyer (i) prompt notice of any written demand for appraisal received by the Company prior to the Effective Time pursuant to the DGCL, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand and (ii) the opportunity to direct all negotiations and proceedings with respect to any such demand, notice or instrument.  The Company shall not settle or make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument unless the Buyer shall have given its written consent to such settlement, payment or settlement offer.

2.4                               Company Equityholder Representative.

(a)                                 By their execution of this Agreement or the Letter of Transmittal, approval of the Merger and adoption of this Agreement and/or their acceptance of any consideration pursuant to this Agreement, the Company Equityholders hereby irrevocably (subject only to Section 2.4(e)) appoint the Company Equityholder Representative as the representative, attorney-in-fact and agent of the Company Equityholders in connection with the transactions contemplated by this Agreement, the Exchange and Paying Agent Agreement, the Company Equityholder Representative Engagement Agreement or any other agreement contemplated hereby or thereby, and in any litigation or arbitration involving this Agreement or the Exchange and Paying Agent Agreement, or any other agreement contemplated hereby or thereby.  In connection therewith, the Company Equityholder Representative is authorized to do or refrain from doing all further acts and things, and to execute all such documents as the Company Equityholder Representative shall deem necessary or appropriate, and shall have the power and authority to:

(i)                                     act for some or all of the Company Equityholders with regard to all matters pertaining to this Agreement, the Exchange and Paying Agent Agreement, the Company Equityholder Representative Engagement Agreement or any other agreement contemplated hereby or thereby;

(ii)                                  act for the Company Equityholders to transact matters of litigation;

(iii)                               execute and deliver all amendments, waivers, ancillary agreements, certificates and documents that the Company Equityholder Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement, the Exchange and Paying Agent Agreement, or any other agreement contemplated hereby or thereby including delivering any update to or correction, amendment or modification of the Allocation Schedule permitted by Section 2.7(a);

(iv)                              receive funds, make payments of funds, and give receipts for funds;

(v)                                 do or refrain from doing, on behalf of the Company Equityholders, any further act or deed that the Company Equityholder Representative deems necessary or appropriate in the Company Equityholder Representative’s discretion relating to the subject matter of this Agreement, the Exchange and Paying Agent Agreement, the Company Equityholder Representative Engagement Agreement or any other agreement contemplated hereby or thereby, in each case as fully and completely as the Company Equityholders could do if personally present;

(vi)                              give and receive all notices required to be given or received by the Company Equityholders under this Agreement, the Exchange and Paying Agent Agreement, or any other agreement contemplated hereby or thereby;

(vii)                           give any written direction to the Exchange and Paying Agent on behalf of the Company Equityholders;

(viii)                        agree to, negotiate and/or comply with the determination of the Final Closing Adjustment Statement, the Final Closing Adjustment Items and the Final Closing Adjustment pursuant to Section 2.6, and to agree to, negotiate, comply with and/or enter into any modification or amendment of (subject only to the requirements of the DGCL), or any settlement and compromises regarding any Contingent Consideration or the Buyer or the Surviving Entity’s obligations pursuant to, Section 2.8;

(ix)                              agree to, negotiate, enter into settlements and compromises and/or comply with arbitration awards and court orders with respect to claims for indemnification made by the Buyer under Article V;

(x)                                 receive service of process in connection with any claims under this Agreement, the Exchange and Paying Agent Agreement, or any other agreement contemplated hereby or thereby; and

(xi)                              engage attorneys, accountants, financial and other advisors, paying agents and other Persons necessary or appropriate in the judgment of the Company Equityholder Representative for the accomplishment of the foregoing, in each case solely at the expense of the Company Equityholder Representative (on behalf of the Company Equityholders and paid from the Company Equityholder Representative Expense Amount).

(b)                                 All decisions and actions of the Company Equityholder Representative on behalf of the Company Equityholders shall be deemed to be facts ascertainable outside of this Agreement and shall be binding upon all Company Equityholders and their respective successors, and no Company Equityholder shall have the right to object, dissent, protest or otherwise contest the same. The Company Equityholder Representative shall be entitled to: (i) rely upon the Allocation Schedule, (ii) rely upon any signature believed by it to be genuine, and (iii) reasonably assume that a signatory has proper authorization to sign on behalf of the applicable Company Equityholder or other party.

(c)                                  At the Effective Time, the Buyer shall pay the Company Equityholder Representative Expense Amount to the Company Equityholder Representative, which Company Equityholder Representative Expense Amount shall be maintained by the Company Equityholder Representative in a segregated account.  The Company Equityholder Representative is not providing any investment supervision, recommendations or advice and shall have no responsibility or liability for any loss of principal of the Company Equityholder Expense Amount other than as a result of its gross negligence or willful misconduct.  The Company Equityholder Representative is not acting as a withholding agent or in any similar capacity in connection with the Company Equityholder Expense Amount, and has no tax reporting or income distribution obligations.  The Company Equityholders will not receive any interest on the Company Equityholder Expense Amount and assign to the Company Equityholder Representative any such interest.  Subject to Advisory Group approval, the Company Equityholder Representative may contribute funds to the Company Equityholder Expense Amount from any consideration otherwise distributable to the Company Equityholders.  The Company Equityholder Representative shall be reimbursed for any Company Equityholder Representative Expenses or any other reasonable out-of-pocket expenses incurred in the performance of the Company Equityholder Representative’s duties (including the reasonable fees and expenses of counsel) under this Agreement and under the Company Equityholder Representative Engagement Agreement from the Company Equityholder Representative Expense Amount and, if the remaining Company Equityholder Representative Expense Amount is insufficient to pay such expenses, from the first proceeds from any Future Payments otherwise available for distribution to the Company Equityholders or directly from the Company Equityholders.  In no event shall the Buyer or the Surviving Entity (or any of their respective Affiliates) be obligated to reimburse the Company Equityholder Representative for any such expenses.  Upon the determination of the Company Equityholder Representative that retaining any portion of the Company Equityholder Representative Expense Amount is no longer necessary, the Company Equityholder Representative shall deliver any then remaining portion of the Company Equityholder Representative Expense Amount (the “Company Equityholder Representative Account Payment”) to the Buyer, which will promptly pay (i) a portion thereof equal to the Pro Rata Share that is represented by each share of Company Stock converted pursuant to Section 2.1(c) to the Exchange and Paying Agent for payment to the holder thereof and (ii) a portion thereof equal to the Pro Rata Share that is represented by each Company Equity Award to the Surviving Entity for payment to the holder thereof (which amount shall be paid by the Surviving Entity or the Exchange and Paying Agent to such holder, subject to any applicable withholding as provided in Section 2.9).  The Company Equityholder Representative shall prior to any disbursement of funds for the benefit of Company Equityholders pursuant to this Section 2.4(c), deliver to the Buyer a Post-Closing Disbursement Certificate in respect of such disbursement.  The Company Equityholder Representative shall hold, invest, reinvest and disburse the Company Equityholder Representative Expense Amount in trust for all of the Company Equityholders, and the Company Equityholder Representative Expense Amount shall not be used for any other purpose and shall not be available to the Buyer to satisfy any claims hereunder.

(d)                                 The Company Equityholder Representative shall act for the Company Equityholders on all of the matters set forth in this Agreement, the Exchange and Paying Agent Agreement, the Company Equityholder Representative Engagement Agreement, or any other agreement contemplated hereby or thereby in the manner the Company Equityholder Representative believes to be in the best interest of the Company Equityholders.  The Company Equityholder Representative is authorized to act on behalf of the Company Equityholders notwithstanding any dispute or disagreement among the Company Equityholders.  The Company Equityholder Representative may, in all questions arising hereunder, rely on the advice of counsel, and the Company Equityholder Representative shall not be liable to any Company Equityholder for anything done, omitted or suffered in good faith by the Company Equityholder Representative based on such advice.  The Company Equityholder Representative undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Company Equityholder Representative.  The Company Equityholder Representative shall not have any liability to any of the Company Equityholders for any act done or omitted hereunder or under the Company Equityholder Representative Engagement Agreement as Company Equityholder Representative while acting in good faith unless such act done or omitted was in willful violation of Law or resulted from its gross negligence, fraud or bad faith in the performance of such duties under this Agreement.  The Company Equityholder Representative Group (as defined below) shall be indemnified by the Company Equityholders from and against any loss, liability, claim, damage, fee, fine, cost, judgment, amounts paid in settlement or expense incurred in good faith on the part of the Company Equityholder Representative and arising out of or in connection with the acceptance or administration of the Company Equityholder Representative’s duties hereunder and under the Company Equityholder Representative Engagement Agreement (collectively, the “Company Equityholder Representative Expenses”).  Any such claim for indemnification shall be satisfied first from any then available portion of the remaining Company Equityholder Representative Expense Amount and, if such amount is insufficient to satisfy any such Company Equityholder Representative Expense, from the first proceeds from any Future Payments otherwise available for distribution to the Company Equityholders or by a claim against the Company Equityholders (with each Company Equityholder liable for the Pro Rata Fraction of any such claim that is represented by such Company Equityholder’s Company Stock and Company Equity Awards). In no event shall the Buyer or the Surviving Entity (or any of their respective Affiliates) be responsible for any fees, costs or expenses of the Company Equityholder Representative. Notwithstanding the foregoing, no Company Equityholder shall be liable to the Company Equityholder Representative for any amount in excess of the aggregate amount of Aggregate Consideration such Company Equityholder has received in connection with the Closing (less any amounts actually paid by such Company Equityholder for any other claim for indemnification under this Agreement). In the event the Company Equityholder Representative becomes unable to perform the Company Equityholder Representative’s responsibilities hereunder or resigns from such position, the Company Equityholders (acting by a written instrument signed by holders of Company Stock who held, as of immediately prior to the Effective Time, a majority (by voting power) of the then outstanding shares of Company Stock) shall select another representative to fill the vacancy of the Company Equityholder Representative, and such substituted representative shall be deemed to be the Company Equityholder Representative for all purposes of this Agreement, or any other agreement contemplated hereby. The Company Equityholder Representative may be removed only upon delivery of written notice to the Buyer signed by the Advisory Group; provided, that no such removal shall be effective until such time as a successor Company Equityholder Representative shall have been validly appointed hereunder.  The Company Equityholder Representative shall provide the Buyer prompt written notice of any replacement of the Company Equityholder Representative, including the identity and address of the new Company Equityholder Representative.  The immunities and rights to indemnification shall survive the resignation or removal of the Company Equityholder Representative or any member of the Advisory Group and the Closing and/or any termination of this Agreement.

(e)                                  The Company Equityholder Representative agrees not to, directly or indirectly, disclose the existence or terms of this Agreement or any other agreement contemplated hereby or any other information regarding this Agreement, the Merger or any of the other matters contemplated hereby, including information provided to the Company Equityholder Representative pursuant to the terms of this Agreement, except, in each case (i) to the extent such information is or becomes generally known to the public (other than as a result of a disclosure by the Company Equityholder Representative in breach of its obligations under this Section 2.4), (ii) if and to the extent required by applicable Law, (iii) to employees, advisors, agents or consultants of the Company Equityholder Representative and to the Company Equityholders, in each case who have a need to know such information, and further provided that such Persons are subject to confidentiality obligations with respect thereto, or (iv) in connection with, and only to the extent required for, enforcement of rights or defense of claims (including, in each case, on behalf of the Company Equityholders) under this Agreement and the transactions contemplated hereby.

(f)                                   Advisory Group.  Certain Company Equityholders have entered into an engagement agreement (the “Company Equityholder Representative Engagement Agreement”) with the Company Equityholder Representative to provide direction to the Company Equityholder Representative in connection with its services under this Agreement and the Company Equityholder Representative Engagement Agreement (such Company Equityholders, including their individual representatives, collectively hereinafter referred to as the “Advisory Group”). As solely between the Company Equityholders and the Company Equityholder Representative, neither the Company Equityholder Representative nor its members, managers, directors, officers, contractors, agents and employees nor any member of the Advisory Group (collectively, the “Company Equityholder Representative Group”) shall be liable for any act done or omitted hereunder or under the Company Equityholder Representative Engagement Agreement as Company Equityholder Representative while acting in good faith, and any act done or omitted to be done pursuant to the advice of counsel shall be conclusive evidence of such good faith.

(g)                                  For all purposes of this Agreement:

(i)                                     the Buyer shall be entitled to rely conclusively on the instructions and decisions of the Company Equityholder Representative as to the settlement of any disputes or claims under this Agreement or any agreements ancillary hereto, including, the Exchange and Paying Agent Agreement, or any other agreement contemplated hereby or thereby, or any other actions required or permitted to be taken by the Company Equityholder Representative hereunder or thereunder, and no party hereunder or any Company Equityholder shall have any claim, cause of action, objection or complaint against the Buyer for any action taken by the Buyer in reliance upon the instructions or decisions of the Company Equityholder Representative;

(ii)                                  except as specifically set forth herein, no Company Equityholder shall have any right to bring any claim, cause of action, objection or complaint except through the Company Equityholder Representative, and the Company Equityholder Representative shall have the sole authority to act for, and to enforce the rights of, all Company Equityholders in connection with this Agreement and the transactions contemplated hereby;

(iii)                               the provisions of this Section 2.4 and the powers, immunities and rights to indemnification granted to the Company Equityholder Representative Group hereunder: (A) are independent and severable, are irrevocable (subject only to Section 2.4(d)) and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Company Equityholder may have in connection with the transactions contemplated by this Agreement and (B) shall survive the delivery of an assignment by any Company Equityholder of the whole or any fraction of his, her or its interest in the Future Payments; and

(iv)                              the provisions of this Section 2.4 shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees and successors of each Company Equityholder, and any references in this Agreement to a Company Equityholder shall mean and include the successors to the rights of each applicable Company Equityholder hereunder, whether pursuant to testamentary disposition, the Laws of descent and distribution or otherwise.

2.5                               Treatment of Company Equity Awards.

(a)                                 As of immediately prior to the Effective Time, each Company Option that is then outstanding (whether such Company Option is vested or unvested, but not to the extent it has theretofore been exercised) shall vest in full (if unvested in whole or in part) and shall be converted, in settlement and cancellation thereof, into the right to receive an amount equal to (i) (A) such Company Option’s Pro Rata Share of the Aggregate Residual Closing Consideration, if any, plus (B) such Company Option’s Pro Rata Share of the portion of all Future Payments that become payable pursuant to the terms of this Agreement, less (ii) the aggregate exercise price of such Company Option, in each case subject to withholding as provided in Section 2.9; provided, however, that notwithstanding anything to the contrary herein, no portion of the Aggregate Consideration shall be payable to any holder of any such Company Option unless and until such holder shall have executed and delivered to the Buyer an executed Optionholder Agreement.

(b)                                 As of immediately prior to the Effective Time, each Company Restricted Stock Award that is unvested in whole or in part shall vest in full (and all outstanding shares of Company Common Stock issued in connection with such Company Restricted Stock Award shall be (A) converted pursuant to Section 2.1(c)(ii)), and (B) subject to the procedures set forth in Section 2.2).

(c)                                  Upon the conversion and cancellation of any Company Equity Award pursuant to this Section 2.5, such Company Equity Award shall no longer represent the right to acquire any shares of Company Stock or other Equity Interests, but shall entitle the holder thereof to receive only the consideration payable in respect thereof pursuant to this Section 2.5.

(d)                                 Prior to or on the date hereof, each holder of Restricted Stock Awards shall have executed and delivered a Support and Joinder Agreement.

(e)                                  The Buyer shall cause the Surviving Entity or, with respect to the holders of Company Options set forth on Schedule 2.5(e), the applicable Exchange and Paying Agent, to pay to each holder of Company Options any amounts payable with respect to each Future Payment (subject to any applicable withholding as provided in Section 2.9) in accordance with Section 2.7 hereof.

(f)                                   The Company has, prior to the date hereof, taken all actions necessary or desirable in connection with the treatment of Company Equity Awards contemplated by this Section 2.5, including obtaining the consent from each holder of any Company Equity Award (unless such consent is not required under the terms of the applicable agreement, instrument or plan).

2.6                               Adjustment Before and After the Closing.  The Estimated Closing Adjustment and the Final Closing Adjustment shall be determined as set forth below in this Section 2.6:

(a)                                 At least 48 hours prior to the execution of this Agreement, the Company delivered to the Buyer a statement (the “Estimated Closing Adjustment Statement”), in the form attached as Schedule 2.6(a)(i) hereto, setting forth the Estimated Closing Adjustment, including an estimated balance sheet of the Company as of the Effective Time (other than with respect to the Closing Net Working Capital, which shall be as of the time specified in such definition).  The Estimated Closing Adjustment Statement and such balance sheet were prepared in accordance with GAAP applied on a basis consistent with the application thereof to the most recent audited financial statements included in the Company Financial Statements (to the extent consistent with GAAP).  Schedule 2.6(a)(ii) attached hereto reflects the Closing Adjustment Items included in the Estimated Closing Adjustment Statement, including estimated amounts in respect thereof as of the date of this Agreement.  During such 48-hour period, the Company provided the Buyer and its accountants with access to the Company and its accountants and with complete and accurate copies of, and reasonable access to, the work papers and supporting records of the Company and its accountants so as to allow the Buyer and its accountants to verify the accuracy of the Estimated Closing Adjustment Statement.

(b)                                 Not later than sixty (60) calendar days after the Closing Date, the Buyer shall deliver to the Company Equityholder Representative the Closing Adjustment Statement, including a balance sheet of the Company as of the Effective Time (other than with respect to the Closing Net Working Capital, which shall be as of the time specified in such definition).  The Closing Adjustment Statement and such balance sheet shall be prepared in accordance with GAAP applied on a basis consistent with the application thereof to the most recent audited financial statements included in the Company Financial Statements (to the extent consistent with GAAP).  The Closing Adjustment Statement delivered pursuant to this Section 2.6(b) shall be accompanied by a statement setting forth the amount, if any, by which the total of the Closing Adjustment Items is greater than, or less than, the Estimated Closing Adjustment.  The Closing Adjustment Statement, as proposed by Buyer pursuant to this Section 2.6(b), shall be deemed for purposes of this Section 2.6 to be the “Final Closing Adjustment Statement,” the Closing Adjustment Items reflected thereon shall be deemed for purposes of this Section 2.6 to be the “Final Closing Adjustment Items” and each shall be final and binding on all parties to this Agreement and on all Company Equityholders, unless the Company Equityholder Representative timely delivers to the Buyer an Objection Notice in accordance with Section 2.6(c).

(c)                                  In the event that the Company Equityholder Representative disputes the Closing Adjustment Statement or the amount of the Closing Adjustment Items, the Company Equityholder Representative shall notify the Buyer in writing (the “Objection Notice”) of the amount, nature and basis of such dispute, within forty-five (45) calendar days after delivery of the Closing Adjustment Statement pursuant to Section 2.6(b).  Any such Objection Notice shall specify those items or amounts as to which the Company Equityholder Representative disagrees, and the Company Equityholder Representative shall be deemed to have agreed with all other items and amounts contained in the Closing Adjustment Statement and the amount of the Closing Adjustment Items delivered pursuant to Section 2.6(b).  In the event of such a dispute, the Buyer and the Company Equityholder Representative shall first negotiate in good faith to reach agreement on the disputed items or amounts in order to determine the amount of the Closing Adjustment Items, which amount shall not be more than the Buyer’s calculation delivered pursuant to Section 2.6(b) nor less than the Company Equityholder Representative’s calculation delivered pursuant to this Section 2.6(c).  If the Buyer and the Company Equityholder Representative reach a final resolution on the Closing Adjustment Statement within forty-five (45) calendar days after the Buyer’s receipt of the Objection Notice (or within any additional period as mutually agreed to between the Buyer and the Company Equityholder Representative), then the Closing Adjustment Statement agreed upon by the Buyer and the Company Equityholder Representative shall be deemed for purposes of this Section 2.6 to be the “Final Closing Adjustment Statement,” the Closing Adjustment Items reflected thereon shall be deemed for purposes of this Section 2.6 to be the “Final Closing Adjustment Items” and each shall be final and binding on all parties to this Agreement and on all Company Equityholders.

(d)                                 If the Buyer and the Company Equityholder Representative are unable to resolve the dispute within forty-five (45) calendar days after delivery of the Objection Notice, then any remaining items in dispute shall be submitted to the Neutral Accountant.  All determinations and calculations pursuant to this Section 2.6(d) shall consider only those Closing Adjustment Items that are set forth in the Objection Notice and remain in dispute, shall be a value that is not more than the Buyer’s calculation delivered pursuant to Section 2.6(b) nor less than the Company Equityholder Representative’s calculation delivered pursuant to Section 2.6(c), shall be in writing and shall be delivered to the Buyer and the Company Equityholder Representative as promptly as practicable.  Absent fraud or manifest error, the Closing Adjustment Statement as finally determined by the Neutral Accountant shall be deemed for purposes of this Section 2.6 to be the “Final Closing Adjustment Statement,” the Closing Adjustment Items reflected thereon shall be deemed for purposes of this Section 2.6 to be the “Final Closing Adjustment Items” and each shall be final and binding on all parties to this Agreement and on all Company Equityholders.  In determining the Closing Adjustment Statement and the Closing Adjustment Items, the Neutral Accountant shall act as an expert and not as arbitrator.  A judgment on the determination made by the Neutral Accountant pursuant to this Section 2.6 may be entered in and enforced by any court having jurisdiction thereover.

(e)                                  The fees and expenses of the Neutral Accountant in connection with the resolution of disputes pursuant to Section 2.6(d) shall be borne by the Company Equityholders, on the one hand, and the Buyer, on the other hand, in proportion to the amounts by which the proposals of the Buyer and the Company Equityholder Representative differed from the Neutral Accountant’s final determination.

(f)                                   The “Final Closing Adjustment” shall be a number of shares of Buyer Common Stock equal to (i) the amount of the Final Closing Adjustment Items minus the Estimated Closing Adjustment, divided by (ii) the Buyer Closing Stock Price. For the avoidance of doubt, the Final Closing Adjustment may be a positive or negative number.  If the Final Closing Adjustment is a positive number, then the Buyer shall be entitled to seek recovery of the Final Closing Adjustment from the Holdback Shares and Holdback Fund in accordance with Section 2.1(e); provided, that if the aggregate amount of the Final Closing Adjustment is less than $25,000, the Buyer will not be entitled to seek recovery from the Holdback Shares and Holdback Fund pursuant to Section 2.1(e) or this Section 2.6(f).

(g)                                  From the delivery of the Closing Adjustment Statement until such time as the calculation of the Final Closing Adjustment has been finally determined pursuant to this Section 2.6, the Company Equityholder Representative and its accountants (at the Company Equityholder Representative’s expense on behalf of the Company Equityholders) shall, upon reasonable notice and during normal business hours, be permitted to discuss with the Buyer and its accountants the Closing Adjustment Statement and shall be provided complete and accurate copies of, and have reasonable access, upon reasonable notice at reasonable times during normal business hours, to the work papers and supporting records of the Buyer and its accountants so as to allow the Company Equityholder Representative and its accountants to verify the accuracy of the Closing Adjustment Statement.

(h)                                 The parties agree that the procedures set forth in this Section 2.6 and, subject to Section 5.1(d), recourse against the Holdback Shares shall be the sole and exclusive method for resolving any disputes with respect to the determination of the Final Closing Adjustment Statement, the Final Closing Adjustment Items and the Final Closing Adjustment; provided, that this provision shall not prohibit the Buyer or the Company Equityholder Representative from instituting litigation to enforce the determination of the Neutral Accountant and shall not limit any remedy of any party under Article V.

2.7                               Allocation Schedule; Payments of Future Payments.

(a)                                 The Allocation Schedule sets forth a true, correct and complete summary of the allocation of the Aggregate Closing Consideration payable to the Company Equityholders pursuant to this Agreement.  From time to time after the Effective Time, the Company Equityholder Representative may, with the written agreement of the Buyer, update, correct or otherwise amend or modify the Allocation Schedule in any manner that is consistent with the express provisions of this Article II, including by delivering a Post-Closing Disbursement Certificate that supersedes such Allocation Schedule.  The Buyer shall be entitled to rely conclusively on the Allocation Schedule as in effect from time to time and/or any Post-Closing Disbursement Certificate, as applicable, and, as between the Company Equityholders, on the one hand, and the Buyer and the Surviving Entity, on the other hand, any amounts delivered by the Buyer to any Company Equityholder (or delivered by the Buyer to the Exchange and Paying Agent for delivery) in accordance with the Allocation Schedule and/or Post-Closing Disbursement Certificate, as applicable, in effect from time to time shall be deemed for all purposes to have been delivered to the applicable Company Equityholder in full satisfaction of the obligations of the Buyer and the Surviving Entity under this Article II.

(b)                                 The Exchange and Paying Agent shall pay the portion of the Aggregate Closing Consideration payable to the applicable Company Stockholders in accordance with the Allocation Schedule and the Letters of Transmittal, and the Buyer, the Surviving Entity or the Exchange and Paying Agent as applicable, shall pay the portion of the Aggregate Closing Consideration payable to the holders of Company Options pursuant to Section 2.5 to such holders in accordance with the Allocation Schedule (subject to any applicable withholding as provided in Section 2.9).

(c)                                  The portion of any Future Payment payable in respect of Company Stock shall be paid by the Buyer to the Exchange and Paying Agent for the benefit of the holders thereof, and the portion of any Future Payment payable in respect of Company Options shall be paid (subject to any applicable withholding as provided in Section 2.9) by the Surviving Entity or the Exchange and Paying Agent, as applicable, to such holders, in each case in accordance with the Post-Closing Disbursement Certificate.  The Company Equityholder Representative shall, prior to any disbursement of funds for the benefit of Company Equityholders pursuant to this Section 2.7(c), deliver to the Buyer a Post-Closing Disbursement Certificate in respect of such disbursement.

(d)                                 The parties understand and agree that (i) the Company Equityholders have no rights as a security holder of the Surviving Entity or the Buyer as a result of their right to receive the Future Payments, (ii) without limiting the generality of Section 8.4, no right to receive any Future Payment may be assigned or otherwise transferred without the prior written consent of the Buyer and any purported assignment or transfer in the absence of such consent shall be null and void ab initio, and (iii) no interest is payable as additional consideration with respect to any of the Future Payments.

2.8                               Contingent Payments.  Subject to Section 5.3(f), the Company Equityholders shall be entitled to certain one-time (regardless of the number of times the corresponding milestones are achieved or the number of products with which they are achieved) contingent payments determined as set forth below (each, a “Milestone Payment” and, collectively, the “Contingent Consideration”) based on the achievement of the corresponding events set forth below (each, a “Milestone Event”) by Buyer or the Surviving Entity or any of its or their Affiliates or licensees:

(a)                                 Milestone Payments.

	Milestone Event	Milestone Amount
(i)	[**]	[**]
(ii)	[**]	[**]
(iii)	[**]	[**]
(iv)	[**]	[**]
(v)	[**]	[**]
(vi)	Dosing of a first patient in the first Phase II Clinical Trial (or, if no such Phase II Clinical Trial is earlier commenced, dosing of a first patient in the first Phase III Clinical Trial) of a Milestone Product for the treatment of Geographic Atrophy.	$5,000,000
(vii)	[**]	[**]
(viii)	[**]	[**]
(ix)	[**]	[**]
(x)	[**]	[**]

(b)                                 Procedures; Limitations.

(i)                                     Within ten (10) calendar days following the first achievement of a Milestone Event, the Buyer shall notify the Company Equityholder Representative that such Milestone Event has been achieved, and no later than thirty (30) calendar days following the date of the first achievement of such Milestone Event (the date of each such first achievement, each a “Milestone Achievement Date”) the Buyer (or its designee) shall (A) deliver, in accordance with Section 2.7, for the benefit of the Company Equityholders, a number of shares of Buyer Common Stock equal to the applicable Milestone Amount divided by the Buyer Post-Closing

Stock Price, or (B) if the issuance of such shares of Buyer Common Stock pursuant to this Section 2.8, together with all other issuances of Buyer Common Stock pursuant to this Agreement issued prior to such date, would cause the Share Cap to be exceeded, pay any such excess Contingent Consideration in cash to the Exchange and Paying Agent, in each case, for prompt distribution to the Company Equityholders in accordance with Section 2.7 and the applicable Post-Closing Disbursement Certificate; provided, that the “determination date” for purposes of determining the Buyer Post-Closing Stock Price under this Section 2.8(b)(i) shall be the Milestone Achievement Date for such Milestone Event.

(ii)                                  Each of the Milestone Payments shall only be payable once, upon the first occurrence of the corresponding Milestone Event, and no additional payment will be due in the event of any repeated occurrence of any such Milestone Event.  No Milestone Payment shall be payable with respect to any Milestone Event that is first achieved after the end of the Payment Term.

(iii)                               If, during the Payment Term, there occurs a Milestone Successor Event in which the Buyer is not the surviving parent entity, then the Successor Entity shall pay any Milestone Payment that becomes due and payable in cash.

(c)                                  Buyer shall, collectively with the Surviving Entity and its or their applicable assignees and delegates, and any applicable Affiliates and licensees of any of the foregoing, keep reasonable documentation relating to the Milestone Products.  For each calendar year during the Payment Term beginning with the calendar year ending on December 31, 2018, Buyer shall provide the Company Equityholder Representative with an annual development report within forty-five (45) calendar days after the end of such calendar year summarizing in reasonable detail (i) the status of efforts of Buyer or the Surviving Entity or any of its or their assignees or delegates, or any Affiliates or licensees of any of the foregoing, during such calendar year, to develop, to the extent required under Section 2.8(d), at least one Lead Diligence Product through the dosing of a first patient in the first Phase II Clinical Trial (or, if no such Phase II Clinical Trial is earlier commenced, dosing of a first patient in the first Phase III Clinical Trial) of such Lead Diligence Product for the treatment of Geographic Atrophy and any modifications to the Development Plan during the prior calendar year and (ii) the progress, if any, during such calendar year to achieve other Milestone Events.  Buyer shall respond to reasonable follow-up questions from the Company Equityholder Representative regarding such reports and, if the Company Equityholder Representative requests meeting(s) with representatives of Buyer to discuss such annual report(s), up to three (3) representatives of each of Buyer and the Company Equityholders shall meet to discuss such questions in person or via teleconference, not more often than once in any calendar year, with such representatives of Buyer including at least one executive of the Buyer having primary operating responsibility with respect to the development of the Milestone Products by the Buyer or the Surviving Entity or any of its or their assignees or delegates, or any Affiliates or licensees of any of the foregoing, as applicable.  Following each such meeting relating to a report described in clause (i) above, upon the reasonable request of the Company Equityholder Representative, Buyer shall provide copies of and access to material data and final reports of the activities conducted under the Development Plan and relied upon for the preparation of the annual report or portion thereof that relates to the efforts described in clause (i) above for inspection and copying for the purpose of determining the status and progress of the development of the Milestone Product described in clause (i) above.

(d)                                 Each of the Company Equityholders, by his, her or its execution of a Support and Joinder Agreement, a Written Consent, an Optionholder Agreement, a Letter of Transmittal and/or receipt of Aggregate Consideration hereunder, acknowledges and agrees that: (i) nothing herein shall constitute a guarantee by the Buyer of the achievement of any or all of the Milestone Events; and (ii) subject only to the immediately succeeding sentence, (A) Buyer shall have the sole decision-making authority over the development of the Milestone Products; (B) Buyer is entitled to conduct the business of the Surviving Entity and with respect to any Milestone Products in a manner that is in the best interests of Buyer and its shareholders (without taking into account its obligations to Company Equityholders under this Section 2.8), and shall have the absolute right and sole and absolute discretion to operate and otherwise make decisions with respect to the conduct of the business of the Surviving Entity with respect to the development of the Milestone Products or the achievement of any Milestone Events and to take or refrain from taking any action with respect to the development of any Milestone Products or the achievement of any Milestone Events; and (C) Buyer or an Affiliate of Buyer currently or may in the future offer or develop products or services that compete, either directly or indirectly, with the Milestone Products and may make decisions with respect to such products and services that may adversely affect the development of the Milestone Products or the achievement of any Milestone Event.  Notwithstanding anything set forth in the immediately foregoing sentence, during the Payment Term, the Buyer shall, collectively with the Surviving Entity and its or their applicable assignees and delegates, and any applicable Affiliates and licensees of any of the foregoing, use Commercially Reasonable Efforts to perform the activities specified in the Development Plan with respect to the development of a Lead Diligence Product through the dosing of a first patient in the first Phase II Clinical Trial (or, if no such Phase II Clinical Trial is earlier commenced, dosing of a first patient in the first Phase III Clinical Trial) of such Lead Diligence Product for the treatment of Geographic Atrophy.  The Buyer’s maximum aggregate liability for any and all breaches by the Buyer of its obligations under this Section 2.8 shall be limited to the unpaid portion, if any, of the Milestone Payment for the Milestone Event set forth in Section 2.8(a)(vi) and all documented and reasonable legal fees and other documented and reasonable out-of-pocket costs and expenses incurred by the Company Equityholder Representative and the Company Equityholders for the successful assertion of any claim of non-payment under this Section 2.8, and neither the Buyer nor any of its Affiliates shall have any other liability hereunder to any Company Equityholder or any other Person for any claim, loss or damage of any nature, including claims, losses or damages that arise out of or relate in any way to any decisions or actions affecting whether or not or the extent to which the Contingent Consideration becomes payable in accordance with this Section 2.8; provided, that, for the avoidance of doubt, nothing in this Section 2.8(d) shall modify Buyer’s obligation pursuant to Section 2.8(a) to make any Milestone Payment following the first achievement during the Payment Term of the applicable Milestone Event.

(e)                                  The right of any Company Equityholder to receive any amounts with respect to Contingent Consideration (i) shall not be evidenced by a certificate or other instrument, (ii) shall not be assignable or otherwise transferable by such Company Equityholder, except by will, upon death or by operation of Law and (iii) does not represent any right other than the right to receive the consideration set forth in this Section 2.8.  Any attempted transfer of the right to any amounts with respect to Contingent Consideration by any holder thereof (other than as specifically permitted by the immediately preceding sentence) shall be null and void.

(f)                                   Notwithstanding anything else contained in this Agreement, the Buyer may, without the consent of any other party hereto, effect a Milestone Successor Event; provided, that in the event that a Milestone Successor Event occurs during the Payment Term, (i) the Buyer shall require the relevant transferee, assignee, delegatee or other successor of the Buyer (the “Successor Entity”) pursuant to such Milestone Successor Event, to assume and expressly agree in writing to perform the obligations of the Buyer under and be bound by this Section 2.8 as if such Successor Entity were the original Buyer named in Section 2.8 of this Agreement and (ii) the Company Equityholder Representative (on behalf of the Company Equityholders) is made an express third party beneficiary of such written agreement, and (iii) the Buyer shall provide the Company Equityholder Representative prompt written notice of such Milestone Successor Event.

(g)                                  Notwithstanding any other provision in this Agreement, the Buyer’s obligations to pay any Contingent Consideration hereunder is subject to (i) Section 5.3(f) and (ii) receipt by Buyer of a Post-Closing Disbursement Certificate pursuant to, and in accordance with, Section 2.7(c).

(h)                                 Certain Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

(i)                                     “Commercially Reasonable Efforts” shall mean with respect to research, development and commercialization of a Lead Diligence Product, use of those efforts and resources, consistent with the exercise of reasonable scientific and business judgment, as are applied by biopharmaceutical companies of comparable size and resources as those of Buyer to a product, resulting from its own research efforts or otherwise owned by such company or to which it has rights, of similar value, stage of development, life cycle and commercial potential, without taking into account the obligation to make any Milestone Payments hereunder or internal programs that compete with the same indication of any Lead Diligence Product.

(ii)                                  “Development Plan” shall mean Buyer’s plan outlining the development activities for developing at least one Lead Diligence Product through the dosing of a first patient in the first Phase II Clinical Trial (or, if no such Phase II Clinical Trial is earlier commenced, dosing of a first patient in the first Phase III Clinical Trial) of such Lead Diligence Product for the treatment of Geographic Atrophy, which is attached as Schedule 2.8(h)(ii) hereto and which Buyer may modify from time to time in its reasonable discretion, provided that Buyer shall not modify such plan or any activities set forth therein in a manner that would reasonably be expected to adversely affect the achievement of the dosing of a first patient in the first Phase II Clinical Trial (or, if no such Phase II Clinical Trial is earlier commenced, dosing of a first patient in the first Phase III Clinical Trial) of such Lead Diligence Product for the treatment of Geographic Atrophy.

(iii)                               “EU” shall mean the economic, scientific and political organization of the European Union as it may be constituted from time to time.

(iv)          “Geographic Atrophy” shall mean the ophthalmic disease geographic atrophy, including early forms (i.e. dry age-related macular degeneration) and late forms.  For the avoidance of doubt, Geographic Atrophy and Wet AMD are distinct diseases and neither is a form of the other.

(v)           “Lead Compounds” shall mean each of the proprietary compounds of the Company known as NXT-3683 and NXT-5834, compounds specifically claimed in any Patent Rights within the Company Registrations as of the Closing Date, in each case as listed on Schedule 2.8(h)(v), or any salts, esters, polymorphs, isomers or metabolites thereof, in any form or formulation.

(vi)          “Lead Diligence Product” shall mean a product containing NXT-3683 or NXT-5834, or any salts, esters, polymorphs, isomers or metabolites thereof, in any form or formulation, as an active pharmaceutical ingredient provided that, once the formulation activities set forth in the “Formulation Development” section of the Development Plan are completed and such a product is selected by the Buyer or the Surviving Entity for further development under the Development Plan, the Lead Diligence Product shall thereafter be limited to the selected product.  For the avoidance of doubt, the selection of the Lead Diligence Product pursuant to the proviso in the immediately preceding sentence does not affect the Company Equityholders’ rights to receive the applicable one-time Milestone Payment contemplated by Section 2.8(a) following the first achievement of the corresponding Milestone Event with a Milestone Product, regardless of whether such Milestone Product is the Lead Diligence Product.

(vii)         “MHLW” shall mean the Japanese Ministry of Health, Labour and Welfare or any successor agency thereto.

(viii)        “Milestone Product” shall mean a product containing a Lead Compound as an active pharmaceutical ingredient.

(ix)          “Milestone Successor Event” means any of the following events: (1) a sale, conveyance, assignment or other disposition of all or substantially all of the assets of Buyer and its Subsidiaries on a consolidated basis (other than to the Buyer or any Subsidiary of the Buyer), (2) a merger or consolidation in which Buyer is not the ultimate parent entity and in which the stockholders of Buyer immediately prior to such consolidation or merger own less than fifty percent (50%) of the ultimate parent entity’s voting power as of immediately after the transaction and (3) the sale or transfer by Buyer and/or its Subsidiaries of all or substantially all of its assets related to the Lead Compounds and Milestone Products.

(x)           “New Drug Application” shall mean a New Drug Application (as defined in Title 21, Section 314.50 et seq. of the U.S. Code of Federal Regulations or any successor regulations), including any amendment or supplement thereto, or any comparable application filed in or for jurisdictions outside the US.

(xi)          “Payment Term” shall mean the period of seventeen (17) years immediately following the Closing Date.

(xii)         “Phase II Clinical Trial” shall mean a randomized, controlled human clinical trial that satisfies the requirements of 21 C.F.R. 321.21(b), as the same may be amended from time to time, or its successor regulation or comparable regulation in any jurisdiction outside the US, the principal purpose of which is a preliminary determination of clinical safety and efficacy in a target patient population following an earlier dose-finding human clinical trial.  A Phase II Clinical Trial shall exclude all portions that are phase I clinical trials (i.e., human clinical trials that satisfy the requirements of 21 C.F.R. 321.21(a), as the same may be amended from time to time, or its successor regulation or comparable regulation in any jurisdiction outside the US), but shall include any portion of a phase I/II or a phase II/III clinical trial that satisfies the definition of Phase II Clinical Trial.  For purposes of clarity, a “controlled” clinical trial is one that includes at least one arm of the trial where patients receive as study treatment (a) either sham treatment or standard-of-care treatment and (b) do not receive the applicable Milestone Product being investigated in the trial.

(xiii)        “Phase III Clinical Trial” shall mean a randomized, controlled human clinical trial that satisfies the requirements of 21 C.F.R. 321.21(c) and is intended to establish that a product is safe and efficacious for its intended use and support regulatory approval thereof, or a similar clinical study prescribed by an applicable regulatory authority outside the US. For purposes of clarity, a “controlled” clinical trial is one that includes at least one arm of the trial where patients receive as study treatment (a) either sham treatment or standard-of-care treatment and (b) do not receive the applicable Milestone Compound being investigated in the trial.

(xiv)        “US” shall mean the United States of America and its territories and possessions.

(xv)         “Wet AMD” shall mean the ophthalmic disease wet age-related macular degeneration.

(i)            To the extent that Contingent Consideration payable to Company Equityholders in respect of shares of Company Stock is treated as composed of a principal component and an interest component, as contemplated in 6.2(f)(ii)(A), and such Contingent Consideration is payable in shares of Buyer Common Stock, shares of Buyer Common Stock representing the principal component (with a value equal to the principal component) and shares of Buyer Common Stock representing the interest component (with a value equal to the interest component) shall be represented by separate share certificates or book entry accounts, as the case may be.

2.9          Withholding Rights.  The Buyer, the Company, the Surviving Entity and the Exchange and Paying Agent will be entitled to deduct and withhold from the amounts otherwise payable by it pursuant to this Agreement to any Person, such amounts as it reasonably determines that it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law, and shall request any necessary Tax forms, including Forms W-8 or W-9, as applicable, or any similar information, from Company Stockholders and any other recipients of payments hereunder to minimize such withholding.  In the event that any amount is so deducted and withheld, and properly remitted to the appropriate Governmental Entity in accordance with applicable Law, such amount will be treated for all purposes of this Agreement as having been paid to the Person to whom the payment from which such amount was withheld was made.

2.10        Share Issuance.

(a)           All shares of Closing Buyer Common Stock issued pursuant to this Agreement shall bear a legend (and Buyer will make a notation on its transfer books to such effect) prominently stamped or printed thereon or the substance of which will otherwise be reflected on the books and records of the transfer agent for Buyer Common Stock with respect to book-entry shares, in each case reading substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO RESALE IN CONNECTION WITH A DISTRIBUTION AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.”

Notwithstanding the foregoing, if the recipient of such Buyer Common Stock is a “non-U.S. person”, a legend in substantially the following form may also be used:

“THESE SECURITIES MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(b)           Notwithstanding anything else herein, the Buyer shall not be required to issue shares of Buyer Common Stock pursuant to this Agreement in excess of the Share Cap.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Buyer that, except as set forth in the Company Disclosure Schedule, the statements contained in this Article III are true and correct as of the date of this Agreement, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date).  The Company Disclosure Schedule, as given the effects set forth herein, the “Company Disclosure Modifications”, shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article III; provided, however, that the disclosures in any section or paragraph of the Company Disclosure Schedule shall qualify (a) the corresponding section or paragraph in this Article III and (b) such other sections or paragraphs in this Article III (whether or not there is a specific cross reference) to the extent that it is reasonably apparent on the face of the disclosure that such disclosure also qualifies or applies to such other section or paragraph.

3.1          Organization, Standing and Corporate Power.  The Company is a corporation duly organized, validly existing and in corporate good standing under the Laws of the State of Delaware.  The Company is duly qualified to conduct business and is in corporate and Tax good standing under the Laws of each jurisdiction listed in Section 3.1 of the Company Disclosure Schedule, which jurisdictions constitute the only jurisdictions in which the nature of the Company’s businesses or the ownership or leasing of its properties requires such qualification.  The Company has all requisite power and authority (corporate and other) to carry on the businesses in which it is engaged and to own and use the properties owned and used by it, except where the failure to have such power and authority would not, individually or in the aggregate, result in the loss of a material benefit or the incurrence of a material liability.  The Company has made available to the Buyer complete and accurate copies of its Organizational Documents.  The Company is not in default under or in violation of any provision of its Organizational Documents.

3.2          Capitalization.

(a)           The authorized capital stock of the Company consists of 30,400,000 shares of Company Common Stock and 10,000,000 shares of Company Preferred Stock, all of which are designated as Series A Preferred Stock.  As of the date of this Agreement, there are (i) 3,107,882 shares of Company Common Stock outstanding, and 10,000,000 shares of Company Preferred Stock outstanding and (ii) no shares of Company Stock held in treasury.

(b)           Section 3.2(b) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of the Agreement, of the holders of capital stock of the Company, showing the number of shares of capital stock, and the class or series of such shares, held by each stockholder and (for shares other than shares of Company Common Stock) the number of shares of Company Common Stock (if any) into which such shares are convertible.  Section 3.2(b) of the Company Disclosure Schedule also indicates all outstanding shares of Company Stock that constitute restricted stock or that are otherwise subject to a repurchase or redemption right, indicating the name of the applicable stockholder, the vesting schedule (including any acceleration provisions with respect thereto), and the repurchase price payable by the Company.  All of the issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.  All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with all applicable federal and state securities Laws.

(c)           Section 3.2(c) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of: (i) all Company Stock Plans, indicating for each Company Stock Plan the number of shares of Company Stock issued to date under such Company Stock Plan, the number of shares of Company Stock subject to outstanding options under such Company Stock Plan and the number of shares of Company Stock reserved for future issuance under such Company Stock Plan, (ii) all holders of outstanding Company Options, indicating with respect to each Company Option, the Company Stock Plan under which it was granted, the number of shares of Company Stock subject to such Company Option, the exercise price, the date of grant, and the vesting schedule (including any acceleration provisions with respect thereto), and (iii) all other outstanding Company Equity Awards, indicating with respect to each such award the name of the holder thereof, the Company Stock Plan under which it was granted, the number and class or series of shares of Company Stock subject to such award, the date of grant, and the vesting schedule, including whether (and to what extent) the vesting will be accelerated in any way in connection with the Merger or any of the other transactions contemplated by this Agreement or upon related, concurrent or subsequent employment termination, or in combination with any other event.  Elections under Section 83(b) of the Code have been timely filed by all individuals who have purchased shares of Company Common Stock subject to vesting and repurchase rights.  The Company has made available to the Buyer complete and accurate copies of all Company Stock Plans, forms of all stock option agreements evidencing Company Options.  All of the shares of capital stock of the Company subject to Company Options will be, upon issuance pursuant to the exercise of such instruments, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

(d)           With respect to each Company Option (whether outstanding or previously exercised), (i) each such Company Option is, and has at all times been, a nonstatutory stock option, (ii) each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Company’s Board of Directors (or a duly constituted and authorized committee thereof), or a duly authorized delegate thereof, and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the applicable Company Stock Plan, the Securities Act, the Exchange Act, and all other applicable Laws and are not and have not been the subject of any internal investigation, review or inquiry, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company.

(e)           Except as set forth in Section 3.2(b) or Section 3.2(c) of the Company Disclosure Schedule, (i) there are no Equity Interests of any class of the Company, or any security exchangeable into or exercisable for such Equity Interests, issued, reserved for issuance or outstanding, (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements to which the Company is a party or by which the Company is bound obligating the Company to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other Equity Interests of the Company or any security or rights convertible into or exchangeable or exercisable for any such shares or other Equity Interests, or obligating the Company to grant, extend, otherwise modify or amend or enter into any such option, warrant, Equity Interest, call, right, commitment or agreement, (iii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any Equity Interests of the Company any assets of the Company, including evidences of Indebtedness, and (iv) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any Equity Interests or to pay any dividend or to make any other distribution in respect thereof.  Except as set forth in this Section 3.2, as of the date of this Agreement, the Company does not have any outstanding equity compensation or equity-based compensation. The Company has made available to the Buyer complete and accurate copies of agreements evidencing all Company Equity Awards, including all Restricted Stock Award agreements.

(f)            There is no agreement, written or oral, between the Company and any holder of its securities, or, to the Company’s Knowledge, among any holders of its securities, relating to the sale or transfer (including agreements relating to rights of first refusal, co-sale rights or “drag along” rights), registration under the Securities Act or the securities Laws of any other jurisdiction, or voting, of the capital stock of the Company.

(g)           The Allocation Schedule sets forth a true, correct and complete summary of the allocation of the amounts payable to the Company Equityholders pursuant to this Agreement.  The allocation of payments set forth on the Allocation Schedule complies with the terms of the Company’s Organizational Documents, the Company Stock, the Company Equity Awards and the Company Stock Plans.

3.3          Subsidiaries.  The Company does not have, and has never had, any Subsidiaries.  The Company does not own or control directly or indirectly or have any direct or indirect equity participation or similar interest in, or any obligation to providing funding to, any corporation, partnership, limited liability company, joint venture, trust or other business association or entity.

3.4          Authority; No Conflict; Required Filings and Consents.

(a)           The Company has all requisite power and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to perform its obligations hereunder and thereunder.  The execution and delivery by the Company of this Agreement and the other agreements contemplated hereby and, subject to obtaining the Company Stockholder Approval, which is the only approval required from the Company Stockholders, the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate and other action on the part of the Company.  Without limiting the generality of the foregoing, the Board of Directors of the Company, at a meeting duly called and held, by the unanimous vote of all directors (i) determined that the Merger is advisable, fair and in the best interests of the Company and its stockholders, (ii) approved this Agreement in accordance with the provisions of the DGCL, and (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger.  This Agreement and all other agreements contemplated hereby have been duly and validly executed and delivered by the Company and constitute or will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to (A) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (B) rules of Law governing specific performance, injunctive relief and other equitable remedies (such Laws in clauses (A) and (B) are hereinafter collectively referred to as the “Applicable Bankruptcy Laws”).

(b)           Subject to the filing of the First Certificate of Merger and the Second Certificate of Merger as required by the DGCL, neither the execution and delivery by the Company of this Agreement or any other agreement contemplated hereby, nor the performance by the Company of its obligations hereunder or thereunder, nor the consummation by the Company of the transactions contemplated hereby or thereby, will (i) conflict with or violate any provision of the Organizational Documents of the Company, each as amended or restated to date,

(ii) require on the part of the Company or any Company Stockholder any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (iii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under any Contract, (iv) result in the imposition of any Lien upon any assets of the Company or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or its properties or assets.

(c)           No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for the filing of the First Certificate of Merger and the Second Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business.

3.5          Financial Statements.

(a)           The Company has made available to the Buyer the Company Financial Statements.  Except as expressly set forth therein or in the notes thereto, the Company Financial Statements (i) comply as to form with all applicable accounting requirements and (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby; provided, however, that the Company Financial Statements referred to in clause (b) of the definition of such term are subject to normal recurring year-end adjustments (which, individually and in the aggregate, will not be material) and do not include footnotes.

(b)           Each of the Company Financial Statements fairly presents, in all material respects, the assets, liabilities, business, financial condition, results of operations and cash flows of the Company as of the date thereof and for the period referred to therein, and is consistent with the books and records of the Company.

(c)           The Company maintains accurate books and records reflecting its assets and liabilities. The Company has in place customary systems and processes which provide reasonable assurance that (i) transactions are executed with management’s authorization, (ii) the Company Financial Statements are accurate and reliable and (iii) the types of information that would be required to be disclosed in the Company Financial Statements are accumulated, recorded and communicated to the Company’s principal executive officer and principal financial officer in a timely manner.

(d)           The Company does not engage in securitization transactions and has no “off-balance sheet arrangements” (as defined in Item 303(a)(4) of Regulation S-K of the SEC).

(e)           The Company has not extended or maintained credit, arranged for the extension of credit, modified or renewed an extension of credit, in the form of a personal loan or otherwise, to or for any director or executive officer of the Company.  Section 3.5(e) of the

Company Disclosure Schedule identifies any loan or extension of credit maintained by the Company to which the second sentence of Section 13(k)(1) of the Exchange Act would apply.

(f)            BDO USA LLP, the Company’s auditors since 2015, is and has been at all times since its engagement by the Company (x) “independent” with respect to the Company within the meaning of Regulation S-X and (y) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act (to the extent applicable) and the related rules of the SEC and the Public Company Accounting Oversight Board.

3.6          Absence of Certain Changes.  Since December 31, 2017, (a) there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect, (b) the Company has conducted its business in the Ordinary Course of Business and (c) the Company has not taken any of the following actions:

(a)           issued or sold any stock or other securities of the Company or any options, warrants or rights to acquire any such stock or other securities (except pursuant to the exercise or conversion of shares of Company Preferred Stock or Company Options outstanding on the date hereof, in each case solely to the extent reflected on the Allocation Schedule), or amended any of the terms of (including the vesting of) any Company Options or Company Restricted Stock Award agreements, or repurchased or redeemed any stock or other securities of the Company (except from former employees, directors or consultants in accordance with agreements in place on the date of this Agreement and providing for the repurchase of shares at their original issuance price in connection with any termination of employment with or services to the Company);

(b)           split, combined or reclassified any shares of its capital stock; or declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

(c)           created, incurred or assumed any Indebtedness in excess of $25,000; assumed, guaranteed, endorsed or otherwise became liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person in excess of $25,000; or made any loans, advances or capital contributions to, or investments in, any other Person;

(d)           hired any new officers or any new employees or consultants;

(e)           except as required to comply with applicable Law, (i) adopted, entered into, terminated or amended any employment or severance plan, agreement or arrangement, any Company Plan or any collective bargaining agreement, (ii) increased the compensation or fringe benefits of, or paid any bonus to, any director, officer, employee or consultant, (iii) amended or accelerated the payment, right to payment or vesting of any compensation or benefits, including any outstanding Company Equity Awards, (iv) paid any benefit not provided for as of the date of this Agreement under any Company Plan, or granted any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of equity or equity-based compensation, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder, or (v) taken any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan, other than the payment of premiums due or contributions owed in the Ordinary Course of Business;

(f)            acquired, sold, leased, licensed or disposed of any assets or property (including any shares or other equity interests in or securities of any other corporation, partnership, association or other business organization or division thereof);

(g)           mortgaged or pledged any of its property or assets or subjected any such property or assets to any Lien, other than pursuant to the terms of any definitive agreement disclosed in the Company Disclosure Schedule pursuant to which any non-exclusive license or other grant of non-exclusive rights in or to any Intellectual Property is made by the Company;

(h)           discharged or satisfied any Lien or paid any obligation or liability other than in the Ordinary Course of Business;

(i)            amended its Organizational Documents;

(j)            sold, assigned, transferred, licensed or sublicensed any Company Intellectual Property;

(k)           changed its accounting methods, principles or practices, except to the extent required by a generally applicable change in GAAP;

(l)            entered into, amended or terminated any contract or agreement of a nature required to be listed (or which would have been required to be listed) in Section 3.11(b), Section 3.12 or Section 3.13 of the Company Disclosure Schedule;

(m)          made or committed to make any capital expenditure in excess of $10,000 per item or $25,000 in the aggregate;

(n)           instituted or settled any Legal Proceeding; or

(o)           agreed in writing or otherwise to take any of the foregoing actions.

3.7          Undisclosed Liabilities.  The Company does not have any material liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Most Recent Balance Sheet, a copy of which is attached to Section 3.7 of the Company Disclosure Schedule, (b) liabilities that have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business and (c) contractual and other liabilities incurred in the Ordinary Course of Business that are not required by GAAP to be reflected on a balance sheet or liabilities that can be computed from the terms and conditions expressly set forth on the face of a Contract or other contract that has been made available to the Buyer (in each case, none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law).

3.8          Books and Records.  The minute books and other similar records of the Company contain complete and accurate records of all actions taken at any meetings of the Company’s stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting.  Section 3.8 of the Company Disclosure Schedule contains a list of all bank accounts and safe deposit boxes of the Company and the names of persons having signature authority with respect thereto or access thereto.

3.9          Tax Matters.

(a)           The Company has properly filed on a timely basis (taking into account extensions) all income and other material Tax Returns that it was required to file, and all such Tax Returns are true, correct and complete in all material respects and were prepared in substantial compliance with all applicable Laws.  The Company has paid all Taxes, whether or not shown on any Tax Return, that were due and payable.  The unpaid Taxes of the Company as of the Most Recent Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet.  All unpaid Taxes of the Company for all Tax periods (or portions thereof) commencing after the Most Recent Balance Sheet Date arose in the Ordinary Course of Business (other than Taxes incurred in connection with this Agreement).

(b)           All Taxes that the Company is or was required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been properly paid to the appropriate Governmental Entity, and the Company has complied with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid to any Company Employee, independent contractor, creditor, or other third party.

(c)           The Company is not and has never been a member of an affiliated group with which it has filed (or been required to file) consolidated, combined, unitary or similar Tax Returns, other than a group of which the common parent is the Company.  The Company (i) does not have any liability under Treasury Regulation Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign Law), as a transferee or successor, or otherwise pursuant to Law for any Taxes of any Person other than the Company, and (ii) is not a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement (excluding any customary commercial agreements entered into in the Ordinary Course of Business and not primarily related to Taxes).

(d)           The Company made available to the Buyer (i) complete and correct copies of all income and other material Tax Returns of the Company relating to Taxes for all taxable periods ending on or after December 31, 2014, (ii) complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents submitted by, received by, or agreed to by or on behalf of the Company relating to Taxes for all taxable periods ending on or after December 31, 2014, and (iii) complete and correct copies of all material agreements, rulings or settlements relating to Tax incentives of the Company that were granted by a Tax authority and are not generally available to Persons without specific application therefor.

(e)           The Company has not received written notice of, and to the Knowledge of the Company there is not, any examination or audit or other action of or relating to any Tax Return of the Company by any Governmental Entity that is currently in progress, threatened or contemplated. The Company has not received written notice of, and to the Knowledge of the Company there is not, any deficiency for Taxes of the Company that has been claimed, proposed or assessed by any Governmental Entity. The Company has not received any written notice, or to the Knowledge of the Company, other notice from a Governmental Entity in any jurisdiction in which the Company does not file a Tax Return that the Governmental Entity believes that the Company was required to file any Tax Return that was not filed or is subject to Tax in such jurisdiction. The Company has not (i) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, which waiver or extension is still in effect or (ii) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed, other than pursuant to extensions of time to file a Tax Return obtained in the Ordinary Course of Business.  The Company has not executed or filed any power of attorney with any Tax authority which is still in effect.

(f)            The Company has not made any payment, is not obligated to make any payment, and is not a party to any agreement, contract, arrangement or plan that would reasonably be expected to obligate it to make any payment that would be treated as an “excess parachute payment” under Section 280G of the Code (without regard to Sections 280G(b)(4) and 280G(b)(5) of the Code).

(g)           The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or portion thereof) ending after the Closing Date as a result of (i) any change in method of accounting for a taxable period ending on or prior to the Closing Date resulting in adjustments under Section 481 of the Code (or any similar adjustments under any provision of the Code or the corresponding foreign, state or local Tax Law), (ii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of state, local or foreign Tax Law) existing, in each case, on or prior to the Closing Date, (iii) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on or prior to the Closing Date, (iv) installment sale or open transaction disposition made on or prior to the Closing Date, (v) prepaid amount received on or prior to the Closing Date, or (vi) any election made pursuant to Section 108(i) of the Code on or prior to the Closing Date.

(h)           The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

(i)            The Company has not distributed to its shareholders or security holders stock or securities of a controlled corporation, nor has stock or securities of the Company been distributed, in a transaction to which Section 355 of the Code applies (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement.

(j)            There are no Liens with respect to Taxes upon any of the assets of the Company, other than with respect to Taxes not yet due and delinquent.

(k)           The Company (i) is not a party to any joint venture, partnership, or other arrangement that is treated as a partnership for federal income tax purposes and (ii) has not made an entity classification (“check-the-box”) election under Section 7701.

(l)            The Company is not subject to tax in any country other than its country of incorporation, organization or formation by virtue of having employees, a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise having an office or other fixed place of business in that country.

(m)          The Company (i) is not a stockholder of a “specified foreign corporation” as defined in Section 965(e) of the Code (or any similar provision of state, local or foreign Law), and (ii) is not a stockholder in a “passive foreign investment company” as defined in Section 1297 of the Code.

(n)           All related party transactions involving the Company have been conducted at arm’s length in substantial compliance with Section 482 of the Code and the Treasury Regulations promulgated thereunder and any comparable provisions of any other Tax Law.

(o)           The Company has not engaged in a “reportable transaction” as set forth in Treasury Regulation section 1.6011-4(b) or a “listed transaction” as set forth in Treasury Regulation section 301.6111-2(b)(2) or any analogous provision of state or local Law.  The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(p)           This Section 3.9 and Section 3.17 (to the extent such section relates to Taxes) constitute the exclusive representations and warranties of the Company with respect to Taxes and any claim for breach of representation with respect to Taxes shall be based solely on the representations made in such sections and shall not be based on the representations set forth in any other provision of this Agreement.  Nothing in this Section 3.9 or otherwise in this Agreement shall be construed as a representation or warranty with respect to the amount or availability of any net operating loss, capital loss, Tax credits, Tax basis or other Tax asset or attribute of the Company in any taxable period (or portion thereof) beginning after the Closing Date.  With the exception of Sections 3.9 (c), (f), (g), and (i), no representation or warranty contained in this Section 3.9 shall apply to Taxes with respect to any taxable period (or portion thereof) beginning after the Closing Date.

3.10        Assets.  The Company does not currently own or lease, and has never owned or leased, any tangible assets.

3.11        Owned and Leased Real Property.  The Company does not own, and has never owned, any real property. The Company does not lease, and has never leased, any real property.

3.12        Intellectual Property.

(a)           Section 3.12(a) of the Company Disclosure Schedule lists all Company Registrations, in each case enumerating specifically the applicable filing or registration number, title, jurisdiction in which filing was made or from which registration issued, date of filing and issuance, names of all current applicant(s) and registered owners(s), as applicable.  All assignments of Company Registrations to the Company have been properly executed and recorded.  To the Knowledge of the Company, all Company Registrations are valid and enforceable and all issuance, renewal, maintenance and other payments that are or have become due with respect thereto have been timely paid by or on behalf of the Company, and there are no Liens on any of the Company Registrations, other than pursuant to the terms of any definitive agreement disclosed on the Company Disclosure Schedules pursuant to which any non-exclusive license or other grant of non-exclusive rights in or to any Intellectual Property is made by the Company.

(b)           There are no inventorship challenges, opposition or nullity proceedings or interferences declared or commenced, or to the Knowledge of the Company, threatened, with respect to any Patent Rights within the Company Registrations. The Company has complied with its duty of candor and disclosure to the United States Patent and Trademark Office and any relevant foreign patent office with respect to all patent and trademark applications filed by or on behalf of the Company and has made no misrepresentation in such applications.  The Company has no Knowledge of any information that would preclude the Company from having clear title (subject to Applicable Bankruptcy Laws) to the Company Registrations or affecting the patentability of any Patent Rights within the Company Registrations, or in the case of an issued Patent Right, validity or enforceability of any such issued Patent Right within the Company Registrations.  There has been no public disclosure by the Company, or the Knowledge of the Company, by any other Person, of any Company Owned Intellectual Property, including in trade publications or at trade shows, prior to the filing of the first Company Registrations with respect thereto.

(c)           Each item of Company Intellectual Property will be owned or available for use by the Buyer or a subsidiary of the Buyer immediately following the Closing on the same terms and conditions as it was immediately prior to the Closing.  The Company is the sole and exclusive owner of all Company Owned Intellectual Property, free and clear of any Liens, other than pursuant to the terms of any definitive agreement disclosed on the Company Disclosure Schedules pursuant to which any non-exclusive license or other grant of non-exclusive rights in or to any Intellectual Property is made by the Company.  A true and complete list of all Product Offerings, including their chemical structures, is set forth in Section 3.12(c)(i) of the Company Disclosure Schedule, and all Internal Systems that are material to the business of the Company are listed and described in Section 3.12(c)(ii) of the Company Disclosure Schedule.

(d)           The Company has taken all reasonably necessary measures to protect the proprietary nature of each item of Company Intellectual Property, and to maintain in confidence all trade secrets and confidential information comprising a part thereof.  The Company has complied in all material respects with all applicable contractual and legal requirements pertaining to information privacy and security.  No complaint relating to an improper use or disclosure of, or a breach in the security of, any such information has been made or, to the Knowledge of the

Company, threatened against the Company.  To the Knowledge of the Company, there has been no: (i) unauthorized disclosure of any third party proprietary or confidential information in the possession, custody or control of the Company, or (ii) breach of the Company’s security procedures resulting in unauthorized disclosure of confidential information to a third Person.

(e)           To the Knowledge of the Company, none of the Product Offerings, or the Exploitation thereof by the Company or by any user thereof, or any other activity of the Company, infringes or violates, or constitutes a misappropriation of, or in the past has infringed or violated, or constituted a misappropriation of, any Intellectual Property rights of any third party.  Section 3.12(e) of the Company Disclosure Schedule lists any written, or to the Knowledge of the Company, oral or other form of complaint, claim or notice, or threat of any of the foregoing (including any notification that a license under any patent is or may be required by the Company), received by the Company alleging any such infringement, violation or misappropriation and any request or demand for indemnification or defense received by the Company from any reseller, distributor, customer, user or any other third party; and the Company has made available to the Buyer copies of all such complaints, claims, notices, requests, demands or threats, as well as any legal opinions, studies, market surveys and analyses received by the Company or any of its Affiliates relating to any alleged or potential infringement, violation or misappropriation of any Intellectual Property rights of any third party.  The Contracts listed in Section 3.12(e)(i) of the Company Disclosure Schedule were terminated as of February 6, 2017, without any further force and effect, and neither the Company nor the counterparty to such agreement has, or could have, any rights, remedies, obligations or liabilities under such Contracts or any related agreement or arrangement, except as set forth in Section 3.12(e)(ii) of the Company Disclosure Schedule.

(f)            To the Knowledge of the Company, no Person (including any Company Employee or current or former consultant of the Company) is infringing, violating or misappropriating any of the Company Owned Intellectual Property or any of the Company Licensed Intellectual Property that is exclusively licensed to the Company.  The Company has made available to the Buyer copies of all correspondence, analyses, legal opinions, complaints, claims, notices or threats to the extent received by the Company or any of its Affiliates in writing and concerning the infringement, violation or misappropriation of any Company Owned Intellectual Property.

(g)           Section 3.12(g) of the Company Disclosure Schedule identifies each license, covenant or other agreement pursuant to which the Company has assigned, transferred, licensed or otherwise granted any right to receive an assignment, transfer or license to any Person, or covenanted not to assert any right, with respect to any Company Intellectual Property (excluding materials transfer agreements and confidentiality agreements entered into in the Ordinary Course of Business).  Except as described in Section 3.12(g) of the Company Disclosure Schedule, the Company has not agreed to indemnify any third party against any infringement or misappropriation of any Intellectual Property rights with respect to any Product Offerings or any third party Intellectual Property rights (excluding indemnities contained in agreements for the purchase, sale or license of products or services entered into in the Ordinary Course of Business).  The Company is not a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to the rules of which it is obligated to license any existing or future Intellectual Property to any Person.

(h)           Section 3.12(h) of the Company Disclosure Schedule identifies (i) each item of Company Licensed Intellectual Property and the license or agreement pursuant to which the Company licenses or Exploits it (excluding off-the-shelf Software programs that are part of the Internal Systems and are licensed by the Company pursuant to “shrink wrap” licenses, the total fees associated with which are less than $25,000 per year) and (ii) each agreement, contract, assignment or other instrument pursuant to which the Company has obtained any joint or sole ownership interest in or to each item of Company Owned Intellectual Property.

(i)            Each current or former independent contractor of the Company has executed a valid, binding and enforceable (subject to Applicable Bankruptcy Laws) written agreement expressly assigning to the Company all right, title and interest in any inventions and works of authorship, whether or not patentable, invented, created, developed, conceived and/or reduced to practice during the term of and within the scope of such independent contractor’s work for the Company, and all Intellectual Property rights therein, and has waived all moral rights therein to the extent legally permissible.

(j)            The Company has not sought, applied for nor received any support, funding, resources or assistance from any federal, state, local or foreign governmental or quasi-governmental agency or funding source in connection with the Exploitation of the Product Offerings, the Internal Systems or any facilities or equipment used in connection therewith.  No university or Governmental Entity has sponsored any research or development conducted by the Company, or has any claim of right or ownership of or Lien on any Company Owned Intellectual Property or any Company Licensed Intellectual Property that is, or is purported to be, exclusively licensed to Company.

(k)           Neither the negotiation, execution or delivery of this Agreement, nor the consummation of the Merger, will result in (i) a material breach of or default under any agreement governing any Company Intellectual Property, (ii) a material impairment of the rights of the Company in or to any Company Intellectual Property or portion thereof, (iii) the grant or transfer to any third party, any modification or any loss of any material right with respect to, or the creation of any Lien on, any Company Intellectual Property, or (iv) the Company, the Buyer or any of their respective Affiliates being obligated to pay any penalty or new or increased royalty or fee to any Person under any agreement to which the Company is a party governing any Company Intellectual Property.

3.13        Contracts.

(a)           Section 3.13(a) of the Company Disclosure Schedule lists the following agreements under which the Company has any remaining rights or obligations and to which the Company is, as of the date of this Agreement (other than (x) non-disclosure agreements, (y) purchase orders and (z) and materials supply and materials transfer agreements, in each case entered into in the Ordinary Course of Business), a party (each a “Contract”):

(i)            any agreement (or group of related agreements) for the lease of personal property from or to third parties;

(ii)           any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one (1) year, (B) which involves more than the sum of $25,000, or (C) in which the Company has granted manufacturing rights, “most favored nation” pricing provisions or marketing or distribution rights relating to any services, products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

(iii)          any agreement providing for any royalty, milestone or similar payments by the Company;

(iv)          any agreement concerning the establishment or operation of a partnership, joint venture or limited liability company;

(v)           any agreement (or group of related agreements) under which the Company has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness (including capitalized lease obligations) or under which it has imposed a Lien on any of its assets, tangible or intangible, other than pursuant to the terms of any definitive agreement disclosed on the Company Disclosure Schedules pursuant to which any non-exclusive license or other grant of non-exclusive rights in or to any Intellectual Property is made by the Company;

(vi)          any agreement for the disposition of any assets or business of the Company or any agreement for the acquisition of the assets or business of any other Person (other than purchases of inventory or components in the Ordinary Course of Business);

(vii)         any agreement concerning noncompetition, exclusivity or non-solicitation;

(viii)        any employment agreement or consulting agreement;

(ix)          any agreement providing for severance, retention, change in control payments, or transaction-based bonuses or incentives;

(x)           any settlement agreement or settlement-related agreement (including any agreement in connection with which any employment- or individual services-related claim is settled);

(xi)          any agreement entered into by the Company since inception (whether or not in effect as of the date of this Agreement) with any Affiliate of the Company or with any current or former officer, director or stockholder of the Company or any Affiliate thereof;

(xii)         any agreement the primary purpose of which is to indemnify any other party (excluding indemnities contained in agreements for the purchase, sale or license of products, materials or services entered into in the Ordinary Course of Business);

(xiii)        any agreement that would entitle any third party to receive a license or any other right to (or would otherwise bind or purport to bind) Intellectual Property of the Buyer or any of the Buyer’s Affiliates (excluding the Company and the Surviving Entity) following the Closing;

(xiv)        any agreement relating to grants, funding or other forms of assistance received by the Company from any Governmental Entity;

(xv)         any agreement relating the research, development, clinical trial, manufacturing, distribution, supply, marketing or co-promotion of any products, product candidates or devices in development by or which has been or which is being researched, developed, marketed, distributed, supported, sold or licensed out, in each case by or on behalf of the Company; and

(xvi)        any other agreement (or group of related agreements) either involving more than $75,000 or not entered into in the Ordinary Course of Business.

(b)           The Company has made available to the Buyer a complete and accurate copy of (A) each Contract (as amended to date), (B) each materials supply agreement and materials transfer agreement to which the Company is or was a party entered into since the inception of the Company and (C) each agreement which contains any provisions requiring the Company to indemnify any party (excluding indemnities contained in agreements for the purchase, sale or license of products, materials or services entered into in the Ordinary Course of Business).  With respect to each Contract: (i) the Contract is legal, valid, binding and enforceable and in full force and effect against the Company and, to the Company’s Knowledge, against each other party thereto (subject to Applicable Bankruptcy Laws); and (ii) neither the Company nor, to the Knowledge of the Company, any other party, is in breach or violation of, or default under, any such Contract, and no event has occurred, is pending or, to the Knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute any such breach or default by the Company or, to the Knowledge of the Company, any other party under such Contract.

(c)           The Company is not a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Section 3.13(a) of the Company Disclosure Schedule under the terms of Section 3.13(a).

3.14        Litigation.  There is no Legal Proceeding pending or, to the Knowledge of the Company, threatened with respect to, against or affecting the Company or any current or former officer, director, employee, consultant, agent or stockholder of the Company in its, his or her capacity as such or with respect to the Company, or seeking to prevent or delay the transactions contemplated hereby, and no notice of any Legal Proceeding involving or relating to the Company, whether pending or threatened, has been received by the Company.  There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency or other Governmental Entity, by arbitration or otherwise) against or involving the Company.  There is no Legal Proceeding by the Company pending, or which the Company has commenced preparations to initiate, against any other Person.

3.15        Environmental Matters.

(a)           The Company has complied in all material respects with applicable Environmental Laws.  There is no pending or, to the Knowledge of the Company, threatened Legal Proceeding relating to any Environmental Law involving the Company.

(b)           The Company does not have any material liabilities or obligations arising from the release or threatened release of any Materials of Environmental Concern into the environment.

(c)           The Company is not a party to or bound by any court order, administrative order, consent order or other agreement between the Company and any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.

3.16        Labor and Employment.

(a)           The Company has never engaged any individual as an employee.  The Company has not breached or violated any (i) applicable Law respecting employment and employment practices, terms and conditions of employment and wages and hours, including any such Law respecting employment discrimination, employee classification, workers’ compensation, the Immigration Reform and Control Act and occupational safety and health requirements, or (ii) employment or other individual service provider agreements, in each case, in any material respect.  No claims, controversies, investigations, audits or other Legal Proceedings are pending or, to the Knowledge of the Company, threatened, with respect to such Laws or agreements with respect to individual service providers to the Company, either by private Persons or by Governmental Entities.

(b)           Section 3.16(b) of the Company Disclosure Schedule contains a list of all consultants and independent contractors directly engaged since inception (and indicating those currently so engaged) by or for the benefit of the Company, along with the position, date of retention and rate of remuneration for each such Person and whether such Person should be treated as an employee of the Company pursuant to Treasury Regulation Section 31.3401(c)-1(f).  Each consultant and individual independent contractor engaged by or for the benefit of the Company is, or was while so engaged, a party to a written agreement or contract with the Company or an Affiliate.  Neither the Company nor any Affiliate with respect to services related to the Company has incurred, and no circumstances exist under which the Company or any such Affiliate could incur, any liability arising from the misclassification of employees as consultants or independent contractors, or from the misclassification of consultants or independent contractors as employees.  Each such consultant and individual independent contractor has entered into the Company’s or such Affiliate’s standard form of confidentiality, non-competition and assignment of inventions agreement with the Company or such Affiliate, a copy of which has previously been made available to the Buyer.  No Individual Contractor Amounts remain outstanding or unpaid.

3.17        Employee Benefit Plans.

(a)           The Company has never maintained any Employee Benefit Plan other than the Company Stock Plan and has no actual or potential liability with respect to any Employee Benefit Plan maintained by any ERISA Affiliate of the Company.  Neither the Company nor any ERISA Affiliate has ever maintained or contributed to or had any actual or potential liability with respect to an Employee Benefit Plan that was ever subject to Section 412 of the Code or Title IV of ERISA.  At no time has the Company or any ERISA Affiliate been obligated to contribute to or had any actual or potential liability with respect to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).  No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan that, with respect to the Company, would subject the Buyer or the Company to (i) any fine, penalty, Tax or liability of any kind imposed under ERISA, the Code or any other applicable Law or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan, nor will the transactions contemplated by this Agreement give rise to any such liability.  There are no loans or extensions of credit from the Company to any independent contractor to the Company (other than advances of business expenses in the Ordinary Course of Business).

(b)           No Employee Benefit Plan or other contract, agreement, plan or arrangement covering any one or more individuals contains any provision or is subject to any applicable Law that, in connection with the Merger or any of the other transactions contemplated by this Agreement or upon related, concurrent or subsequent termination of services, or in combination with any other event, would (i) increase, accelerate or vest any compensation or benefit, (ii) require termination or retention payments, (iii) provide any term of services or compensation guaranty, (iv) forgive any Indebtedness, (v) require or provide any payment or compensation subject to Section 280G of the Code (and no such payment or compensation has previously been made), (vi) promise or provide any Tax gross ups or indemnification, whether under Sections 409A or 4999 of the Code or otherwise or (vii) measure any values of benefits on the basis of any of the transactions contemplated hereby.  No stockholder, employee, officer or director of the Company has been promised or paid any bonus or incentive compensation by the Company or any of its Affiliates (including Versant Ventures and any of its Affiliates) related to the transactions contemplated hereby.  The Company has made available to the Buyer the information necessary to accurately calculate any excise tax due under Section 4999 of the Code as a result of the Merger or any of the other transactions contemplated by this Agreement for which the Company, the Surviving Entity or the Buyer is or may become directly or indirectly liable and the amount of deductions that may be disallowed under Section 280G of the Code in connection with the Merger or any of the other transactions contemplated by this Agreement.

(c)           Each Company Equity Award and any other arrangement that is or may be a “nonqualified deferred compensation plan” (as defined in Code Section 409A(d)(1)) has been since the later of January 1, 2005 or its inception in compliance with Code Section 409A and IRS Notice 2005-1 and has been in documentary compliance since January 1, 2009.  No corrections of violations of Code Section 409A have occurred.  No stock option or equity unit option granted under any Company Plan has an exercise price that has been less than the fair market value of the underlying stock or equity units (as the case may be) as of the date such option was granted or has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option.  The Company has made available to the Buyer all valuation or similar reports pertaining to the valuation of the Company Stock.

3.18        Compliance with Laws.  The Company has conducted, and is conducting, its business and operations in compliance in all material respects with all applicable Laws.  The Company has not received any notice from any Governmental Entity or other Person alleging any noncompliance with any applicable Law.  The Company does not have any material liability for failure to comply with any Law and, to the knowledge of the Company, there is no act, omission, event or circumstance that would reasonably be expected to give rise to any such liability.  The Company has not conducted any internal investigation with respect to any actual, potential or alleged violation of any Law by any manager, member or other equity holder, officer or Company Employee or concerning any actual or alleged fraud.

3.19        Unlawful Payments.  The Company is and has been in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., the Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Public Officials in International Business Transactions and legislation implementing such convention, all other international anti-bribery conventions and all applicable anti-corruption or bribery Laws in any jurisdiction in which the Company has conducted its business (collectively, “Anti-Bribery Laws”).  The Company has not received any written communication from any Governmental Entity that alleges that the Company, or any current or former Representatives thereof, is or may be in violation of, or has, or may have, any liability under, any Anti-Bribery Laws, and no such potential violation of Anti-Bribery Laws has been discovered by or brought to the attention of the Company since inception. The Company has not made and does not anticipate making any disclosures to any Governmental Entity for potential violations of Anti-Bribery Laws.  None of the Company or any of its Representatives is currently an officer, agent or employee of a Governmental Entity.

3.20        Permits and Regulatory Matters.

(a)           Section 3.20 of the Company Disclosure Schedule sets forth a list of all Permits issued to or held by the Company, including all governmental authorizations from the FDA, EMA or any other Regulatory Authority.  Such listed Permits are the only Permits that are required for the Company to conduct its business as presently conducted or as proposed to be conducted.  Each such Permit is in full force and effect; the Company is in compliance with the terms of each such Permit; and, to the Knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.  Each such Permit will continue in full force and effect immediately following the Closing. The Company has made available to the Buyer all such Permits.

(b)           All manufacturing, processing, distribution, labeling, storage, testing, specifications and sampling of products performed by or on behalf of the Company are in material compliance with all applicable Laws administered or issued by the FDA, the EMA or any other Governmental Entity exercising comparable authority.  The Company has not received any written notices or correspondence from the FDA, the EMA or any other Governmental Entity exercising comparable authority, and there is no action or proceeding pending or threatened (including any prosecution, injunction, seizure, civil fine, suspension or recall), in each case alleging that the Company is not currently in compliance with any and all applicable Laws implemented by the FDA, the EMA or any other Governmental Entity exercising comparable authority.  The Company has never made any filing or submission, or had any correspondence, with the FDA, EMA or any other comparable Regulatory Authority.

(c)           The nonclinical and preclinical studies conducted by or on behalf of the Company were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, including Good Laboratory Practices (GLPs); the Company has not received any written notices or correspondence from the Regulatory Authorities requiring the termination, suspension or modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company. The Company has made available to the Buyer all written formal communications submitted by or on behalf of the Company to any Regulatory Authority, and each such communication, including all supplements and amendments thereto, was true, complete and correct as of the applicable date thereof. The Company has never conducted any clinical trials.

(d)           The Company has made available to the Buyer all of the raw preclinical, nonclinical and other data associated with the Company’s Product Offerings. All summaries of preclinical, nonclinical and other data and studies provided by the Company to the Buyer are consistent with the raw preclinical, nonclinical and other data associated with the Company’s Product Offerings and are true, complete and accurate descriptions of the subject matter thereof.

3.21        Insurance.  Section 3.21 of the Company Disclosure Schedule lists each insurance policy (including fire, theft, casualty, comprehensive general liability, workers compensation, business interruption, environmental, director and officer liability, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party, a named insured or otherwise the beneficiary of coverage, all of which are in full force and effect.  Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company.  There is no claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy.  All premiums due and payable under all such policies have been paid, the Company is not liable for retroactive premiums or similar payments, and the Company is otherwise in compliance with the terms of such policies in all material respects.  The Company has no Knowledge of any threatened termination of, or premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing. Section 3.21 of the Company Disclosure Schedule identifies all claims asserted by the Company pursuant to any insurance policy since the inception of the Company and describes the nature and status of each such claim.

3.22        Suppliers.  Section 3.22 of the Company Disclosure Schedule sets forth a list of the top ten (10) suppliers by volume for the Company’s current fiscal year and the prior fiscal year that supply products or services to the Company.  No such supplier has indicated in writing or, to the Knowledge of the Company, orally or otherwise within the past year that it will stop, or decrease the rate of, supplying materials, products or services, as applicable, to the Company.  No purchase order or commitment of the Company is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder.

3.23        Certain Business Relationships With Affiliates.  No Affiliate of the Company, directly or indirectly, (a) owns any property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, (c) owes any money to, or is owed any money by, the Company, or (d) is a party to any contract or other arrangement (written or oral) with the Company.  Section 3.23 of the Company Disclosure Schedule describes any transactions or relationships between the Company and any Affiliate thereof that occurred or have existed since the beginning of the time period covered by the Company Financial Statements.

3.24        Investor Questionnaires.  The Company has no actual knowledge of any untrue statement of a material fact or omission of material fact required to be stated in the certifications of the Company Equityholders set forth in Annex A to the Support and Joinder Agreements and in Annex B to the executed Optionholder Agreements, in each case to the extent executed and delivered to the Buyer on the date hereof.

3.25        Brokers; Schedule of Fees and Expenses.  The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.26        Powers of Attorney.  There are no outstanding powers of attorney executed on behalf of the Company.

3.27        No Other Representations or Warranties.  The Company is not relying and has not relied on any representations or warranties whatsoever regarding the Buyer, express or implied, except for the representations and warranties in Article IV (including the related portions of the Buyer Disclosure Schedule).  Such representations and warranties by the Buyer constitute the sole and exclusive representations and warranties of the Buyer in connection with the Merger and the Company understands, acknowledges and agrees that all other representations and warranties of any kind or nature as to the Buyer, whether express, implied or statutory, are specifically disclaimed by the Buyer. In connection with the due diligence investigation of the Buyer and the Merger Subsidiaries by the Company, the Company and its Affiliates, directors, officers, employees, agents, representatives and advisors have received and may continue to receive after the date hereof from the Buyer and its Affiliates, directors, officers, employees, consultants, agents, representatives and advisors certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Buyer and its business and operations.  The Company hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and that the Company will have no claim against the Buyer, or any of its Affiliates, directors, officers, employees, consultants, agents, representatives or advisors, or any other Person with respect thereto unless any such information is expressly addressed or included in a representation or warranty contained in this Agreement.  Accordingly, the Company hereby acknowledges and agrees that neither the Buyer nor any of its Affiliates, directors, officers, employees, consultants, agents, representatives or advisors, nor any other Person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans unless any such information is expressly addressed or included in a representation or warranty made by the Buyer or the Merger Subsidiaries contained in this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE MERGER SUBSIDIARIES

Each of the Buyer and each Merger Subsidiary represents and warrants to the Company that, except (a) as set forth in the Buyer Disclosure Schedule or (b) as disclosed in the Buyer SEC Reports filed or furnished at least two (2) Business Days prior to the date of this Agreement (excluding, except with respect to the representations and warranties contained in Section 4.6, any disclosures set forth in any section entitled “Risk Factors” or “Forward-Looking Statements” or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature), the statements contained in this Article IV are true and correct as of the date of this Agreement, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). The Buyer Disclosure Schedule, as given the effects set forth herein and including, for the avoidance of doubt, incorporation of the Buyer SEC Reports as applicable pursuant to clause (b) above, the “Buyer Disclosure Modifications”, shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article IV; provided, however, that the disclosures in any section or paragraph of the Buyer Disclosure Schedule shall qualify (a) the corresponding section or paragraph in this Article IV and (b) such other sections or paragraphs in this Article IV (whether or not there is a specific cross reference) to the extent that it is reasonably apparent on the face of the disclosure that such disclosure also qualifies or applies to such other section or paragraph.

4.1          Organization, Standing and Power.  Each of the Buyer and Merger Subsidiary I is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware.  The Buyer is duly qualified to conduct business and is in corporate good standing under the Laws of each jurisdiction listed in Section 4.1 of the Buyer Disclosure Schedule, which jurisdictions constitute the only jurisdictions in which the nature of the Buyer’s businesses or the ownership or leasing of its properties requires such qualification.  The Buyer has all requisite power and authority (corporate and other) to carry on the businesses in which it is engaged and to own and use the properties owned and used by it, except where the failure to have such power and authority would not, individually or in the aggregate, result in the loss of a material benefit or the incurrence of a material liability.  The Buyer is not in default under or in violation of any provision of its Organizational Documents.  Merger Subsidiary II (a) is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Delaware, (b) is a disregarded entity for federal income Tax purposes and (c) will continue to be treated as a disregarded entity for federal income Tax purposes following the Closing and the Second Effective Time.

4.2          Authority; No Conflict; Required Filings and Consents.

(a)           Each of the Buyer and each Merger Subsidiary has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder.  The execution and delivery by the Buyer and each Merger Subsidiary of this Agreement and the consummation by the Buyer and each Merger Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and the Merger Subsidiaries, respectively.  This Agreement has been duly and validly executed and delivered by the Buyer and the Merger Subsidiaries and constitutes a valid and binding obligation of the Buyer and the Merger Subsidiaries, enforceable against them in accordance with its terms.

(b)           Subject to the filing of the First Certificate of Merger and the Second Certificate of Merger as required by the DGCL, neither the execution and delivery by the Buyer or the Merger Subsidiaries of this Agreement, nor the performance by the Buyer or the Merger Subsidiaries of their respective obligations hereunder or thereunder, nor the consummation by the Buyer or the Merger Subsidiaries of the transactions contemplated hereby or thereby, will (i) conflict with or violate any provision of the charter or by-laws of the Buyer or the Merger Subsidiaries, (ii) require on the part of the Buyer or the Merger Subsidiaries any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of Indebtedness, Lien or other agreement to which the Buyer or any Merger Subsidiary is a party or by which any of them are bound or to which any of their assets are subject or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Merger Subsidiaries or any of their properties or assets.

(c)           No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Buyer or the Merger Subsidiaries in connection with the execution and delivery of this Agreement by the Buyer or the Merger Subsidiaries or the consummation by the Buyer or the Merger Subsidiaries of the transactions contemplated by this Agreement, except for the filing of the First Certificate of Merger and the Second Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business.

4.3          Operations of Merger Subsidiaries.  Each Merger Subsidiary is a direct wholly owned subsidiary of Buyer and has not engaged in any business activities or conducted any operations of any kind, entered into any agreement or arrangement with any Person, or incurred, directly or indirectly, any liabilities, in each case except in connection with its incorporation and the negotiation of this Agreement.

4.4          Capitalization.

(a)           The authorized capital stock of the Buyer consists of 200,000,000 shares of Buyer Common Stock and 5,000,000 shares of Buyer Preferred Stock, $0.001 par value per share (“Buyer Preferred Stock”). As of the close of business on the Business Day prior to the date of this Agreement, there were (i) 36,222,470 shares of Buyer Common Stock outstanding (the “Closing Buyer Outstanding Shares”), (ii) no shares of Buyer Preferred Stock outstanding, (iii) no shares of Buyer Common Stock held in treasury, (iv) 4,852,218 shares of Buyer Common Stock were subject to outstanding options to purchase Buyer Common Stock, (v) 179,698 shares of Buyer Common Stock were underlying Buyer RSUs, and (vi) 2,389,226 shares of Buyer

Common Stock (excluding the shares of Buyer Common Stock described in the foregoing clauses (iv) and (v)) were reserved for issuance pursuant to the Buyer Stock Plans.

(b)           Schedule 4.4(b) sets forth a complete and accurate list, as of the date of this Agreement, of all Buyer Stock Plans.  The number of shares of Buyer Common Stock issued to date under the Buyer Stock Plans, the number of shares of Buyer Common Stock subject to outstanding options under the Buyer Stock Plans and the number of shares of Buyer Common Stock reserved for future issuance under the Buyer Stock Plans are accurately reflected in Section 4.4(a).  The Buyer has made available to the Company complete and accurate copies of all Buyer Stock Plans.

(c)           Except as set forth on Section 4.4(c) of the Buyer Disclosure Schedule (or elsewhere in this Section 4.4), (i) there are no options, warrants, equity securities, calls, rights, commitments or agreements to which the Buyer is a party or by which the Buyer is bound obligating the Buyer to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other Equity Interests of the Buyer or any security or rights convertible into or exchangeable or exercisable for any such shares or other Equity Interests, or obligating the Buyer to grant, extend, otherwise modify or amend or enter into any such option, warrant, Equity Interest, call, right, commitment or agreement, (ii) the Buyer has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any Equity Interests of the Buyer any assets of the Buyer, including evidences of Indebtedness, and (iii) the Buyer has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any Equity Interests or to pay any dividend or to make any other distribution in respect thereof.

(d)           There is no agreement, written or oral, between the Buyer and any holder of its securities, or relating to the sale or transfer (including agreements relating to rights of first refusal, co-sale rights or “drag along” rights), registration under the Securities Act or the securities Laws of any other jurisdiction, or voting, of the capital stock of the Buyer.

4.5          Buyer Stock.  The shares of Buyer Common Stock subject to issuance pursuant to Article II of this Agreement (including in connection with the Closing and any Contingent Consideration), upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens (other than restrictions on transfer imposed under applicable securities Laws or pursuant to this Agreement or any other agreement contemplated by this Agreement), and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL or the organizational documents of the Buyer or any agreement to which Buyer is a party or is otherwise bound, and, subject to the accuracy of the certifications set forth in Annex B of the Support and Joinder Agreements and in Annex A of the Optionholder Agreements will be issued in compliance with all applicable federal and state securities Laws.

4.6          SEC Filings; Financial Statements.

(a)           The Buyer has filed all forms, reports, certifications and other documents required to be filed by Buyer with the SEC since January 1, 2016. All such registration statements, forms, reports and other documents (together with all exhibits, financial statements and schedules thereto and all information incorporated therein by reference) are referred to herein as the “Buyer SEC Reports.” All of the Buyer SEC Reports (i) were filed on a timely basis, (ii) at the time filed, or if amended, as of the date of the last such amendment, complied as to form in all material respects with the requirements of the Sarbanes-Oxley Act, the Securities Act and the Exchange Act applicable to such Buyer SEC Reports and (iii) did not at the time they were filed (or amended) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in the light of the circumstances under which they were made, not misleading, in any material respect.  Each of the financial statements (including, in each case, any related notes and schedules) contained in the Buyer SEC Reports at the time filed (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and at the dates involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented in accordance with GAAP the financial position of the Buyer as of the dates indicated and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.  To the knowledge of Buyer, there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, in each case, regarding any accounting practices of Buyer.

(b)           The Buyer has established and maintains and has, since January 1, 2016, maintained, disclosure controls and procedures and a system of internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) in all material respects in compliance with the requirements of Rule 13a-15 under the Exchange Act. From the date of the filing of the Buyer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 to the date of this Agreement, the Buyer’s auditors and the Buyer’s board of directors have not been advised of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Buyer’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Buyer’s internal control over financial reporting.

4.7          Compliance with Laws.  Each of the Buyer and its Subsidiaries has, for the past five (5) years, conducted, and is conducting, its business and operations in compliance in all material respects with all applicable Laws.  In the past five (5) years, neither the Buyer nor any Subsidiary has received any notice from any Governmental Entity alleging any noncompliance with any applicable Law.

4.8          Financial Advisor. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission based upon arrangements made by or on behalf of Buyer or any Merger Subsidiary in respect of any of the transactions contemplated hereby.

4.9          Litigation.  There is no Legal Proceeding pending or, to the knowledge of the Buyer, threatened with respect to, against or affecting the Buyer or any Subsidiary (including any Merger Subsidiary) or any current or former officer, director, employee, consultant, agent or stockholder of the Buyer or any Subsidiary in its, his or her capacity as such or with respect to the Buyer or any Subsidiary, seeking to prevent or delay the transactions contemplated hereby or that would reasonably be expected to result in a Buyer Material Adverse Effect, and no notice of any Legal Proceeding involving or relating to the Buyer or any Subsidiary, whether pending or threatened, has been received by the Buyer or any Subsidiary.

4.10        Permits and Regulatory Matters.

(a)           The Buyer is in compliance with the terms of each Permit; and, to the Knowledge of the Buyer, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.  Each such Permit will continue in full force and effect immediately following the Closing.

(b)           All manufacturing, processing, distribution, labeling, storage, testing, specifications and sampling of products performed by or on behalf of the Buyer are in material compliance with all applicable Laws administered or issued by the FDA, the EMA or any other Governmental Entity exercising comparable authority.  The Buyer has not received any written notices or correspondence from the FDA, the EMA or any other Governmental Entity exercising comparable authority, and there is no action or proceeding pending or threatened (including any prosecution, injunction, seizure, civil fine, suspension or recall), in each case alleging that the Buyer is not currently in compliance with any and all applicable Laws implemented by the FDA, the EMA or any other Governmental Entity exercising comparable authority.

4.11        No Other Representations or Warranties.  Buyer is not relying and has not relied on any representations or warranties whatsoever regarding the Company, express or implied, except for the representations and warranties in Article III (including the related portions of the Company Disclosure Schedule).  Such representations and warranties by the Company constitute the sole and exclusive representations and warranties of the Company in connection with the Merger and Buyer understands, acknowledges and agrees that all other representations and warranties of any kind or nature as to the Company, whether express, implied or statutory, are specifically disclaimed by the Company.  In connection with the due diligence investigation of the Company by Buyer, Buyer and its Affiliates, directors, officers, employees, agents, representatives and advisors have received and may continue to receive after the date hereof from the Company and its Affiliates, directors, officers, employees, consultants, agents, representatives and advisors certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations.  Buyer hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and that Buyer will have no claim against the Company, or any of its Affiliates, directors, officers, employees, consultants, agents, representatives or advisors, or any other Person with respect thereto unless any such information is expressly addressed or included in a representation or warranty contained in this Agreement.  Accordingly, Buyer hereby acknowledges and agrees that neither the Company nor any of its Affiliates, directors, officers, employees, consultants, agents, representatives or advisors, nor any other Person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans unless any such information is expressly addressed or included in a representation or warranty made by the Company contained in this Agreement.

ARTICLE V

INDEMNIFICATION

5.1          Indemnification by the Company Equityholders.  The Company Equityholders shall, from and after the Effective Time, on a several and not joint basis in accordance with their respective Pro Rata Fraction, defend and indemnify the Buyer in respect of, and hold it harmless against and will compensate and reimburse the Buyer for, any and all Damages incurred or suffered by any Buyer Indemnified Party (regardless of whether such Damages relate to any Third Party Action) arising or resulting from, relating to or constituting:

(a)           any breach, as of the date of this Agreement (except to the extent expressly made as of an earlier date, in which case any inaccuracy of any representations and warranties as of such earlier date), of any representation or warranty of the Company contained in this Agreement (as such representations and warranties are modified by the Company Disclosure Schedule delivered contemporaneously with this Agreement) or the certificate furnished by the Company to the Buyer pursuant to Section 1.2(b)(H) of this Agreement;

(b)           any failure to perform any covenant or agreement of the Company to be performed prior to the Closing contained in this Agreement;

(c)           any Pre-Closing Taxes;

(d)           any Individual Contractor Amounts, any Closing Indebtedness, and any Company Transaction Expenses, in each case to the extent in excess of the amounts, if any, included in the calculation of the Aggregate Closing Consideration or the Final Closing Adjustment;

(e)           any claim by a stockholder or former stockholder of the Company, or any other Person seeking to assert, or based upon:  (i) the ownership or rights to ownership of any shares of stock of the Company; (ii) any rights of a stockholder (other than the right to receive the consideration pursuant to Article II), including any option, preemptive right or rights to notice or to vote; (iii) any rights under the Organizational Documents of the Company; (iv) any claim that his, her or its shares were wrongfully repurchased by the Company; or (v) any claim for appraisal or dissenters rights, including any payment in respect of Dissenting Shares in excess of the amount of payments otherwise payable to the stockholder seeking such rights under this Agreement;

(f)            any inaccuracy in the Allocation Schedule, as in effect from time to time; or

(g)           any fraud with respect to any representation or warranty of the Company contained in this Agreement (as such representations and warranties are modified by the Company Disclosure Modifications).

5.2          Indemnification by Buyer.  Subject to the terms and limitations set forth in this Article V, from and after the Effective Time, the Buyer shall, indemnify the Company Equityholders in respect of any and all Damages incurred or suffered by any Equityholder Indemnified Party (regardless of whether such Damages relate to any Third Party Action) resulting from, relating to or constituting:

(a)           any breach, as of the date of this Agreement (except to the extent expressly made as of an earlier date, in which case any inaccuracy of any representations and warranties as of such earlier date), of any representation or warranty of the Buyer or any Merger Subsidiary contained in this Agreement (as such representations and warranties are modified by the Buyer SEC Reports and/or the Buyer Disclosure Schedule delivered contemporaneously with this Agreement);

(b)           any failure to perform any covenant or agreement of Buyer or any Merger Subsidiary contained in this Agreement; or

(c)           any fraud with respect to any representation or warranty of the Buyer or any Merger Subsidiary contained in this Agreement (as such representations and warranties are modified by the Buyer Disclosure Modifications).

5.3          Indemnification Claims.

(a)           An Indemnified Party shall give written notification to the Indemnifying Party (which, in the case where the Company Equityholders are the Indemnifying Party, shall be given to the Company Equityholder Representative) of the commencement of any Third Party Action.  Such notification shall be given within twenty (20) calendar days after receipt by the Indemnified Party of the notice of such Third Party Action, and shall describe in reasonable detail (to the extent then known by the Indemnified Party) the facts constituting the basis for such Third Party Action and the amount of the claimed Damages and shall be accompanied by copies of any documentation submitted by the third party taking such Third Party Action.  No delay or failure on the part of an Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such delay or failure.  Within twenty (20) calendar days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third Party Action with counsel reasonably satisfactory to the Indemnified Party; provided, that (i) the Indemnifying Party may only assume control of such defense if (A) it acknowledges in writing to the Indemnified Party that, subject to the limitations of this Article V, the Indemnified Party shall be entitled to Damages incurred or suffered by it and resulting from or relating to such Third Party Action, (B) in the case where the Indemnified Party is the Buyer, an adverse resolution of the Third Party Action would not have a material adverse effect on the goodwill or reputation of the Buyer or the business, operations or future conduct of the Buyer and (ii) the Indemnifying Party may not assume control of the defense of any Third Party Action involving Taxes, any Governmental

Entity or criminal liability or in which equitable relief is sought against the Buyer or any of its Subsidiaries.  If the Indemnifying Party does not, or is not permitted under the terms hereof to, so assume control of the defense of a Third Party Action, the Indemnified Party shall control such defense.  The Non-controlling Party may participate in such defense at its own expense.  The Controlling Party shall keep the Non-controlling Party advised of the status of such Third Party Action and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto.  The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such Third Party Action (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such Third Party Action.  The Controlling and Non-controlling Party shall cooperate in the defense or prosecution of such Third Party Action.  Such cooperation shall include the retention and (upon the Company Equityholder Representative’s request) the provision to the Company Equityholder Representative of records and information which are reasonably relevant to such Third Party Action, and making employees and other representatives and advisors available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The reasonable fees and expenses of counsel to the Indemnified Party with respect to a Third Party Action (x) may be considered Damages if the Indemnifying Party elects not to control the defense of such Third Party Action pursuant to the terms of this Section 5.3(a) and indemnification is thereafter determined to be appropriate and/or (y) shall be considered Damages for purposes of this Agreement if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such Third Party Action (provided, however, that in no event shall the Company Equityholder Representative be responsible for the fees and expenses of more than one counsel for all Buyer Indemnified Parties).  The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any Third Party Action without the prior written consent of the Indemnified Party which shall not be unreasonably withheld, conditioned or delayed; provided, that the consent of the Indemnified Party shall not be required if the Indemnifying Party, agrees in writing to pay any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the Indemnified Party from further liability and has no other adverse effect on the Indemnified Party.  The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Action without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything else herein to the contrary, to the extent there is any conflict between the provisions of this Section 5.3(a) and Section 6.2(d) with regard to any Third Party Action involving Taxes, Section 6.2(d) shall govern.  The existence of any Third Party Claim shall not create a presumption of any breach by a party to this Agreement of any of its representations, warranties or covenants set forth in this Agreement.

(b)           In order to seek indemnification under this Article V (other than pursuant to matters that are addressed by Section 2.6 which shall be governed thereby), the Indemnified Party shall deliver a Claim Notice to the Company Equityholder Representative (acting on behalf of the Company Equityholders in the case of indemnification sought against the Company Equityholders) and Buyer (in the case of indemnification sought against the Buyer).

(c)           Within twenty (20) calendar days after delivery of a Claim Notice by the Buyer or the Company Equityholder Representative, the applicable Indemnifying Party shall deliver to the Indemnified Party a Response, in which the Indemnifying Party, shall:  (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount, (ii) agree that the Indemnified Party is entitled to receive the Agreed Amount or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount.  If no Response is delivered within such twenty (20)-day period, the Indemnifying Party shall be deemed to have agreed that all of the Claimed Amount is owed to the Indemnified Party.  The Indemnifying Party may not contest the payment of all or a portion of the Claimed Amount, except to the extent it believes in good faith that the Claimed Amount does not constitute Damages for which the Indemnified Party is entitled to indemnification under this Article V.  Acceptance by the Indemnified Party of partial payment of any Claimed Amount shall be without prejudice to the Indemnified Party’s right to claim the balance of any such Claimed Amount.

(d)           If the Company Equityholder Representative in such Response disputes payment of all or part of the Claimed Amount, the Company Equityholder Representative and Buyer shall use good faith efforts to resolve such Dispute.  If such Dispute is not resolved within sixty (60) calendar days following the delivery by the Company Equityholder Representative of such response any Dispute shall be resolved in accordance with Section 8.11.

(e)           Notwithstanding the other provisions of this Section 5.3, if a third party asserts (other than by means of a lawsuit) that any Buyer Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which a Buyer Indemnified Party may be entitled to indemnification pursuant to this Article V, and the Buyer reasonably determines that it has a valid business reason to fulfill such obligation, then (i) the Buyer shall be entitled to satisfy such obligation, without prior notice to or consent from the Company Equityholder Representative or the Company Equityholders, (ii) the Buyer may subsequently make a claim for indemnification in accordance with the provisions of this Article V, and (iii) the Buyer shall be reimbursed, in accordance with the provisions of this Article V, for any such Damages for which it is entitled to indemnification pursuant to this Article V (subject to the right of the Company Equityholder Representative, on behalf of the Company Equityholders, to dispute the applicable Buyer Indemnified Party’s entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article V).

(f)            Notwithstanding anything else in this Agreement, and subject to the limitations of Section 5.5, the Buyer shall have the right, but not the obligation, to set off, in whole or in part, against any Contingent Consideration that is or may become payable pursuant to this Agreement, amounts owed or claimed in good faith to be owed by such Company Equityholder to any Buyer Indemnified Party pursuant to this Agreement and set forth in a Claim Notice pursuant to this Article V.  If the final amount of Damages in respect of such Claim Notice is determined in accordance with this Article V to be less than the amount withheld from such Contingent Consideration pursuant to this Section 5.3(f), then no later than twenty (20) calendar days following such finalization the Buyer shall deliver to the Exchange and Paying Agent for the benefit of the Company Stockholders, and the Surviving Entity or the Exchange and Paying Agent, as applicable, for the benefit of holders of Company Options, either (A) a number of shares of Buyer Common Stock equal to the applicable amount divided by the Buyer Post-Closing Stock Price corresponding to the applicable Contingent Consideration, or (B) if the issuance of such shares of Buyer Common Stock pursuant to this Section 5.3(f), together with all other issuances of Buyer Common Stock pursuant to this Agreement prior to such date, would cause the Share Cap to be exceeded, pay such excess amount in cash to the Exchange and Paying Agent or the Surviving Entity, as applicable, for prompt distribution to the Company Equityholders in accordance with Section 2.7 and the applicable Post-Closing Disbursement Certificate; provided, that the “determination date” for purposes of determining the Buyer Post-Closing Stock Price under this Section 5.3(f) shall be the date the final amount of Damages in respect of the applicable Claim Notice is determined pursuant to this Article V.

(g)           Without limitation of Section 2.4, the Company Equityholder Representative shall have full power and authority on behalf of each Company Equityholder (as an Indemnifying Party and an Indemnified Party) to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Company Equityholders under this Article V.  The Company Equityholder Representative shall have no liability to any Company Equityholders for any action taken or omitted on behalf of the Company Equityholders pursuant to this Article V.

5.4          Survival of Representations and Warranties.

(a)           Unless otherwise specified in this Section 5.4 or elsewhere in this Agreement, all provisions of this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue in full force and effect in accordance with their terms until the expiration of the applicable statute of limitations; provided, however, that, all representations and warranties that are covered by the indemnification obligations in Sections 5.1(a) and 5.2(a) shall expire on the date twelve (12) months following the Closing Date; provided further, however, that (i) the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4(a), 3.25, 3.27, 4.1, 4.2(a), 4.4, 4.8 and 4.11 shall survive until the date that is sixty (60) calendar days after the expiration of the longest statute of limitations applicable to the subject matter of the applicable representation or warranty (the representations and warranties described in this clause (i), the “Fundamental Representations”), (ii) the representations and warranties set forth in Sections 3.9, 3.17 (to the extent related to Taxes) and 3.23, shall survive until the date that is sixty (60) calendar days after the expiration of the longest statute of limitations applicable to the subject matter of the applicable representation or warranty (the representations and warranties described in this clause (ii), the “Specified Representations”), (iii) the representations and warranties set forth in Sections 3.12, 3.16, 3.20 and 4.10 shall survive until the date that is thirty (30) months following the Closing Date and (iv) with respect to claims made under Section 5.1(g) or Section 5.2(c), the relevant representations and warranties shall survive until the resolution of such claims.  The parties further acknowledge that the time periods set forth in this Article V for the assertion of claims under this Agreement are the result of arms’ length negotiation among the parties and that they intend for the time periods to be enforced as agreed by the parties.

(b)           If the Buyer delivers to the Company Equityholder Representative or the Company Equityholder Representative delivers to the Buyer, as applicable, before expiration of a representation, warranty, covenant or agreement, either a Claim Notice based upon a breach of such representation, warranty, covenant or agreement or an Expected Claim Notice based upon a breach of such representation, warranty, covenant or agreement then the applicable representation, warranty, covenant or agreement shall survive until, but only for purposes of, the resolution of the matter covered by such notice.  If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Buyer or the Company Equityholder Representative, the Buyer or the Company Equityholder Representative, as applicable, shall promptly so notify the Company Equityholder Representative or the Buyer, as applicable.

5.5          Limitations.

(a)           With respect to claims for Damages arising under Section 5.1(a), the Company Equityholders shall not be liable for any such Damages until the aggregate amount of all such Damages exceeds $122,153 (the “Company Basket Amount”) (at which point the Company Equityholders shall become liable for all Damages under Section 5.1(a) in excess of the Company Basket Amount); provided, that the limitation set forth in this sentence shall not apply to (i) any claims pursuant to Section 5.1(g) or (ii) any claims pursuant to Section 5.1(a) relating to a breach of any of the Fundamental Representations.

(b)           With respect to claims for Damages arising under Section 5.2(a), the Buyer shall not be liable for any such Damages until the aggregate amount of all such Damages exceeds $122,153 (the “Buyer Basket Amount”) (at which point the Buyer shall become liable for all Damages under Section 5.2(a) in excess of the Buyer Basket Amount); provided, that the limitation set forth in this sentence shall not apply to (1) any claims pursuant to Section 5.2(c) or (2) any claims pursuant to Section 5.2(a) relating to a breach by Buyer or any Merger Subsidiary of any of the Fundamental Representations.

(c)           Except for claims pursuant to Section 5.1(g) and claims for breaches of Fundamental Representations, the aggregate liability of the Company Equityholders for Damages under Section 5.1(a) shall not exceed (i) in the case of the Specified Representations, the Specified Representation Cap or (ii) in the case of all other representations and warranties, the Non-Fundamental Cap; provided, that neither the Specified Representation Cap nor the Non-Fundamental Cap shall apply to any claims for breaches of any Specified Representations to the extent the Buyer Indemnified Parties seek or become entitled to recovery, set off, offset or withholding of Damages pursuant to Section 5.3(f) (but only with respect to such recovery, set off, offset or withholding of Damages pursuant to Section 5.3(f)).  Except for claims pursuant to Section 5.2(c) and claims for breaches of Fundamental Representations, the aggregate liability of the Buyer for Damages under Section 5.2(a) shall not exceed the Non-Fundamental Cap.

(d)           The aggregate liability of each Company Equityholder for Damages under this Article V shall not exceed the aggregate amount of Aggregate Consideration such Company Equityholder has received (or would have received but for the indemnification, set off, offset or holdback obligations set forth in this Article V) pursuant to this Agreement. The foregoing limitation on liability set forth in this Section 5.5(d) shall not apply to a Company Equityholder with respect to claims pursuant to Section 5.1(g) based on actions of such Company Equityholder.

(e)           Except for claims pursuant to Section 5.2(c), the aggregate liability of the Buyer for Damages under this Article V shall not exceed $12,215,346 in the aggregate; provided, that the Buyer’s maximum aggregate liability for any claim for a breach under Section 2.8 shall be as set forth in the last sentence of Section 2.8(d).

(f)            No Company Equityholder shall have any right of contribution against the Company or the Surviving Entity with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

(g)           The rights to indemnification set forth in this Article V shall not be affected by (i) any investigation conducted by or on behalf of any Buyer Indemnified Party or any knowledge acquired (or capable of being acquired) by any Buyer Indemnified Party, whether before or after the date of this Agreement or the Closing Date, with respect to the inaccuracy or noncompliance with any representation, warranty, covenant or obligation which is the subject of indemnification hereunder, or (ii) any waiver by the Buyer of any closing condition relating to the accuracy of representations and warranties or the performance of or compliance with agreements and covenants.

(h)           Notwithstanding anything to the contrary in this Agreement, for purposes of determining (i) whether there has been a breach of any representation or warranty set forth in Article III and (ii) the amount of Damages for which any Buyer Indemnified Party may be entitled to indemnification under this Article V, each such representation or warranty (other than the representations and warranties set forth in clause (b) of Section 3.5 and clause (a) of Section 3.6) shall be deemed to have been made without any qualifications or limitations as to materiality (including any qualifications or limitations made by reference to a Company Material Adverse Effect or Buyer Material Adverse Effect, as applicable).

(i)            Except (i) for specific performance and (ii) as set forth in Section 2.6 and Section 2.8, after the Closing, the rights of the parties under this Article V shall be the exclusive remedy of the parties with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the other parties contained in this Agreement.

(j)            Any payments made to a party pursuant to this Article V shall be treated as an adjustment to the Aggregate Consideration for Tax purposes to the extent permitted by Law.

5.6          Recovery. Any Damages owed by a Company Equityholder pursuant to the terms and conditions of the Article V, shall be payable, at the election of each individual Company Equityholder by delivery (in book-entry form) of that number of shares of Buyer Common Stock then beneficially owned of record by such Company Equityholder, equal to such Company Equityholder’s Pro Rata Fraction of the applicable Damages divided by Buyer Post-Closing Stock Price.

5.7          No Duplication.

(a)           For purposes of this Agreement, Damages shall be calculated after giving effect to any amounts actually recovered from third parties, including amounts recovered under insurance policies (for the avoidance of doubt, excluding any self-insurance program or similar arrangement) with respect to such Damages (net of any costs to recover such amounts); provided, however, that no Buyer Indemnified Party shall have any affirmative obligation to pursue any such claim against any third party or to pursue recovery under any policy of insurance.

(b)           Any Damages for indemnification under this Agreement shall be determined without duplication of recovery due to the facts giving rise to such Damages constituting a breach of more than one representation, warranty, covenant or agreement, including any recovery pursuant to Section 2.6.

ARTICLE VI

COVENANTS

6.1          Indemnification.  For a period of six (6) years after the Closing Date, the Surviving Entity shall not amend, repeal or otherwise modify any provisions of its limited liability company agreement concerning indemnification, exculpation or limitation of liability of directors, officers, fiduciaries or agents of the Company (the “D&O Indemnified Persons”) in any manner that would affect adversely the rights thereunder of persons who, prior to the Closing Date, were directors, officers, employees, fiduciaries or agents of the Company, except to the extent required by applicable Law and except for any such change that would not affect the application of such provisions to acts or omissions of such individuals prior to the Closing.  Notwithstanding anything to the contrary in the certificate of incorporation, bylaws or limited liability company agreement, as applicable, of the Company or the Surviving Entity or any provision in any indemnification or other agreement to which any of them is a party or by which any of them is bound, (a) no exculpation or other provision in the certificate of incorporation, bylaws or limited liability company agreement, as applicable, of the Company or the Surviving Entity or any such agreement shall be deemed to exculpate any such person from its obligations under this Agreement and (b) no person shall be entitled to indemnification or reimbursement or advancement of expenses under any provision of the certificate of incorporation, bylaws or limited liability company agreement, as applicable, of the Company or the Surviving Entity or any such agreement for any matter for which any Buyer Indemnified Party is entitled to indemnification pursuant to this Agreement.  Prior to the Closing Date, the Company shall have obtained a prepaid director and officer liability insurance coverage policy that will be in effect at the Effective Time (the “D&O Policy”) providing for six (6) years of “tail” coverage with respect to matters occurring prior to the Effective Time, for the benefit of the D&O Indemnified Persons with respect to their acts and omissions occurring prior to the Effective Time, and for all purposes of this Agreement the expense of which shall be paid by the Company. For the avoidance of doubt, any costs, expenses, liabilities or other amounts owed or payable with respect to such “tail policy” that remain unpaid as of the Closing shall be deemed to be “Company Transaction Expenses” for all purposes hereunder.  In the event the Company or the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, the Buyer shall ensure that the successors and assigns of the

Company or the Surviving Entity, as the case may be, or at the Buyer’s option, Buyer, shall assume the obligations set forth in this Section 6.1.

6.2          Tax Matters.

(a)           Preparation and Filing of Tax Returns; Payment of Taxes.

(i)            The Buyer, at its expense, shall prepare and timely file or shall cause to be prepared and timely filed all Tax Returns for the Company for Pre-Closing Tax Periods that are due after the Closing Date (“Buyer Prepared Returns”), and subject to Buyer’s rights to indemnification for Pre-Closing Taxes, Buyer shall timely pay any Taxes shown on such Tax Returns.  Buyer Prepared Returns, including any Tax Return of the Company to be prepared and filed for taxable periods beginning on or before the Closing Date and ending after the Closing Date (a “Straddle Period”), shall be prepared on a basis consistent with the last previous similar Tax Return except as required by applicable Law. In the case of any Buyer Prepared Return that (1) is the final income Tax Return of the Company or (2) shows Taxes for which the Company Equityholders are required to indemnify the Buyer under Article V, the Buyer shall provide the Company Equityholder Representative with a copy of such proposed Tax Return (and such additional information regarding such Tax Return as may reasonably be requested by the Company Equityholder Representative) for review and comment at least forty-five (45) calendar days prior to the filing of such Tax Return (or in the case of non-income Tax Returns, such period of time prior to filing as is reasonably practicable).  The Buyer shall consider in good faith any comments reasonably requested by the Company Equityholder Representative in writing and received by the Buyer prior to the filing of such Tax Return.

(ii)           All transfer, sales, use, stamp, conveyance, real property transfer, recording, registration, documentary, filing and other non-income Taxes and administrative fees (including, without limitation, notary fees) arising in connection with the consummation of the transactions contemplated by this Agreement (“Transfer Taxes”) shall be borne fifty percent (50%) by the Company Equityholders and fifty percent (50%) by Buyer.  The party required by applicable Law to file any Tax Return relating to Transfer Taxes shall be responsible for filing such Tax Return and the other party shall cooperate with the filing party in the filing of any such Tax Returns with respect to Transfer Taxes, including promptly supplying any information in its possession that is reasonably necessary to complete such Tax Returns.

(b)           Allocation of Certain Taxes.

(i)            The Buyer and the Company Equityholders agree that if the Company is permitted but not required under applicable foreign, state or local Tax Laws to treat the Closing Date as the last day of a taxable period, the Buyer and the Company Equityholders shall treat such day as the last day of a taxable period.

(ii)           The amount of any Taxes for a Straddle Period allocable to a Pre-Closing Tax Period shall be deemed to equal (i) in the case of Taxes that (x) are based upon or related to income, receipts or payroll or (y) imposed in connection with any sale or other transfer or assignment of property (other than Transfer Taxes described in Section 6.2(a)), the amount which would be payable if the taxable year ended with the Closing Date, and (ii) in the case of other Taxes imposed on a periodic basis (including property Taxes), the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of calendar days in the period ending with the Closing Date and the denominator of which is the number of calendar days in the entire period.  For purposes of computing the Taxes attributable to the two portions of a taxable period pursuant to this Section 6.2(b)(ii), the amount of any item that is taken into account only once for each taxable period (e.g., the benefit of graduated tax rates, exemption amounts, etc.) shall be allocated between the two portions of the period in proportion to the number of calendar days in each portion.

(c)           Post-Closing Restrictions. The Buyer, the Surviving Company, and its Subsidiaries will not (and will not permit their respective Affiliates to) (i) except for Tax Returns prepared and filed in accordance with Section 6.2(a), file or amend any Tax Returns of the Company or its Subsidiaries with respect to any Pre-Closing Tax Period, (ii) with respect to Tax Returns prepared and filed in accordance with Section 6.2(a) after the date such Tax Returns are filed, amend any such Tax Returns, (iii) make or change any Tax election or change any method of accounting that has retroactive effect to the Company for a Pre-Closing Tax Period (including any election pursuant to Section 338 of the Code), or (iv) agree to extend or waive the statute of limitations with respect to Taxes of the Company or any of its Subsidiaries for a Pre-Closing Tax Period, in each such case, if such action could reasonably be expected to form the basis for a claim of indemnification against the Company Equityholders pursuant to this Agreement, except, in each case, (A) with the prior written consent of the Company Equityholder Representative (which will not be unreasonably withheld delayed or conditioned), or (B) if required by Law (provided that the Buyer shall have consulted in good faith with the Company Equityholder Representative regarding the requirements of applicable Law before taking any action pursuant to this clause (B)).

(d)           Cooperation on Tax Matters; Tax Audits.

(i)            The Buyer, the Surviving Entity and the Company Equityholder Representative and their respective Affiliates shall cooperate in the preparation of all Tax Returns and the conduct of all Tax Contests relating to the determination of any Tax for any Tax periods for which one party could reasonably require the assistance of the other party in obtaining any necessary information.

(ii)           If Buyer, the Surviving Entity or any of their Affiliates receives notice of a Tax Contest with respect to (i) the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or (ii) any Taxes for which the Company Equityholders are required to indemnify the Buyer under Article V, then within ten (10) Business Days after receipt of such notice, the Buyer shall notify the Company Equityholder Representative of such notice. No delay or failure in so notifying the Company Equityholder Representative shall relieve the Company Equityholders of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such delay or failure.

(A)          The Company Equityholder Representative may elect to control the conduct and resolution of such Tax Contest solely to the extent that such Tax Contest relates to the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code, provided that (i) the Company Equityholder Representative shall permit Buyer to participate in such Tax Contest (using counsel of its own choosing), (ii) the Company Equityholder Representative shall keep Buyer reasonably informed of all material developments on a timely basis with respect to any such Tax Contest, and (iii) the Company Equityholder Representative shall not enter into any settlement of, otherwise compromise or abandon any Tax Contest without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

(B)          With respect to any Tax Contest (1) involving Tax matters or items that could reasonably be expected to form the basis for a claim of indemnification against the Company Equityholders pursuant to this Agreement and (2) that the Company Equityholder Representative does not or cannot elect to control pursuant to the preceding Section 6.2(d)(ii)(A), Buyer will control such Tax Contest, including the defense and settlement thereof; provided, that, (i) the Buyer shall permit the Company Equityholder Representative to participate in such Tax Contest (using counsel of its own choosing), (ii) Buyer shall keep the Company Equityholder Representative reasonably informed of all material developments on a timely basis with respect to any such Tax Contest, and (iii) Buyer shall not enter into any settlement of, otherwise compromise or abandon any such Tax Contest without the prior written consent of the Company Equityholder Representative, which consent shall not be unreasonably withheld, conditioned or delayed.

(e)           Termination of Tax Sharing Agreements.  All Tax sharing agreements or similar arrangements with respect to or involving the Company shall be terminated prior to the Closing Date.

(f)            Tax Treatment.

(i)            For U.S. federal income tax purposes, the First Merger and the Second Merger are intended to be treated as integrated steps in a single transaction that together qualify as a “reorganization” within the meaning of Section 368(a) of the Code.  The parties adopt this Agreement as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and within the meaning of Sections 1.368-2(g) and 1.368-3 of the Treasury Regulations. None of the parties shall (and each of the parties shall cause their respective Subsidiaries not to) take any action, or fail to take any action, other than as expressly contemplated by this Agreement, that could reasonably be expected to prevent or impede the Merger from qualifying as such a reorganization. Buyer, Merger Subsidiaries, and the Company agree to report the Merger for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code unless otherwise required by a “determination” (within the meaning of Section 1313(a) of the Code) or otherwise determined in settlement of a Tax Contest in accordance with the procedures set forth in Section 6.2(d)(ii), including attaching the statement described in Treasury Regulations Section 1.368-3(a) on or with the Company’s return of the taxable year of the Merger.  Except for the covenants in this Section 6.2(f)(i), and the last sentence of Section 4.1, it is understood and agreed that neither Buyer nor Merger Subsidiaries makes any representations or warranties to the Company Equityholders regarding the Tax treatment of the Merger.

(ii)           For all applicable Tax purposes, the parties to this Agreement agree to, and no party shall take any action or filing position inconsistent with, the following Tax treatment of the items specified below:

(A)          The contingent rights of the Company Equityholders to their Pro Rata Share of the Contingent Consideration in respect of their Company Stock (i) shall be treated as deferred contingent purchase price potentially eligible for installment sale treatment under Section 453 of the Code and any corresponding provision of state, local or non-U.S. Law as appropriate, and (ii) if and to the extent any such amount is released or paid in respect of Company Stock, interest may be imputed on such amount to the extent required by Section 483 or 1274 of the Code.

(B)          Any payments made in respect of Company Options held by U.S. taxpayers pursuant to this Agreement shall be treated as compensation paid by the Company as and when received by the holder thereof to whom such payment is due.

(iii)          The entirety of the Aggregate Consideration payable by Buyer to the Company Equityholders in respect of Company Stock pursuant to this Agreement (including the any Future Payments) shall be allocated to Company Stock, and none shall be allocated to the noncompetition covenants made in connection with the Merger or otherwise treated as compensation; provided, however, that any such Aggregate Consideration payable in  in respect of a Company Restricted Stock Award for which an election under Section 83(b) of the Code was not properly or timely filed may be treated as compensation.

ARTICLE VII

DEFINITIONS

For purposes of this Agreement, each of the following terms has the meaning set forth below.

“Advisory Group” has the meaning set forth in Section 2.4(f).

“Affiliate” means, with respect to a Person, any other Person who is an “affiliate” of that Person within the meaning of Rule 405 promulgated under the Securities Act; provided, that, for the avoidance of doubt, Inception Sciences, Inc. and Inception Sciences Canada, Inc. shall be deemed to be Affiliates of the Company and of Versant Ventures for all purposes hereunder.

“Aggregate Closing Consideration” means a number of shares of Buyer Common Stock equal to (a) the Base Closing Shares less (b) the Holdback Shares less (c) the number of shares of Buyer Common Stock equal to (i) the sum of the Estimated Closing Adjustment plus the Company Equityholder Representative Expense Amount, divided by (ii) the Buyer Closing Stock Price.

“Aggregate Consideration” means the sum of (a) the Aggregate Closing Consideration, plus (b) any Future Payments that become payable in accordance with the terms of this Agreement.

“Aggregate Residual Closing Consideration” means a number of shares of Buyer Common Stock equal to (a) the Aggregate Closing Consideration less (b) a number of shares equal to (i) the Series A Preference Consideration multiplied by (ii) the aggregate number of shares of Company Preferred Stock outstanding as of immediately prior to the Effective Time; provided that the “Aggregate Residual Closing Consideration” shall be zero if the Aggregate Closing Consideration is less than the Series A Preference Consideration.

“Agreed Amount” means part, but not all, of the Claimed Amount.

“Agreement” has the meaning set forth in the first paragraph of this Agreement.

“Allocation Schedule” means the schedule attached hereto as Schedule AS (as such schedule may be updated, corrected, amended or modified in accordance with Section 2.7(a) from time to time after the Effective Time), setting forth (i) the Company’s calculations of the Aggregate Closing Consideration and Aggregate Residual Closing Consideration, and (ii) for each Company Equityholder: (a) the name and address for such Company Equityholder; (b) the number of shares of each class of Company Stock held as of the Closing Date by such Company Equityholder; (c) to the extent such Company Equityholder holds shares of Company Preferred Stock, the number of shares of Company Common Stock issuable upon conversion of the shares of each such series of Company Preferred Stock (assuming such conversion occurs as of immediately prior to the Effective Time) in accordance with the Company Certificate of Incorporation; (d) the number of shares of Company Common Stock subject to Company Equity Awards outstanding immediately prior to the Effective Time (after giving effect to the full acceleration of vesting in connection with the transactions contemplated by this Agreement or otherwise) held by such Company Equityholder (and, if applicable, the exercise price or measurement price thereof); (e) the amount to be paid to such Company Equityholder pursuant to Section 2.1(c) and pursuant to Section 2.5; (f) the portion of the Aggregate Closing Consideration attributable to such Company Equityholder’s Company Stock and Company Equity Awards; (g) whether such Company Equityholder executed a Support and Joinder Agreement certifying that such Company Equityholder is an “accredited investor” pursuant to Regulation D under the Securities Act and/or not a “U.S. Person” within the meaning of Rule 902 of Regulation S of the Securities Act; (h) the applicable Exchange and Paying Agent; and (i) such Company Equityholder’s Pro Rata Share and Pro Rata Fraction, expressed as a percentage.

“Anti-Bribery Laws” has the meaning set forth in Section 3.19.

“Applicable Bankruptcy Laws” shall have the meaning set forth in Section 3.4(a).

“Base Closing Shares” means 5,314,717 shares of Buyer Common Stock.

“Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in San Diego, California, Wilmington, Delaware or New York, New York are permitted or required by Law, executive order or governmental decree to remain closed.

“Buyer” has the meaning set forth in the first paragraph of this Agreement.

“Buyer Basket Amount” has the meaning set forth in Section 5.5(b).

“Buyer Closing Stock Price” means $2.2984.

“Buyer Common Stock” means the common stock, $0.001 par value per share, of the Buyer.

“Buyer Disclosure Modifications” has the meaning set forth in the first paragraph of Article IV.

“Buyer Indemnified Parties” means the Buyer and its Affiliates (including, after the Closing, the Company and the Surviving Entity).

“Buyer Material Adverse Effect” means any Change that, individually or in the aggregate with all other Changes, has had or could reasonably be expected to have a material adverse effect on the ability of the Buyer or the Merger Subsidiaries to perform their respective obligations under (including, for the avoidance of doubt, payment of Contingent Consideration), or to consummate the transactions contemplated by this Agreement.

“Buyer Post-Closing Stock Price” means the volume-weighted average price, rounded to four decimal points, of shares of Buyer Common Stock on Nasdaq (as reported on Bloomberg L.P. under the function “VWAP”) over the five (5) consecutive trading day period ending three (3) full trading days prior to the applicable determination date.

“Buyer Preferred Stock” has the meaning set forth in Section 4.4(a).

“Buyer Prepared Returns” has the meaning set forth in Section 6.2(a)(i).

“Buyer RSU” means each restricted stock unit granted under the Buyer Stock Plan or otherwise that is outstanding immediately prior to the Effective Time.

“Buyer SEC Reports” has the meaning set forth in Section 4.6.

“Buyer Stock Plan” means any equity incentive plan of the Buyer, other than the Buyer’s Employee Stock Purchase Plan.

“CERCLA” means the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

“Certificate” means a certificate which as of immediately prior to the Effective Time represented outstanding shares of Company Stock.

“Change” means any change, event, circumstance or development.

“Claim Notice” means written notification which contains (a) a description of the Damages incurred or reasonably expected to be incurred by the Indemnified Party and the Claimed Amount of such Damages, to the extent then known, (b) a statement that the Indemnified Party is entitled to indemnification under Article V for such Damages and a reasonable explanation of the basis therefor, and (c) a demand for payment in the amount of such Damages.

“Claimed Amount” means the amount of any Damages incurred or reasonably expected to be incurred by the Indemnified Party and set forth in a Claim Notice.

“Closing” means the closing of the transactions contemplated by this Agreement.

“Closing Adjustment Items” means (a) the Company Transaction Expenses, and (b) any Individual Contractor Amounts and (c) if Closing Net Working Capital is less than the Working Capital Target, the amount of such shortfall.

“Closing Adjustment Statement” means the statement of the Closing Adjustment Items prepared in accordance with the provisions of Section 2.6.

“Closing Buyer Outstanding Shares” has the meaning set forth in Section 4.4(a).

“Closing Cash” means all cash and cash equivalents held by the Company (plus the amount of all un-cleared deposits of the Company outstanding, and less the amount of all un-cleared checks or withdrawals of the Company outstanding), measured as of the Effective Time and determined in accordance with GAAP applied on a basis consistent with the application thereof to the most recent audited financial statements included in the Company Financial Statements (to the extent consistent with GAAP).

“Closing Date” means the date of this Agreement.

“Closing Indebtedness” means all Indebtedness of the Company to the extent outstanding at the Effective Time.

“Closing Net Working Capital” means the Company’s current assets (including, for the avoidance of doubt, Closing Cash) less current liabilities (including all Closing Indebtedness whether long-term or current), calculated as of the end of the Closing Date, each determined in accordance with (a) GAAP applied on a basis consistent with the application thereof to the most recent audited financial statements included in the Company Financial Statements (to the extent consistent with GAAP) and (b) the example calculation included in the Estimated Closing Adjustment Statement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Company Basket Amount” has the meaning set forth in Section 5.5(a).

“Company Certificate of Incorporation” means the certificate of incorporation of the Company, as amended or restated from time to time and in effect immediately prior to the Effective Time.

“Company Common Stock” means the common stock, $0.001 par value per share, of the Company.

“Company Disclosure Modifications” has the meaning set forth in the first paragraph of Article III.

“Company Disclosure Schedule” means the Company Disclosure Schedule provided by the Company to the Buyer on the date hereof.

“Company Employee” means any employee (whether current or former) of the Company.

“Company Equity Award” means each Company Option and Company Restricted Stock Award outstanding as of immediately prior to the Effective Time.

“Company Equityholder” means any holder of Company Stock or Company Equity Awards as of immediately prior to the Effective Time.

“Company Equityholder Representative” has the meaning set forth in the first paragraph of this Agreement.

“Company Equityholder Representative Account Payment” has the meaning set forth in Section 2.4(c).

“Company Equityholder Representative Engagement Agreement” has the meaning set forth in Section 2.4(f).

“Company Equityholder Representative Expenses” has the meaning set forth in Section 2.4(d).

“Company Equityholder Representative Expense Amount” means $75,000.

“Company Equityholder Representative Group” has the meaning set forth in Section 2.4(f).

“Company Financial Statements” means:

(a)           the audited balance sheets and statements of income, changes in stockholders’ equity and cash flows of the Company as of the end of and for each of the fiscal years ended December 31, 2015, 2016 and 2017, as certified without qualification by BDO USA LLP, the Company’s independent public accountants; and

(b)           the unaudited balance sheet of the Company for the interim period after December 31, 2017 ended September 30, 2018, and the related unaudited statements of operations, changes in stockholders’ equity and cash flows for the period then ended.

“Company Intellectual Property” means the Company Owned Intellectual Property and the Company Licensed Intellectual Property.

“Company’s Knowledge,” “Knowledge of the Company” and words of similar effect means the knowledge of each of the individuals identified in Schedule K, in each case after due and reasonable inquiry.  Such individuals will be deemed to have knowledge of a particular fact, circumstance, event or other matter if (a) such individual has actual knowledge of such fact, circumstance, event or other matter, (b) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic, including electronic mails sent to or by such individual) in the possession of such individual, including his or her personal files, or (c) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic) contained in books and records of such individual that would reasonably be expected to be reviewed by such individual in the customary performance of his or her duties.  Company’s Knowledge, does not include the obligation to conduct or obtain any new freedom-to-operate opinions or similar opinions of counsel or any new Intellectual Property clearance searches, and no knowledge of any third-party Intellectual Property that would have been revealed by such new freedom-to-operate opinions or similar opinions of counsel or any new Intellectual Property clearance searches.

“Company Licensed Intellectual Property” means all Intellectual Property that is, or is purported to be, licensed to the Company by any third party.

“Company Material Adverse Effect” means any Change that, individually or in the aggregate with all other Changes, has had or could reasonably be expected to have a material adverse effect on the business, assets, liabilities, capitalization, condition (financial or other), results of operations, or prospects, of the Company, other than any Change to the extent arising after the date hereof and resulting from (i) Changes in the United States economy in general, so long as such changes do not disproportionately affect the business of the Company, and (ii) Changes in the industry in which the Company operates, so long as such Changes do not disproportionately affect the business of the Company.  For the avoidance of doubt, the parties agree that the terms “material,” “materially” and “materiality” as used in this Agreement with an initial lower case “m” shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Company Material Adverse Effect.

“Company Option” means an option to purchase Company Common Stock issued by the Company pursuant to the Company Stock Plan.

“Company Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company, in whole or in part.

“Company Plan” means any Employee Benefit Plan in respect of any employees, independent contractors, directors, officers or shareholders of the Company that are sponsored or maintained by the Company or with respect to which the Company has made or is required to make payments, transfers or contributions or has or may have any actual or potential liability.

“Company Preferred Stock” means the Series A convertible preferred stock, $0.001 par value per share, of the Company.

“Company Required Information” means (a) the Company Financial Statements and (b) such additional information, including other business information and reliance letters from the Company’s independent accounting firm, as the Buyer may reasonably request, in order to comply with the requirements of the Securities Act and/or Exchange Act applicable to the Buyer.

“Company Registrations” means Intellectual Property Registrations that are registered or filed in the name of the Company, alone or jointly with others.

“Company Restricted Stock Award” means each award of restricted Company Common Stock that is unvested as of immediately prior to the Effective Time.

“Company Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Stock Plan” means the 2013 Equity Incentive Plan.

“Company Stockholder” means each holder of Company Stock as of immediately prior to the Effective Time.

“Company Stockholder Approval” means the adoption of this Agreement and the approval of the Merger, by execution of Written Consents, by (a) a majority of the votes represented by the outstanding shares of Company Stock entitled to vote on this Agreement and the Merger (on a converted to Company Common Stock basis) and (b) more than 51% of the votes represented by the outstanding shares of Company Preferred Stock entitled to vote on this Agreement and the Merger.

“Company Transaction Expenses” means all costs and expenses of the Company incurred in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including any brokerage fees and commissions, finders’ fees or financial advisory fees and any fees and expenses of counsel or accountants payable by the Company.

“Confidentiality Agreement” means the Amended and Restated Confidential Disclosure Agreement, dated as of May 15, 2018, by and between the Company, certain Affiliates of the Company and the Buyer.

“Contract” has the meaning set forth in Section 3.13(a).

“Contingent Consideration” has the meaning set forth in Section 2.8.

“Controlling Party” means the party controlling the defense of any Third Party Action.

“Cooley” has the meaning set forth in Section 8.12.

“Covered Materials” means any communication between Cooley, on the one hand, and the Company or the Company Equityholders, on the other, to the extent that they are attorney-client privileged and solely relate to the negotiation, documentation and consummation of the transactions contemplated by this Agreement or, beginning on the date of this Agreement, any dispute arising under this Agreement.

“D&O Indemnified Persons” has the meaning set forth in Section 6.1

“D&O Policy” has the meaning set forth Section 6.1.

“Damages” means any and all debts, obligations and other liabilities, monetary damages, fines, fees, penalties, interest obligations, deficiencies, foreseeable consequential or incidental damages, losses and expenses (including amounts paid in settlement, interest, court costs, costs of investigators, reasonable out of pocket fees and expenses of attorneys, accountants, financial advisors and other experts, and other reasonable expenses of litigation, arbitration or other dispute resolution procedures) and, only to the extent paid or payable to a third party in connection with a Third Party Claim, any unforeseeable incidental or consequential damages and any punitive damages.

“DGCL” means the Delaware General Corporation Law.

“Dispute” means the dispute resulting if the Company Equityholder Representative in a Response disputes the liability of the Company Equityholders for all or part of a Claimed Amount.

“Dissenting Shares” means shares of Company Stock held as of the Effective Time by a Company Stockholder who has not voted such shares of Company Stock in favor of the adoption of this Agreement and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the DGCL and not effectively withdrawn or forfeited prior to the Effective Time.

“Documentation” means printed, visual or electronic materials, reports, white papers, documentation, specifications, designs, flow charts, code listings, instructions, user manuals, frequently asked questions, release notes, recall notices, error logs, diagnostic reports, marketing materials, packaging, labeling, service manuals and other information describing the use, operation, installation, configuration, features, functionality, pricing, marketing or correction of a product, whether or not provided to end users.

“Effective Time” has the meaning set forth in Section 1.1(b).

“EMA” means the European Medicines Agency or any successor agency thereto.

“Employee Benefit Plans” means all (a) “employee benefit plans,” as defined in Section 3(3) of ERISA, together with plans or arrangements that would be so defined if they were not (i) otherwise exempt from ERISA by Section 3(3) of ERISA or another Section of ERISA, (ii) maintained outside the United States or (iii) individually negotiated or applicable only to one individual and (b) any other written or oral benefit arrangement or obligation to provide benefits as compensation for services rendered, including employment or consulting agreements (except for agreements that provide termination at no cost to the Company), severance agreements, arrangements, plans or pay policies, stay or retention bonuses or compensation, incentive (including equity or equity-linked) plans, programs or arrangements, patent award programs, sick leave, vacation pay, plant closing benefits, salary continuation or insurance for disability, consulting, or other compensation arrangements, retirement, deferred compensation, bonus, stock option or purchase plans or programs, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, any plans subject to Section 125 of the Code and any plans providing benefits or payments in the event of a change of control, change in ownership or effective control, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof.

“Environmental Law” means any Law relating to the environment, occupational health and safety, or exposure of persons or property to Materials of Environmental Concern, including any statute, regulation, administrative decision or order pertaining to:  (a) the presence of or the treatment, storage, disposal, generation, transportation, handling, distribution, manufacture, processing, use, import, export, labeling, recycling, registration, investigation or remediation of Materials of Environmental Concern or documentation related to the foregoing; (b) air, water and noise pollution; (c) groundwater and soil contamination; (d) the release, threatened release, or accidental release into the environment, the workplace or other areas of Materials of Environmental Concern, including emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern; (e) transfer of interests in or control of real property which may be contaminated; (f) community or worker right-to-know disclosures with respect to Materials of Environmental Concern; (g) the protection of wild life, marine life and wetlands, and endangered and threatened species; (h) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; and (i) health and safety of employees and other persons.  As used above, the term “release” shall have the meaning set forth in CERCLA.

“Equity Interest” means, with respect to any Person, (a) any share, partnership or membership interest, unit of participation or other similar interest (however designated) in such Person and (b) any warrant, purchase right, conversion right, exchange right or other agreement which would entitle any other Person to acquire any such interest in such Person (including share appreciation, phantom share, profit participation or other similar rights).

“Equityholder Indemnified Parties” means the Company Equityholders and their respective Affiliates.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity that is, or at any applicable time was, a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (c) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company.  For purposes of this Agreement, “ERISA Affiliate” is deemed to include Versant Ventures, Inception Sciences, Inc., Inception Sciences Canada, Inc., and their respective Affiliates.

“Estimated Closing Adjustment” means the estimated amount of the Closing Adjustment Items as of the Closing Date delivered with the Estimated Closing Adjustment Statement in accordance with the provisions of Section 2.6(a).

“Estimated Closing Adjustment Statement” has the meaning set forth in Section 2.6(a).

“Exchange and Paying Agent” means Computershare Trust Company, N.A.

“Exchange and Paying Agent Agreement” means an agreement to be entered into at or prior to the Effective Time by the Exchange and Paying Agent and the Buyer, governing the disbursement of the Payment Fund and in a form reasonably acceptable to the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expected Claim Notice” means a notice that, as a result of a legal proceeding instituted by or written claim made by a third party, the Buyer or the Company Equityholders reasonably expects to incur Damages for which it or they are entitled to indemnification under Article V.

“Exploit” means develop, design, test, modify, make, use, sell, have made, used and sold, import, reproduce, market, distribute, commercialize, support, maintain, correct and create derivative works of.

“FDA” means the United States Food and Drug Administration or any successor agency thereto.

“Final Closing Adjustment” has the meaning set forth in Section 2.6(f).

“Final Closing Adjustment Items” has the meaning set forth in Section 2.6.

“Final Closing Adjustment Statement” has the meaning set forth in Section 2.6.

“First Certificate of Merger” has the meaning set forth in Section 1.1(a)(i).

“First Merger” has the meaning set forth in Section 1.1(a)(i).

“First Merger Constituent Corporations” has the meaning set forth in Section 1.1(a)(i).

“First Step Surviving Entity” has the meaning set forth in Section 1.1(a)(ii).

“Forfeiture Agreements” means the executed forfeiture agreements, in each case in form and substance reasonably acceptable to the Buyer, delivered by certain holders of Company Options.

“fraud” means a statement or omission by a party with the knowledge or belief that such statement or omission was false or was made (or facts were omitted) with a “reckless indifference” to the truth with intent by such party to deceive the other party.

“Future Payments” means, collectively, (a) any Holdback Shares that become issuable to Company Equityholders pursuant to this Agreement, plus (b) any portion of any Contingent Consideration that may become distributable to Company Equityholders pursuant to this Agreement, plus (c) any Company Equityholder Representative Account Payment that may become distributable to Company Equityholders pursuant to this Agreement.

“Fundamental Representations” has the meaning set forth in Section 5.4(a).

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any federal, state, local or foreign government or any court, arbitrational tribunal, administrative agency or commission or government authority acting under the authority of the federal or any state, local or foreign government.

“Grant Date” has the meaning set forth in Section 3.2(d).

“Holdback Fund” means, as any time of determination, a number of shares of Buyer Common Stock equal to (a) the Holdback Shares less (b) if a positive number, the Final Closing Adjustment. “Holdback Shares” means 130,526 shares of Buyer Common Stock.

“Indebtedness” with respect to any Person means (a) any indebtedness or other obligation for borrowed money or under bonds, notes, debentures or similar instruments; (b) any obligation incurred for all or any part of the purchase price of property or other assets (including earnout, milestone, royalty and similar obligations) in each case to the extent due and payable, other than accounts payable and accrued expenses included in current liabilities and incurred in respect of property purchased or services rendered in the Ordinary Course of Business; (c) the amounts owed on all letters of credit issued for the account of such Person; (d) obligations (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Liens; (e) capitalized lease obligations; (f) all guarantees and similar obligations of such Person; (g) all accrued interest, fees and charges in respect of any indebtedness; (h) all bankers acceptances and overdrafts; and (h) all interest, premiums and penalties (whether or not related to prepayment), and any other fees, expenses, indemnities and other amounts payable in respect of any of the foregoing.

“Indemnified Party” or “Indemnified Parties” means the Buyer Indemnified Parties or the Equityholder Indemnified Parties, as applicable.

“Indemnifying Party” or “Indemnifying Parties” means the Buyer or the Company Equityholders, as applicable.

“Individual Contractor Amount” means all amounts, if any, payable pursuant to (a) any bonus plan implemented by the Company in connection with the transactions contemplated by this Agreement or (b) any other change in control bonus plan, severance plan, change of control, retention or similar arrangement of the Company, in each case of this clause (b) payable in connection with the Merger or any of the other transactions contemplated by this Agreement or upon related, concurrent or subsequent termination of services, or in combination with any other event.

“Intellectual Property” means the following subsisting throughout the world:

(a)           Patent Rights;

(b)           Trademarks and all goodwill in the Trademarks;

(c)           copyrights, designs, data and database rights and registrations and applications for registration thereof, including moral rights of authors;

(d)           mask works and registrations and applications for registration thereof and any other rights in semiconductor topologies under the Laws of any jurisdiction;

(e)           inventions, invention disclosures, statutory invention registrations, trade secrets and confidential business information, know-how, scientific and technical information, data and technology, including medical, preclinical and clinical, toxicological and other scientific data, manufacturing and product processes, algorithms, techniques and analytical methodology, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether patentable or nonpatentable, whether copyrightable or noncopyrightable and whether or not reduced to practice; and

(f)            other proprietary rights relating to any of the foregoing (including remedies against past, present and future infringement thereof and rights of protection of interest therein under the Laws of all jurisdictions).

“Intellectual Property Registrations” means Patent Rights, Trademarks (other than unregistered trademarks, service marks and trade dress), registered copyrights and designs, mask work registrations and applications for each of the foregoing.

“Internal Systems” means the Software and Documentation and the computer, communications and network systems (both desktop and enterprise-wide), laboratory equipment, reagents, materials and test, calibration and measurement apparatus used by the Company in its business or operations or to develop, manufacture, fabricate, assemble, provide, distribute, support, maintain or test the Product Offerings, whether located on the premises of the Company or hosted at a third party site.

“IRS” has means the United States Internal Revenue Service.

“Law” means any United States federal, state or local or foreign law, common law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any decree, order, injunction, rule, judgment, consent of or by any Governmental Entity, or any Permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

“Lease” means any lease, sublease, license, or occupancy agreement pursuant to which the Company leases or subleases from or to another party any real property, or otherwise occupies any real property.

“Legal Proceeding” means any action, suit, proceeding (including administrative proceeding), claim, complaint, hearing, information request, notice of violation, arbitration, inquiry or investigation of or before any Governmental Entity or before any arbitrator.

“Letter of Transmittal” means a letter of transmittal in the form attached hereto as Exhibit C.

“Lien” means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of Law), other than (a) mechanic’s, material men’s and similar liens, (b) liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (c) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business of the Company and not material to the Company, (d) Liens for Taxes and other governmental charges and assessments which are not yet due and payable or are being contested in good faith by appropriate proceedings and for which appropriate reserves have been accrued in accordance with GAAP; and (e) purchase money or equipment Liens incurred in the Ordinary Course of Business.

“Materials of Environmental Concern” means any:  pollutants, contaminants or hazardous substances (as such terms are defined under CERCLA), pesticides (as such term is defined under the Federal Insecticide, Fungicide and Rodenticide Act), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), chemicals, other hazardous, radioactive or toxic materials, oil, petroleum and petroleum products (and fractions thereof), or any other material (or article containing such material) listed or subject to regulation under any Law due to its potential, directly or indirectly, to harm the environment or the health of humans or other living beings.

“Merger” has the meaning set forth in the Recitals.

“Merger Subsidiary I” has the meaning set forth in the first paragraph of this Agreement.

“Merger Subsidiary II” has the meaning set forth in the first paragraph of this Agreement.

“Merger Subsidiaries” has the meaning set forth in the first paragraph of this Agreement.

“Milestone Achievement Date” has the meaning set forth in Section 2.8(b)(i).

“Milestone Event” has the meaning set forth in Section 2.8.

“Most Recent Balance Sheet” means the unaudited balance sheet of the Company as of the Most Recent Balance Sheet Date.

“Most Recent Balance Sheet Date” means September 30, 2018.

“Neutral Accountant” means PricewaterhouseCoopers LLP; provided, that, if such firm is not available for any reason, the Neutral Accountant shall be an independent nationally recognized accounting firm selected in accordance with the rules of the New York, New York office of the American Arbitration Association.

“Non-controlling Party” means the party not controlling the defense of any Third Party Action.

“Non-Fundamental Cap” means an amount equal to $1,526,918.

“Objection Notice” has the meaning set forth in Section 2.6(c).

“Optionholder Agreement” means the Optionholder Agreement in the form attached hereto as Exhibit E.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount).

“Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of incorporation or organization and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all by-laws, stockholder agreements, voting agreements and similar documents, instruments or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

“Patent Rights” means all patents, patent applications (including provisional patent applications), utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, reissues, reexaminations and extensions).

“Payment Certificate” means a certificate, signed by an executive officer of the Company on behalf of the Company, which (a) sets forth (i) a calculation of the Series A Preference Consideration, (ii) a calculation of the payments to be made by the Buyer in accordance with Section 2.1(d)(ii), (iii) the identity of each Person entitled to a payment pursuant to Section 2.1(d)(ii), (iv) the amount due to each such Person and (v) the Pro Rata Share and Pro Rata Fraction and (b) attaches the Allocation Schedule as a schedule thereto.

“Payment Fund” means shares of Buyer Common Stock constituting the Aggregate Closing Consideration issued or issuable to Company Equityholders (including shares of Buyer Common Stock in any Buyer reserve account with the Exchange and Paying Agent) through the Exchange and Paying Agent pursuant to Article II.

“Permits” means all permits, licenses, registrations, certificates, orders, exemptions, approvals, franchises, variances, clearances and similar rights issued by or obtained from any Governmental Entity (including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property).

“Person” means any natural person, firm, limited liability company, general or limited partnership, association, corporation, unincorporated organization, company, joint venture, trust, Governmental Entity or other entity.

“Post-Closing Disbursement Certificate” means a certificate, provided by the Company Equityholder Representative, which (a) sets forth (i) a calculation of any disbursements to be made for the benefit of Company Equityholders pursuant to Section 2.1(e), Section 2.4(c), Section 2.7(c), and/or Section 2.8, as applicable, (ii) the identity of each Person entitled to such disbursement or payment, (iii) the amount due to each such Person pursuant to Section 2.1(e), Section 2.4(c), Section 2.7(c), and/or Section 2.8, as applicable, and (iv) the applicable wire instructions for the account or accounts of such Person, and (b) attaches a schedule, prepared by the Company Equityholder Representative in the format of the Allocation Schedule (but with respect to any such certificate relating to a Future Payment also including the portion of the applicable Future Payments attributable to each Company Equityholder’s Company Stock and Company Equity Awards), setting forth, for each Company Equityholder:  (a) such Company Equityholder’s name and address; (b) the number of shares of each class of Company Stock held as of the Closing Date by such Company Equityholder or underlying Company Options held by such Company Equityholder; (c) the amount to be paid to such Company Equityholder pursuant to Section 2.1(e), Section 2.4(c), Section 2.7(c), and/or Section 2.8, as applicable; and (d) an updated calculation of each Company Equityholders’ Pro Rata Share and Pro Rata Fraction.

“Pre-Closing Tax Period” means (i) any Tax period ending on or before the Closing Date and (ii) with respect to any Straddle Period, the portion of such period ending on the Closing Date.

“Pre-Closing Taxes” means (i) any Taxes of the Company due and payable for, or allocated in accordance with Section 6.2 to, any taxable period (or portion thereof) ending on or before the Closing Date; (ii) any Taxes for which the Company has any liability under Treasury Regulation Section 1.1502-6 or under any comparable or similar provision of state, local or foreign Laws as a result of being a member of an affiliated, consolidated, combined, unitary or similar group on or prior to the Closing Date; (iii) any Taxes for which the Company has any liability as a transferee or successor, pursuant to any contractual obligation or otherwise, which Tax is attributable to the operations of the Company on or prior to the Closing Date or an event or transaction occurring before the Closing; (iv) the Company Equityholders’ share of any Transfer Taxes pursuant to Section 6.2(a)(ii) and (v) any withholding or payroll Taxes due on payments of the Aggregate Consideration payable to holders of Company Options; provided, however, that “Pre-Closing Taxes” shall not include (a) any Taxes attributable to any election under Section 338 of the Code (or any comparable applicable provision of state, local or non-U.S. Tax Law) with respect to the transactions contemplated by this Agreement, (b) any Taxes resulting from any transactions occurring on the Closing Date after the Closing outside the Ordinary Course of Business (other than as explicitly contemplated by this Agreement), (c) any Transfer Taxes to the extent to be borne by Buyer as pursuant to Section 6.2(a)(ii), or (d) any Taxes taken into account in the calculation of Closing Adjustment Items.

“Product Offerings” means the Lead Compounds that the Company currently develops or manufactures.

“Pro Rata Fraction” means, with respect to each Company Equityholder, a fraction equal to the quotient of: (a) the amount of Aggregate Consideration and other amounts previously paid by the Buyer pursuant to this Agreement and actually received by such Company Equityholder (inclusive of amounts withheld pursuant to Section 2.9, if any), divided by (b) the Aggregate Consideration and other amounts previously paid by the Buyer pursuant to this Agreement and actually received by all Company Equityholders (inclusive of amounts withheld pursuant to Section 2.9, if any), to all Company Equityholders pursuant to this Agreement, in each case as set forth in the Allocation Schedule and/or the most recent Post-Closing Disbursement Certificate, as applicable; provided, that any Aggregate Consideration in respect of any shares of Company Stock, any Company Option or other Company Equity Awards shall be disregarded for purposes of determining clause (b) of the applicable Pro Rata Fraction for purposes of Article V to the extent any such holders of such shares of Company Stock, Company Options or other

Company Equity Awards has failed to execute and deliver a Support and Joinder Agreement and/or Optionholder Agreement, as applicable.

“Pro Rata Share” means, with respect to any shares of Company Stock or, if applicable, any Company Equity Award, with respect to the Aggregate Residual Closing Consideration, the portion of the Aggregate Closing Consideration payable with respect to such share of Company Stock or, if applicable, any Company Equity Award, and, with respect to each Future Payment, the portion of the Future Payment payable with respect to such Company Stock or, if applicable, any Company Equity Award, in accordance with the Company Certificate of Incorporation, applicable Law and the terms of this Agreement (and, if applicable, the Company Stock Plan and/or the terms of the applicable Company Equity Award), in each case as set forth in the Allocation Schedule and/or the most recent Post-Closing Disbursement Certificate, as applicable.  Any calculation of Pro Rata Share for a Future Payment that involves a payment to holders of Company Options shall take into account (i) the aggregate exercise price for the purposes of such calculation and (ii) the amount the holders of such Company Options contributed to the Company Equityholder Representative Expense Amount.

“Regulatory Authorities” means the FDA, EMA or any other Governmental Entity in another country or jurisdiction that is a counterpart to the FDA and holds responsibility for granting regulatory approval for a product, or otherwise regulating the research, development or commercialization of a product, in such country, and any successor(s) thereto.

“Representatives” means, with respect to any Person, such Person’s officers and directors (or persons holding comparable positions), employees, consultants, independent contractors, subcontractors, leased employees, volunteers, temporary workers, equityholders, accountants, legal and other representatives, agents, executors, heirs, successors and permitted assigns.

“Response” means a written response containing the information provided for in Section 5.3(c).

“SEC” means the United States Securities and Exchange Commission.

“Second Certificate of Merger” has the meaning set forth in Section 1.1(a)(iii).

“Second Effective Time” has the meaning set forth in Section 1.1(b)(i).

“Second Merger” has the meaning set forth in the Recitals.

“Second Merger Constituent Corporations” has the meaning set forth in Section 1.1(a)(iii).

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preference Consideration” means, with respect to each share of Company Preferred Stock outstanding immediately prior to the Effective Time, a number of shares of Buyer Common Stock equal to (a) $1.00 plus any accrued but unpaid dividends (whether or not declared) thereon, as set forth on the Payment Certificate, divided by (b) the Buyer Closing

Stock Price (taking into account the marketability discount as provided for in the Company’s Organizational Documents).

“Share Cap” means such number of shares of Buyer Common Stock equal to 19.9% of the Closing Buyer Outstanding Shares.

“Specified Representation Cap” means an amount equal to $6,107,673; provided, that the Specified Representation Cap shall be deemed reduced by the amount of any Claimed Amounts actually disbursed to Buyer Indemnified Parties in respect of any claim for Damages under Section 5.1(a), other than claims for breaches of any Fundamental Representations or Specified Representations (provided, that, for the avoidance of doubt, any Damages for breaches of any Specified Representations will be included in the “aggregate liability of the Company Equityholders” for purposes of Section 5.5(c)).

“Software” means computer software code, applications, utilities, development tools, diagnostics, databases and embedded systems, whether in source code, interpreted code or object code form.

“Stockholder Agreement” means the Stockholder Agreement in the form attached as Exhibit G.

“Straddle Period” has the meaning set forth in Section 6.2(a)(i).

“Subsidiary” means, with respect to any Person, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such Person (or another Subsidiary of such Person) holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

“Support and Joinder Agreement” means the Support and Joinder Agreement attached hereto as Exhibit D.

“Surviving Entity” has the meaning set forth in Section 1.1(a)(iv).

“Tax Returns” means any and all reports, returns (including information returns), declarations, or statements relating to Taxes, including any schedule or attachment thereto and any amendment thereof, filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection or payment of Taxes or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

“Tax Contest” means any audit, other administrative proceeding or inquiry or judicial proceeding involving Taxes.

“Taxes” means any and all taxes, charges, fees, duties, contributions, levies or other similar assessments or liabilities, including income, gross receipts, corporation, ad valorem,

premium, value-added, net worth, capital stock, capital gains, documentary, recapture, alternative or add-on minimum, disability, registration, recording, excise, real property, personal property, sales, use, license, lease, service, service use, transfer, withholding, employment, unemployment, insurance, social security (or similar), former Code Section 59A, workers compensation, payroll, profits, severance, stamp, occupation, escheat, windfall profits, customs duties, franchise, estimated and other taxes of any kind whatsoever imposed by the United States of America or any state, local or foreign government, or any agency or political subdivision thereof, and any interest, fines, penalties, assessments or additions to tax imposed with respect to or related to such items.

“Third Party Action” means any Legal Proceeding by a Person other than a party for which indemnification may be sought by the Buyer under Article V.

“Trademarks” means all registered trademarks and service marks, logos, Internet domain names, corporate names and doing business designations and all registrations and applications for registration of the foregoing, common law trademarks and service marks and trade dress.

“Transfer Taxes” has the meaning set forth in Section 6.2(a)(ii).

“Versant Ventures” means Versant Venture Capital IV, L.P.

“Working Capital Target” means $6,400,000.

“Written Consent” shall mean a written consent of the stockholders of the Company in the form attached hereto as Exhibit F.

ARTICLE VIII

MISCELLANEOUS

8.1          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below; provided, that with respect to notices delivered to the Company Equityholder Representative, such notices must be delivered solely via facsimile or via email (and shall be deemed duly delivered on the day such facsimile or email notice is transmitted):

(a)                                 if to the Buyer or the Merger Subsidiaries or (after the Effective Time) the Company, to:

Ophthotech Corporation

One Penn Plaza, 35th Floor

New York, NY 10119

Attention: Todd Anderman, Vice President, General Counsel & Secretary

Email copy: todd.anderman@ophthotech.com

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP
7 World Trade Center
New York, New York 10007
Attention:                                         Jay Bothwick, Esq.

Brian A. Johnson, Esq.

Email copy:                              jay.bothwick@wilmerhale.com

brian.johnson@wilmerhale.com

(b)                                 if (prior to the Effective Time) to the Company, to:

Inception 4, Inc.

5871 Oberlin Drive, Suite 100

San Diego, CA 92121

Attention: Petpiboon Prasit, Ph.D., President & Chief Executive Officer

Email copy: PPrasit@inceptionsci.com

with a copy (which shall not constitute notice) to:

(c)                                  Cooley LLP
4401 Eastgate Mall
San Diego, California 92121
Attention: Tom Coll; Rama Padmanabhan
Email copy: tcoll@cooley.com; rama@cooley.com

(d)                                 if to any Company Equityholder or the Company Equityholder Representative, to:

Fortis Advisors LLC

Attention: Notice Department

Telecopy:  (858) 408-1843
Email copy: notices@fortisrep.com

(e)                                  with a copy (which shall not constitute notice) to:

Cooley LLP
4401 Eastgate Mall
San Diego, California 92121
Attention: Tom Coll; Rama Padmanabhan
Email copy: tcoll@cooley.com; rama@cooley.com

Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended.  Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

8.2          Entire Agreement.  This Agreement (including the schedules and exhibits hereto and the documents and instruments referred to in this Agreement that are to be delivered at the Closing) constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof; provided, that the Confidentiality Agreement shall remain in effect in accordance with its terms.

8.3          Third-Party Beneficiaries.  This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder, except that the (a) Buyer Indemnified Parties shall be third-party beneficiaries of Article V and (b) the D&O Indemnified Parties are entitled to the rights and remedies of third party beneficiaries with respect to Section 6.1, in addition to any remedy at law or in equity.

8.4          Assignment.  None of this Agreement nor any of the rights, interests or obligations under this Agreement may be transferred, assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such transfer, assignment or delegation without such prior written consent shall be null and void, except that the Buyer or the Merger Subsidiaries may, without the consent of the other parties hereto, transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, (a) to one (1) or more of their Affiliates (provided, that such transfer or assignment shall not relieve the Buyer or the Merger Subsidiaries of its primary liability for its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to the Buyer or the Merger Subsidiaries) or (b) to any Successor Entity in accordance with Section 2.8(f), in which case, if such Successor Entity expressly agrees in writing to assume and perform the Buyer’s obligations under Section 2.8 of this Agreement and the other obligations pursuant to Section 2.8, the Buyer shall cease to have any further obligations under Section 2.8 of this Agreement.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.  During the Payment Term, the Buyer and/or its Subsidiaries or any of their respective Affiliates shall not sell, transfer or otherwise convey to any Person (other than to an Affiliate pursuant to the first sentence of this Section 8.4) all or substantially all of its or their assets related to the Lead Compounds and Milestone Products except to the extent permitted under Section 2.8(f) of this Agreement. For the avoidance of doubt, nothing in Section 2.8(f) or this Section 8.4 shall limit the ability of the Buyer and/or its Subsidiaries or any of their respective Affiliates from selling, transferring or otherwise conveying less than substantially all of its or their assets related to the Lead Compounds and Milestone Products, other than pursuant to any of the events set forth in clause (1) or (2) of Section 2.8(h)(ix).

8.5          Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

8.6          Counterparts and Signature.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall be considered one (1) and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  This Agreement may be executed and delivered by an electronic scan delivered by electronic transmission.

8.7          Interpretation.  Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “either” and “or” are not exclusive and “include,” “includes” and “including” are not limiting; (b) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “date of this Agreement” refers to the date set forth in the initial caption of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) the descriptive headings and table of contents included herein are included for convenience only and shall not affect in any way the meaning or interpretation of this Agreement or any provision hereof; (f) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) references to a contract or agreement mean such contract or agreement as amended or otherwise supplemented or modified from time to time; (h) references to a Person are also to its permitted successors and assigns; (i) references to an “Article,” “Section,” “Exhibit” or “Schedule” refer to an Article or Section of, or an Exhibit or Schedule to, this Agreement; (j) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; and (k) references to a federal, state, local or foreign Law include any rules, regulations and delegated legislation issued thereunder; and (l) references to accounting terms used and not otherwise defined herein have the meaning assigned to them under GAAP.  When reference is made in this Agreement to information that has been “made available” to the Buyer, that shall consist of only the information that was (i) contained in the Company’s electronic data room no later than 5:00 p.m., Eastern time, on the second (2nd) Business Day prior to the date of this Agreement or (ii) delivered to the Buyer or its counsel prior to the date of this Agreement.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto.  No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.  If any date on which a party is required to make a payment or a delivery pursuant to the terms hereof is not a Business Day, then such party shall make such payment or delivery on the next succeeding Business Day.

8.8          Governing Law.  This Agreement (and any claims or disputes arising out of or related hereto or the transactions contemplated hereby or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed in all respects, including validity, interpretation, and effect, by and construed in accordance with the internal Laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any claim, controversy or dispute) without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.

8.9          Remedies.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement, in each case without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at Law or in equity.  Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) the party seeking such remedy has an adequate remedy at Law or (ii) an award of specific performance is not an appropriate remedy for any reason at Law or equity.

8.10        Confidentiality.  The parties acknowledge that the Buyer, the Company and Affiliates of the Company have previously executed the Confidentiality Agreement, which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly modified herein or in the other agreements delivered in connection with this Agreement.  The parties acknowledge and agree that the Buyer: (i) may issue a press release with respect to this Agreement and the matters contemplated hereby; (ii) intends to publicly file this Agreement with the SEC; (iii) intends to seek confidential treatment under applicable SEC rules with respect to certain matters and terms contained in this Agreement; and (iv) may make any public disclosure it believes in good faith is required by applicable Law or stock market rule, or, following the Closing, for any other reason.

8.11        Submission to Jurisdiction.  Each of the parties to this Agreement (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court, and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement.  Each of the parties hereto waives any defense of improper venue or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.  Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.1.  Nothing in this Section 8.11, however, shall affect the right of any party to serve legal process in any other manner permitted by Law.  Nothing in this Section 8.11 shall limit the right of a party to seek injunctive relief under Section 8.9(b) in any applicable jurisdiction.

8.12        Conflict of Interest.  If the Company Equityholder Representative so desires, acting on behalf of the Company Equityholders and without the need for any consent or waiver by the Company or Buyer, Cooley LLP (“Cooley”) shall be permitted to represent the Company Equityholders after the Closing solely in connection with the transactions contemplated by this Agreement, any other agreements referenced herein or any disagreement or dispute relating thereto.  Without limiting the generality of the foregoing, after the Closing, Cooley shall be permitted to represent the Company Equityholders, any of their agents and Affiliates, or any one or more of them, solely in connection with any negotiation, transaction or dispute (including any litigation, arbitration or other adversary proceeding) with the Buyer, the Company or any of their agents or Affiliates under or relating to this Agreement, any transaction contemplated by this Agreement, such as claims or disputes arising under other agreements entered into in connection with this Agreement, including with respect to any indemnification claims.

8.13        Attorney-Client Privilege.  The Buyer and the Company agree that any Covered Materials, shall belong to and be controlled by the Company Equityholder Representative, and not by the Surviving Entity, following the Closing, and may be waived only by the Company Equityholder Representative, and not the Surviving Entity, and shall not pass to or be claimed or used by the Buyer or the Surviving Entity. Absent the consent of the Company Equityholder Representative, neither the Buyer nor the Surviving Entity shall have a right to access the Covered Materials following the Closing and, in the event the Buyer or the Surviving Entity accesses Covered Materials in violation of this sentence, such access will not waive or otherwise affect the rights of the Company Equityholder Representative with respect to the related privilege or protection. Notwithstanding the foregoing, if a dispute arises between the Buyer or the Surviving Entity, on the one hand, and a third party other than (and unaffiliated with) the Company Equityholders and the Company Equityholder Representative, on the other hand, after the Closing, then the Surviving Entity may assert such attorney-client privilege to prevent disclosure of such Covered Materials; provided, further, that the Buyer and the Surviving Entity may not waive such privilege without the prior written consent of the Company Equityholder Representative (such consent not to be unreasonably withheld, conditioned or delayed).  The parties acknowledge and agree that this Section 8.13 shall not limit or otherwise prohibit the Buyer’s ability to (a) compel discovery of information that is not subject to an attorney-client privilege in the event that such information is relevant to a dispute that arises after the Closing, (ii) in the event that the Buyer or the Surviving Entity receives a subpoena or other discovery request pursuant to Law that calls for the search for, or of, documents that may include Covered Materials, comply with its legal obligations, and (iii) in the event that a dispute arises between the Buyer or the Surviving Entity and a third party other than a party to this Agreement following the Closing, the Buyer and/or the Surviving Entity may assert the attorney-client privilege to prevent disclosure of confidential communications by Cooley.

8.14        Amendment.  This Agreement may not be amended except by an instrument in writing making specific reference to this Agreement and signed on behalf of each of the parties hereto (including the Company Equityholder Representative following the Closing).

[Remainder of the Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER:

OPHTHOTECH CORPORATION

By:	/s/ Glenn Sblendorio
Name:	Glenn Sblendorio
Title:	CEO & President

MERGER SUBSIDIARY I:

ORION OPHTHALMOLOGY MERGER SUB, INC.

By:	/s/ Glenn Sblendorio
Name:	Glenn Sblendorio
Title:	CEO & President

MERGER SUBSIDIARY II:

ORION OPHTHALMOLOGY LLC

By:	/s/ Glenn Sblendorio
Name:	Glenn Sblendorio
Title:	CEO & President

COMPANY:

INCEPTION 4, INC.

By:	/s/ Petpiboon Prasit
Name:	Petpiboon Prasit
Title:	Chief Executive Officer

COMPANY EQUITYHOLDER REPRESENTATIVE:

FORTIS ADVISORS LLC,

Solely for purposes of being bound by Section 2.4, Section 2.6, Section 2.7, Section 2.8, Article V, Article VI, Section 6.2 and VIII and solely in its capacity as the Company Equityholder Representative

By:	/s/ Ryan Simkin
Name:	Ryan Simkin
Title:	Managing Director

Exhibit A-1

Form of First Merger Certificate of Merger

EXHIBIT A-1

CERTIFICATE OF MERGER

MERGING

ORION OPHTHALMOLOGY MERGER SUB, INC.

A DELAWARE CORPORATION
(merging corporation)

WITH AND INTO

INCEPTION 4, INC.
A DELAWARE CORPORATION
(surviving corporation)

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law (“DGCL”), the undersigned corporation, duly organized and existing under and by virtue of the DGCL, does hereby certify as follows:

FIRST:  The name and state of incorporation of each of the constituent corporations to the Merger (as defined below) (each, a “Constituent Corporation”) is as follows:

Name	State of Incorporation
Orion Ophthalmology Merger Sub, Inc.	Delaware
Inception 4, Inc.	Delaware

SECOND:  An Agreement and Plan of Merger entered into as of October 30, 2018 (the “Merger Agreement”), by and among Ophthotech Corporation, a Delaware corporation (“Buyer”), Orion Ophthalmology Merger Sub, Inc. (“Merger Sub”), Orion Ophthalmology LLC, a Delaware limited liability company, Inception 4, Inc. (the “Company”) and solely in such Person’s capacity as the representative, agent and attorney-in-fact of the Company Equityholders, Fortis Advisors LLC, a Delaware limited liability company, setting forth the terms and conditions of the merger of Merger Sub with and into the Company (the “Merger”), has been approved, adopted, certified, executed and acknowledged by each of Buyer, Merger Sub and the Company in accordance with Section 251 of the DGCL.

THIRD:  The surviving corporation of the Merger shall be the Company, whose name shall remain Inception 4, Inc. after the Merger (the “Surviving Entity”).

FOURTH:  The Certificate of Incorporation of the Surviving Entity shall be amended and restated in full to be and to read as set forth in EXHIBIT A to this Certificate of Merger.

FIFTH:  The Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

SIXTH:  An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Entity at the following address: One Penn Plaza, 35th Floor, New York, NY 10119.

SEVENTH:  A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any stockholder of a Constituent Corporation.

IN WITNESS WHEREOF, the Surviving Entity has caused this CERTIFICATE OF MERGER to be executed by its duly authorized officer as of this 30th day of October, 2018.

INCEPTION 4, INC.

By:
Name:
Title:

EXHIBIT A

CERTIFICATE OF INCORPORATION

[See Form of Certificate of Incorporation of First Step Surviving Entity attached as Exhibit B-1]

Exhibit A-2

Form of Second Merger Certificate of Merger

EXHIBIT A-2

CERTIFICATE OF MERGER

MERGING

INCEPTION 4, INC.

(a Delaware Corporation)

WITH AND INTO

ORION OPHTHALMOLOGY LLC

(a Delaware Limited Liability Company)

Pursuant to Title 8, Section 264 of the General Corporation Law of the State of Delaware

Orion Ophthalmology LLC, a Delaware limited liability company (the “Company”), does hereby certify as follows:

FIRST:                                            Inception 4, Inc., a Delaware corporation (“Merger Sub”), is a corporation duly organized and existing under the laws of the State of Delaware.

SECOND:                             The Company is a limited liability company duly organized and existing under the laws of the State of Delaware.

THIRD:                                       An Agreement and Plan of Merger entered into as of October 30, 2018 (the “Merger Agreement”), by and among Ophthotech Corporation, a Delaware corporation (“Buyer”), Orion Ophthalmology Merger Sub, Inc., a Delaware corporation, the Company, Merger Sub and solely in such Person’s capacity as the representative, agent and attorney-in-fact of the Company Equityholders, Fortis Advisors LLC, a Delaware limited liability company, setting forth the terms and conditions of the merger of Merger Sub with and into the Company (the “Merger”), has been approved, adopted, certified, executed and acknowledged by each of Buyer, the Company and Merger Sub in accordance with Section 264 of the Delaware General Corporation Law.

FOURTH:                            The Company shall be the surviving entity in the Merger (the “Surviving Entity”), whose name shall remain Orion Ophthalmology LLC.

FIFTH:                                           The Certificate of Formation of the Company, as in effect immediately prior to the Merger, shall remain in effect and shall be the Certificate of Formation of the Surviving Entity.

SIXTH:                                         An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Entity at the following address: One Penn Plaza, 35th Floor, New York, NY 10119.

SEVENTH:                     A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any member of the Company or stockholder of Merger Sub.

EIGHTH:                              The Merger shall become effective upon filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, Company has caused this Certificate of Merger to be executed in its limited liability company name as of October 30, 2018.

ORION OPHTHALMOLOGY LLC

By:
Name:
Title:

Exhibit B-1

Form of Certificate of Incorporation of the First Step Surviving Entity

EXHIBIT B-1

CERTIFICATE OF INCORPORATION

OF

INCEPTION 4, INC.

FIRST:  The name of the Corporation is: Inception 4, Inc.

SECOND:  The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.  The name of its registered agent at such address is The Corporation Trust Company.

THIRD:  The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporate Law (“DGCL”).

FOURTH:  The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, $0.001 par value per share.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

FIFTH:  In furtherance of and not in limitation of powers conferred by statute, it is further provided:

1.                                      The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2.                                      Election of directors need not be by written ballot.

3.                                      The Board of Directors is expressly authorized to adopt, amend, alter or repeal the By-Laws of the Corporation.

SIXTH:  Except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director of the Corporation, notwithstanding any provision of law imposing such liability.  No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.  If the DGCL is amended after the Filing Date to authorize corporate action further eliminating or limiting the personal liability of directors of the Corporation, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

SEVENTH:

(a)                                 To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) such directors and officers (and any other persons to which the DGCL or other applicable state law permits the Corporation to provide indemnification) who are made or threatened to be made a party to an action or proceeding whether criminal, civil, administrative or investigative, by reason of the fact that he/she, his/her testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation to the same extent as permitted by law, through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL or other applicable state law, subject only to limits created by the DGCL or other applicable state law (statutory or non-statutory), with respect to actions for breach of duty to a company, its stockholders, and others.

(b)                                 Neither any amendment nor repeal of this Article SEVENTH, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article SEVENTH, shall (i) eliminate or reduce the effect of this Article SEVENTH in respect of any matter occurring or any action or proceeding accruing or arising or that, but for this Article SEVENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision, or (ii) increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or other agent occurring prior to, such amendment, repeal or modification.

(c)                                  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

EIGHTH:  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

Exhibit B-2

Form of Limited Liability Company Agreement of the Surviving Entity

EXHIBIT B-2

LIMITED LIABILITY COMPANY AGREEMENT

OF

ORION OPHTHALMOLOGY LLC

This Limited Liability Company Agreement (this “Agreement”) of Orion Ophthalmology LLC (the “Company”) is dated as of October    , 2018 and entered into by Ophthotech Corporation, a Delaware corporation, the sole member of the Company as of the date hereof (the “Member”).

The Member has formed or caused to be formed a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.), as amended from time to time (the “Act”), and hereby agrees as follows:

1.                                      Name.  The name of the limited liability company is Orion Ophthalmology LLC.

2.                                      Certificates. Todd Anderman, as an authorized person within the meaning of the Act, has executed, delivered and caused to be filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware.  Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, such individual’s powers as an authorized person ceased and the Member is thereafter designated as an authorized person within the meaning of the Act.  The Member shall execute, deliver and cause to be filed any other certificates and documents (and any amendments and/or restatements thereof) as may be necessary or appropriate to comply with the Act and any other applicable requirements for the operation of a limited liability company in accordance with the laws of any jurisdiction in which the Company shall conduct business, and shall continue to do so for so long as the Company conducts business therein.

3.                                      Office of the Limited Liability Company; Agent for Service of Process.  The address of the registered office of the Company in the State of Delaware, and the name and address of the resident agent for service of process on the Company in the State of Delaware, are as set forth in the Certificate of Formation of the Company.  The Member may establish places of business of the Company within and without the State of Delaware, as and when required by the Company’s business, and may appoint agents for service of process in all jurisdictions in which the Company shall conduct business.  The Member may cause the Company to change from time to time its resident agent for service of process, or the location of its registered office in the State of Delaware.

4.                                      Purpose.  The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act.

5.                                      Powers.  The Company shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act, including, without limitation, the power and right to:

(a)                                 Enter into, execute, modify, amend, supplement, acknowledge, deliver, perform and carry out contracts of any kind in accordance with applicable law;

(b)                                 Borrow money and issue evidences of indebtedness or to guarantee loans or other indebtedness of any other person or entity, and to secure the same by mortgages, pledges or other liens on the property of the Company;

(c)                                  To the extent that funds of the Company are available therefor, pay all expenses, debts and obligations of the Company;

(d)                                 Enter into or engage in any kind of activity, so long as said activities may be lawfully carried on or performed by a limited liability company under the laws of the State of Delaware and other applicable law; and

(e)                                  Take any other action not prohibited under the Act or other applicable law.

6.                                      Member.  The name and the mailing address of the Member are set forth on Schedule A attached hereto.

7.                                      Limited Liability.  Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

8.                                      Initial Capital Contributions.   The Member shall initially contribute to the Company the assets specified on Schedule A attached hereto.

9.                                      Additional Contributions.  The Member is not required to make any additional capital contribution to the Company.  However, the Member may make additional capital contributions to the Company in such amounts and at such times as the Member shall determine.

10.                               Distributions.  Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member, to the extent not prohibited by the Act or other applicable law.

11.                               Management.

(a)                                 In accordance with Section 18-402 of the Act, management of the Company shall, subject to subsection (b) below, be fully vested in and reserved to the Member, and the Company shall not have “managers” as such term is used in the Act.  The

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powers of the Company shall be exercised by or under authority of, and the business and affairs of the Company shall be managed under the direction and authority of, the Member, which shall have all powers, statutory or otherwise, possessed by members of a limited liability company without managers under the laws of the State of Delaware.  The Member has full authority to bind the Company.

(b)                                 Notwithstanding anything to the contrary herein, the Member may, and hereby does, delegate any or all of his rights, powers, authority, duties and responsibilities with respect to the management of the Company to such officers with such titles as the Member may determine (the “Officers”); provided that, unless the Member determines otherwise, any officer position with a title customarily or statutorily used in corporations organized and existing under the Delaware General Corporation Law shall have the rights, powers, authority, duties and responsibilities customarily or statutorily associated with such officer position in such corporations.

12.                               Other Business.  The Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others.  The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

13.                               Tax Status.  The Company shall be treated as a “disregarded entity” for U.S. federal income tax purposes. The Member shall take all steps necessary or advisable to maintain the status of the Company as a “disregarded entity” for U.S. federal income tax purposes.

14.                               Assignments.  The Member may assign in whole or in part its limited liability company interest.  If the Member transfers all of its interest in the Company pursuant to this Section, the admission of the transferee as a member of the Company shall be deemed effective immediately after the transfer, and, immediately following such admission, the Member shall cease to be a member of the Company.

15.                               Admission of Additional Members.  One or more additional members of the Company may be admitted to the Company with the written consent of the Member.

16.                               Dissolution.

(a)                                 The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following:  (i) the written consent of the Member, (ii) at any time there are no members of the Company, unless the business of the Company is continued in a manner permitted by the Act, or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

(b)                                 The bankruptcy of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

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(c)                                  In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

17.                               Separability of Provisions.  Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

18.                               Facsimile Signature Page.  This Agreement may be executed and delivered by the Member by an executed signature page transmitted by facsimile, and any failure to deliver the originally executed signature page shall not affect the validity, legality or enforceability of this Agreement.

19.                               Entire Agreement.  This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.

20.                               Governing Law.  This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

21.                               Amendments.  This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first set forth above.

OPHTHOTECH CORPORATION, as sole member of the Company

By:
Name:
Title:

5

Schedule A

to ORION OPHTHALMOLOGY LLC Limited Liability Company Agreement

NAME AND ADDRESS OF MEMBER; INITIAL CAPITAL CONTRIBUTION

Name	Mailing Address	Initial Capital Contribution
Ophthotech Corporation	One Penn Plaza 35th Floor New York, NY 10119	$1.00

Exhibit C

Form of Letter of Transmittal

NNNNNNNNNNNN EXHIBIT C .. + Computershare Trust Company, N.A. 462 South Fourth Street, Suite 1600 Louisville, KY 40202 NNNwwNw.compNutersharNe.com Within USA, US territories & Canada 800 546 5141 Outside USA, US territories & Canada 781 575 2765 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 NNNNNN C 1234567890J N T Tax ID certification on file: <Certified Y/N> 12345678901234 TOTAL SHARES YOUR ACTION IS REQUIRED - PLEASE FOLLOW THESE INSTRUCTIONS Our records indicate you currently hold shares of Inception 4, Inc. (the “Company”) common stock or preferred stock (“Company Capital Stock”) that have not been converted into shares of common stock, $0.001 par value per share (“Buyer Common Stock”), of Ophthotech Corporation (the “Buyer”) in connection with the acquisition of the Company by the Buyer through certain merger transactions with the Company surviving as a wholly owned, indirect subsidiary of the Buyer, on October 30, 2018, pursuant to an agreement and plan of merger by and among the Company, the Buyer and the other parties thereto (the “Merger Agreement”). In order to receive your merger consideration under the Merger Agreement, you MUST return the below listed original certificates. Please note: If you also hold shares of Company Capital Stock in uncertificated and/or electronic form, they will be automatically exchanged upon the presentation of the below listed certificate(s), see “Shares Held in Book Entry by Us” below. To receive the shares of Buyer Common Stock, please follow the instructions below. By signing and delivering this form, you hereby join and agree to be bound by Section 2.1, Section 2.4, Section 2.6, Section 2.7, Section 2.8, Section 2.9, Section 2.10, Article V, Section 6.2, Article VII and Article VIII of the Merger Agreement, and all other provisions of the Merger Agreement that by their terms purport to bind the Company Equityholders (as defined in the Merger Agreement) or that are related to the foregoing provisions and, in each case, solely to the extent such sections are applicable to the Company Equityholders (collectively, the “Relevant Provisions”), subject to the limitations and qualifications contained in such provisions of the Merger Agreement, solely in your capacity as a Company Equityholder as if a signatory to the Merger Agreement, and, without limiting the foregoing, expressly consent to the appointment of Fortis Advisors LLC as the Company Equityholder Representative and the withholding of the Holdback Shares and the Company Equityholder Representative Expense Amount (each such capitalized term as defined in the Merger Agreement), as contemplated by the Merger Agreement. In addition, you hereby expressly acknowledge and agree to be bound by the provisions set forth in Annex A to this Exchange Form. Step 1. Your stock certificates representing Company Capital Stock: Locate and return the original certificate(s) listed below. LostCertificate Numbers Shares Lost Certificate Numbers Shares XXXX12345678 XXXX12345678 XXXX12345678 XXXX12345678 XXXX12345678 12345678901234 12345678901234 12345678901234 12345678901234 12345678901234 XXXX12345678 XXXX12345678 XXXX12345678 XXXX12345678 XXXX12345678 12345678901234 12345678901234 12345678901234 12345678901234 12345678901234 You hold more than 10 certificates, not all certificates can be listed on this form. Other Certificate Total 12345678901234 Total Certificated Shares 12345678901234 Shares Held in Book Entry by Us 12345678901234 Total Shares 12345678901234 Step 2. Signatures: Sign and date this form. The names of the registered holders are listed in the Name and Address at the top of this form. All registered holders MUST sign exactly as your name(s) appears above. Signature of Owner Signature of Co-Owner (if more than one registered holder listed) Date (mm/dd/yyyy) + 1 2 3 4 5 6 7 8 9 0 1 2 02XKVC ? ? ? ? ? C O Y C C L S NNNNNNNNN Exchange Form - ACTION REQUIRED - The listed original certificates below MUST be returned with this Exchange Form

. Additional Instructions for Completing the Exchange Form and Surrendering Certificates Delivery of Certificates: Your stock certificate(s) representing shares of Company Capital Stock and this Exchange Form must be sent or delivered to Computershare. The method of delivery of certificates to be surrendered to Computershare at one of the addresses set forth on the bottom of this page is at the option and risk of the surrendering stockholder. Delivery will be deemed effective only when received by Computershare. For your convenience, a return envelope is enclosed. If your stock certificate(s) are held by the Company, the Company will deliver the stock certificates to Computershare on your behalf. Authorization and Registration: The signature(s) on the reverse side represents that you have full authority to surrender these certificate(s) for exchange and warrants that the shares represented by these certificates are free and clear of liens, restrictions, adverse claims and encumbrances. Special Transfer Instructions: If you would like your shares of Buyer Common Stock issued to a person(s) other than the registered owner(s), a transfer of ownership form must be completed. You may obtain transfer of ownership requirements and instructions from the internet at www.computershare.com or by calling Computershare at the number listed below. Tax Forms and Backup Withholding: If your taxpayer identification number (“TIN”) is not certified in our records, we have enclosed a Form W-9. If the payee is a “U.S. person” (as defined in the instructions to Form W-9), follow the instructions on the enclosed Form W-9 for completing and signing the form. If the payee is a not a U.S. person and the form W-8BEN applies to your situation, follow the instructions on the enclosed Form W-8BEN for completing and signing such form. If a different form applies to your situation within the IRS suite of W-8 forms, refer to the IRS website for instructions on completing and signing such applicable form. Failure to provide a properly completed and signed Form W-9, Form W-8BEN or other applicable form to Computershare may subject the payee to backup withholding on any reportable payment under U.S. federal tax law. Enclose all original certificates in the envelope provided and send with completed form to Computershare. By Mail: Computershare Computershare Trust Company, N.A. PO Box 505004 Louisville, KY 40233-5004 By Overnight Delivery: Computershare Computershare Trust Company, N.A. 462 South Fourth Street, Suite 1600 Louisville, KY 40202 For Assistance Please Call: Within USA, US territories & Canada: 1-800-546-5141 Outside USA, US territories & Canada: 1-781-575-2765

. Annex A 1. Joinder; Indemnification. Without limiting the above joinder with respect to the Relevant Provisions, you understand, acknowledge and agree to the following: (a) the withholding of the Holdback Shares from the Aggregate Closing Consideration that you are entitled to receive pursuant to the Merger Agreement as security for certain obligations of the Company Equityholders under the Merger Agreement and to satisfy, in accordance with the Merger Agreement, obligations owed to Buyer from and after the Closing Date; (b) that you shall only be entitled to receive distributions with respect to the Holdback Shares, if, and to the extent that, any portion of such Holdback Shares is required to be distributed to you pursuant to the terms of the Merger Agreement; (c) that Buyer has certain rights of set-off or offset against the Aggregate Consideration that are payable or may become payable as set forth in Section 5.3(f) of the Merger Agreement; and (d) that execution and delivery of this Exchange Form is a condition to the receipt of any Aggregate Consideration pursuant to the Merger Agreement or otherwise in connection with the Merger. 2. Representations and Warranties. You represent and warrant to Buyer and the Exchange and Paying Agent that: (a) you are the sole record, legal and beneficial owner of all of the outstanding shares of Company Capital Stock set forth in this Exchange Form, free and clear of all Liens, other than permitted Liens pursuant to agreements between you and the Company and pursuant to applicable securities laws; (b) you have not granted any rights to purchase any interests of any kind in such shares of Company Capital Stock to any other Person; (c) such Company Capital Stock (or other shares of Company Capital Stock transmitted under a separate Exchange Form) constitutes all Company Capital Stock owned of record, legally or beneficially by you, and, except for any Company Options owned by you, you have no other rights to acquire Company Capital Stock; (d) all ownership information set forth in this Exchange Form is accurate and complete; (e) you have the legal capacity (or, if you are an entity, the full power and authority) to enter into and perform your obligations under the terms of this Exchange Form; (f) if you are an entity other than a natural person, (i) you are duly incorporated, validly existing and in good standing under the laws of your jurisdiction of organization; and (ii) the execution and delivery of this Exchange Form by you and the consummation by you of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of you and your directors, officers, stockholders, members or other Persons whose approval is required in order for this Exchange Form to be valid and enforceable against you, subject to, (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (B) rules of law governing specific performance, injunctive relief and other equitable remedies; and (g) you have duly executed and delivered this Exchange Form and this Exchange Form constitutes a legal, valid and binding obligation of you. 3. No Claims. By executing and delivering this Exchange Form, you hereby forever waive, release and discharge (and hereby agree to cause each of your representatives to forever waive, release and discharge) with prejudice the Company, Buyer and the Surviving Entity (collectively, a “Released Party”) from any and all claims, rights (including rights of indemnification, contribution and other similar rights, from whatever source, whether under contract, applicable Law or otherwise), causes of action, protests, suits, disputes, orders, obligations, debts, demands, proceedings, contracts, agreements, promises, liabilities, controversies, costs, expenses, fees (including attorneys’ fees), or damages of any kind, arising by any means (including subrogation, assignment, reimbursement, operation of law or otherwise), whether known or unknown, suspected or unsuspected, accrued or not accrued, foreseen or unforeseen, or mature or unmature related or with respect to, in connection with, or arising out of, directly or indirectly, any event, fact, condition, circumstance, occurrence, act or omission that was in existence (or that occurred or failed to occur) at or prior to the Closing (collectively, “Claims”); provided, however, this clause shall not be construed as releasing (i) any party from its obligations otherwise expressly set forth in the Merger Agreement (including under Section 6.1 of the Merger Agreement) or any agreement delivered pursuant hereto or thereto, (ii) any Claim to enforce the terms of, or any breach of, the Merger Agreement or any agreement delivered thereunder or any of the provisions set forth therein (including any counterclaims in connection with a claim first brought by a Released Party against you), (iii) any obligation to pay to any Person any wages, expenses or other cash compensation due to you that have accrued in respect of consulting or other service provider relationship, if applicable, with the Company or the Surviving Entity, provided that you acknowledge that you have not been an employee of the Company and is not owed any compensation or benefits in such a capacity, or (iv) any other Claim that cannot be waived as a matter of Law, including, where applicable, workers’ compensation claims and unemployment claims or claims under California Labor Code Section 2802. You further acknowledge and agree that any claim of Buyer, whether for breach of this Exchange Form or otherwise, may be asserted directly against you (solely to the extent, and subject to the limitations, provided in the Merger Agreement), without any need for any claim against, or joinder of, the Company, the Surviving Entity, any Subsidiary or any other Company Equityholder. You hereby expressly waive any and all provisions, rights and benefits conferred by §1542 of the California Civil Code (or any similar, comparable or equivalent provision or law of any applicable jurisdiction) which section provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” This release is conditioned upon the consummation of the Merger as contemplated in the Merger Agreement, and shall become null and void and shall have no effect whatsoever, without any action on the part of any Person upon termination of the Merger Agreement for any reason. 4. Lock-Up. (a) During the applicable Lock-Up Period (as defined below), you covenant and agree not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Buyer Common Stock that may be issued to you pursuant to the Merger Agreement as part of the Aggregate Closing Consideration (including, for the avoidance of doubt, any Holdback Shares that are issued to you pursuant to the Merger Agreement) (the “Closing Merger Consideration Shares”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Closing Merger Consideration Shares, whether any such aforementioned transaction is to be settled by delivery of Closing Merger Consideration Shares, in cash or otherwise (any such transaction described in this sentence, a “Transfer”), or publicly disclose the intention to make any Transfer; provided that this Section 4 shall not restrict Permitted Transfers (as defined below) of Closing Merger Consideration Shares. Any attempted transfer by you in violation of this Section 4 shall be of no effect and null and void, and shall not be recorded on the stock transfer books of Buyer, the Surviving Entity or any local custodian or transfer agent. (b) For purposes of Section 4, “Lock-Up Period” means the period beginning on the Closing Date, and continuing to and including (i) with respect to fifty percent (50%) of such Closing Merger Consideration Shares, the date that is six months after the Closing Date, and (ii) with respect to the remaining balance of such Closing Merger Consideration Shares, the date that is twelve months after the Closing Date; provided, that in the event of a claim for offset or setoff by Buyer pursuant to Section 5.3(f) of the Merger Agreement, the applicable Lock-Up Period shall be deemed extended with respect to a number of Closing Merger Consideration Shares held by you, determined by dividing the number of Closing Merger Consideration Shares by the applicable Buyer Post-Closing Stock Price (and the applicable “determination date” with respect to such Buyer Post-Closing Stock Price shall be determined in accordance with Section 5.3(f) of the Merger Agreement), until the resolution of such claims for setoff or offset pursuant to Article V of the Merger Agreement.

. (c) For purposes of this Exchange Form, “Permitted Transfer” means Transfers: (i) with respect to Company Equityholders other than Versant Venture Capital IV, L.P. and Versant Side Fund IV, L.P., of Closing Merger Consideration Shares for the sole purpose of satisfying amounts required to be deducted and withheld with respect to the Closing Merger Consideration Shares, if any, under the Code, or any provision of state, local or foreign Tax Law; (ii) if you are an individual, for bona fide estate planning purposes, either during your lifetime or on death by will or intestacy to your spouse, child, or any other direct lineal descendant (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, you or any such family members; (iii) if and to the extent required by any non-consensual order, judgment, decree or writ by a court of competent jurisdiction, by divorce decree or by will, intestacy or other similar law; (iv) if you are an entity, to any of your controlled Affiliates or (v) if you are a venture capital fund, any transferees that become transferees in a disposition in connection with a bona fide dissolution of the fund; so long as, in the case of the foregoing clauses (i), (ii), (iii), (iv) and (v), prior to the effectiveness of the Transfer, the permitted transferee of such Closing Merger Consideration Shares agrees to be bound by the terms of this Section 4 and executes and delivers to Buyer a written consent and joinder reasonably satisfactory to Buyer memorializing such agreement. 5. Confidentiality. (a) By executing and delivering this Exchange Form, you hereby agree that you shall not, and shall not permit any of your Representatives to, directly or indirectly, disclose the existence or terms of the Merger Agreement or any other agreement contemplated thereby, including any terms of the Merger Agreement with respect to which Buyer has sought confidential treatment under applicable SEC rules, except, in each case to the extent such information is or becomes generally known to the public (other than as a result of a disclosure by you). Nothing in this Section 5 shall be deemed to (A) prohibit you, if an individual, from disclosing the fact that discussions regarding the Merger have taken place or that the Merger has occurred to your immediate family members who are required to hold such information in confidence, (B) prohibit you from disclosing such confidential information (on a need to know basis) to any of your Representatives that is bound by reasonable obligations of confidentiality with respect thereto (which you hereby covenant to enforce), (C) limit or interfere with your right, without notice to or authorization of Buyer, to communicate in good faith with any Governmental Entity for the purpose of reporting a possible violation of Law, or to participate in any investigation or proceeding that may be conducted by any Governmental Entity, including by providing documents or other information, or for the purpose of filing a charge or complaint with a Governmental Entity, or (D) prohibit disclosure required by Law; provided, however, that in the event disclosure is required by Law, you shall use commercially reasonable efforts to provide Buyer with prompt advance notice of such requirement so that Buyer may seek an appropriate protective order. Nothing in this Exchange Form, however, authorizes the disclosure of information you obtained through a communication that was subject to the attorney-client privilege. (b) By executing and delivering this Exchange Form, you hereby agree that you shall not, and shall not permit any of your Representatives to, disclose or make use of any information, whether in oral, written, graphic, electronic or other form, relating to the business of the Company that is not generally known by, nor easily learned or determined by, persons outside the Company (collectively referred to herein as “Proprietary Information”) including, but not limited to: (i) research and development; (ii) software systems, computer programs and source codes; (iii) identity of specialized consultants and contractors; (iv) purchasing, operating and other cost data; and (v) employee or service provider information, including all such information recorded in manuals, memoranda, projections, reports, minutes, plans, drawings, sketches, designs, data, specifications, software programs and records, whether or not legended or otherwise identified as Proprietary Information or as confidential. Proprietary Information shall not include such information that you can demonstrate (A) is generally available to the public (other than as a result of a disclosure by you), (B) was disclosed to you or your Representatives by a third party under no obligation to keep such information confidential, or (C) was independently developed by you without reference to Proprietary Information. Notwithstanding the foregoing, you shall have no obligation hereunder to keep confidential any of the Proprietary Information to the extent disclosure thereof is required by Law; provided, however, that in the event disclosure is required by Law, you shall use commercially reasonable efforts to provide Buyer with prompt advance notice of such requirement so that Buyer may seek an appropriate protective order. (c) Notwithstanding anything in this Section 5 to the contrary, (i) if you are a venture capital fund, investment fund or other institutional investor, you may disclose (A) such information to your auditors as may be necessary for purposes of enabling such auditors to confirm the reasonableness of the methodology utilized by you in valuing your expected return from the Merger, (B) to your prospective and current limited partners such venture capital fund’s or other institutional investor’s share of the total Merger Consideration Shares payable or that may become payable under the Merger Agreement, the valuation such venture capital fund has placed on its expected return from the Merger and a general statement of the likelihood that the Milestone Payments will be received, and (C) the terms of the Merger Agreement, the return on your investment, and other summary terms of the Merger to your current or prospective investors and, as applicable, to your limited partners to the extent required pursuant to the terms of your limited partnership agreement (or comparable governing fund document) in effect as of the Closing Date, in each case so long as any recipient thereof pursuant to this clause (i) is under reasonable obligations of confidentiality with respect thereto (which you hereby covenant to enforce); provided, however, Proprietary Information which may be disclosed under this clause (i) shall not include any methods of operation, scientific or other technical information, technology, data, inventions, trade secrets, know-how or other Intellectual Property or any other information regarding regulatory authorization matters (other than the general status of such regulatory authorization as relevant to any Milestone Event to the extent publicly disclosed by Buyer prior thereto), Intellectual Property matters or any other proprietary, scientific or other technical matters, or other similar specialized information, of the Company or any of its Affiliates; (ii) following any public announcement of the Merger by Buyer or any of its Affiliates, you may disclose the terms of the Merger Agreement that are disclosed by Buyer in such public announcement; and (iii) the obligations under this Section 5 shall not be construed to restrict you from using for any purpose the Residuals resulting from access to or work with the Proprietary Information; provided, that the foregoing shall not be deemed to grant or imply to you any license or other right to use any patent, trademark, copyright or other intellectual property right. For the purposes of this Section 5(c), the term “Residuals” means general knowledge and experience in non-tangible form, including ideas, concepts and know-how, in each case, to the extent retained in the unaided memory of you or your employees who have had access to the Proprietary Information prior to the Closing Date but who no longer have access to the disclosed Proprietary Information. Your memory will be considered to be unaided if you have not intentionally memorized the information contained in the Proprietary Information for the purpose of retaining and subsequently using or disclosing it. “Residuals” shall not include non-public personnel data, financial information or any knowledge or experience to the extent (at any time, for such time) within the scope of any valid patent claim owned or controlled by the Surviving Entity. (d) Notwithstanding anything to the contrary in this Exchange Form, you acknowledge and agree that Buyer (i) may issue a press release with respect to the Merger Agreement and the matters contemplated thereby, (ii) intends to publicly file the Merger Agreement with the SEC, (iii) intends to seek confidential treatment under applicable SEC rules with respect to certain matters and terms contained in the Merger Agreement; and (iv) may make any public disclosure it believes in good faith is required by applicable Law or stock market rule, or, following the Closing, for any other reason. (e) You agree that any remedy at Law for any breach of this Section 5 would be inadequate and that Buyer or the Surviving Entity shall be entitled to injunctive relief, without the requirement of posting any bond or other security, in addition to any other remedy it may have upon breach of any provision of this Section 5.

. 6. Additional Agreements and Acknowledgements. You acknowledge and understand that a Company Stockholder who does not vote in favor of the Merger may, under certain circumstances, exercise dissenter’s rights under Section 262 of the Delaware General Corporation Law (“DGCL”) by following procedures prescribed under such Section. By executing this Exchange Form, you affirmatively agree not to exercise any and all appraisal or dissenters rights that you may have (whether under Section 262 of the DGCL or otherwise) or could potentially have or acquire in connection with the Merger. You acknowledge that the Company, Buyer and the Merger Subsidiaries will rely, and are entitled to rely, on (a) the truth and accuracy of your representations and warranties set forth herein and (b) your agreement to perform your obligations as set forth herein. Buyer is an express third party beneficiary of your representations, warranties, covenants and agreements set forth herein. You confirm that you have had the opportunity to ask representatives of the Company questions with regard to all the agreements, consents and other provisions in this Exchange Form. You also confirm that you have had a reasonable time and opportunity to consult with your financial, legal, tax and other advisors, if desired, before signing this Exchange Form. You hereby agree that, except as may be requested by Buyer, you will not revoke or rescind any written consent you may have given or may in the future give relating to approval of the Merger and the Merger Agreement or any resolution contained therein and further agree not to vote in favor or adopt any resolutions rescinding or revoking any such consent or any resolution contained therein or otherwise precluding or rescinding approval of the Merger or the adoption of the Merger Agreement. If applicable, and if required by the applicable Laws of a community property state, concurrently with the execution and delivery of this Exchange Form, you are delivering to Buyer and the Exchange and Paying Agent an executed copy of the Spousal Consent attached hereto. 7. Defined Terms. Capitalized terms used and not otherwise defined in this Exchange Form shall have the meanings given to them in the Merger Agreement.

. SPOUSAL CONSENT I , spouse of , have read and approve the foregoing Exchange Form (the “Exchange Form”), the written consent of the Company Stockholder referred to therein (the “Consent”) and the form of release referred to therein (the “Release”). In consideration of the terms and conditions as set forth in the Exchange Form and the matters set forth in the Consent, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights and the performance of any obligations under the Exchange Form and the Consent (including, without limitation, the execution and delivery of the Release), and agree to be bound by the provisions of the Exchange Form, the Consent and the Release insofar as I may have any rights or obligations in the Exchange Form or in the Consent under the community property laws of the State of California or similar laws relating to marital or community property in effect in the state of our residence as of the date of the Exchange Form or the Consent or the Release. Date: , 2018 Signature of Spouse Printed Name of Spouse

Exhibit D

Form of Support and Joinder Agreement

EXHIBIT D

SUPPORT AND JOINDER AGREEMENT

THIS SUPPORT AND JOINDER AGREEMENT (this “Agreement”) is entered into as of October 30, 2018, by and among the stockholder of Inception 4, Inc., a Delaware corporation (the “Company”), listed on Schedule I and party hereto (the “Stockholder”), the Company, and Ophthotech Corporation, a Delaware corporation (“Buyer”).  Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, the Stockholder owns of record and beneficially the shares of Company Stock listed opposite the Stockholder’s name on Schedule I hereto (the “Shares”) and the Company Equity Awards listed opposite the Stockholder’s name on Schedule I hereto;

WHEREAS, concurrently with the execution of this Agreement, Buyer, the Company, and the other parties named therein are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”) pursuant to which, upon the terms and subject to the conditions set forth therein, the Company will, through certain transactions described in the Merger Agreement (the “Merger”), become a wholly owned subsidiary of the Buyer (the “Surviving Entity”);

WHEREAS, the Stockholder has an equity interest in the Company and is entitled to receive payments pursuant to the Merger Agreement, subject to the terms and conditions thereof;

WHEREAS, the Stockholder acknowledges that the Stockholder has knowledge of confidential and proprietary information of the Company, including information regarding employees, independent contractors and service providers of the Company;

WHEREAS, it is the mutual desire of the Stockholder and Buyer that the entire goodwill of the Company and the business of the Company (the “Business”) be transferred to Buyer as part of the transactions contemplated by the Merger Agreement;

WHEREAS, the Stockholder acknowledges that the Company and Buyer explicitly considered the value of the goodwill to be transferred and that such goodwill is valued as a component of the consideration to be paid by Buyer pursuant to the terms of the Merger Agreement for the Shares, the Company Equity Awards, the Business and the Company;

WHEREAS, the Stockholder further acknowledges that Buyer’s failure to receive the entire goodwill contemplated by the Merger Agreement would have the effect of reducing the value of the Shares, the Company Equity Awards, the Business and the Company to Buyer;

WHEREAS, the Stockholder acknowledges that it is the Stockholder’s intention to transfer the goodwill reflected in the Shares owned by the Stockholder to Buyer and that the Stockholder has a material economic interest in the consummation of the transactions contemplated by the Merger Agreement;

WHEREAS, as an inducement to Buyer to enter into the Merger Agreement, Buyer has requested that the Stockholder enter into, and in order to induce Buyer to enter into the Merger

Agreement, the Stockholder has agreed to enter into, certain arrangements as set forth herein including with respect to approval of the Merger.

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereby agree as follows:

Section 1.                                           Voting of Shares.

(a)                                 The Stockholder covenants, agrees and acknowledges as follows: (i) if the Stockholder owns of record or beneficially any Shares as of the date of this Agreement, the Stockholder has, prior to the execution of the Merger Agreement and this Agreement, executed and delivered to the Company and Buyer the written consent in the form attached hereto as Exhibit A (the “Written Consent”); and (ii) if the Stockholder holds Company Options as of the date of this Agreement, the Stockholder has or shall have, effective as of immediately after the execution and delivery of the Merger Agreement and this Agreement, executed and delivered to the Company and Buyer the Optionholder Agreement in the form attached hereto as Exhibit B (the “Optionholder Agreement”).

(b)                                 The Stockholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at any meeting of the holders of Company Stock (the “Company Stockholders”), however called, and in any action by written consent of the Company Stockholders, including the Written Consent, the Stockholder shall vote all Shares that are owned beneficially or of record by the Stockholder in favor of the adoption of the Merger Agreement and the approval of the Merger.

(c)                                  The Stockholder covenants and agrees that, until the termination of this Agreement in accordance with the terms hereof, the Stockholder shall provide its consent to the Company Stockholder Approval, including the delivery to the Company and Buyer of the Written Consent as described in Section 1(a).

Section 2.                                           Lock-Up.

(a)                                 During the applicable Lock-Up Period (as defined below), the Stockholder covenants and agrees not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Merger Consideration Shares issued to such Stockholder as part of the Aggregate Closing Consideration (including, for the avoidance of doubt, any Holdback Shares that are issued to the Stockholder pursuant to the Merger Agreement) (“Closing Merger Consideration Shares”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Closing Merger Consideration Shares, whether any such aforementioned transaction is to be settled by delivery of Closing Merger Consideration Shares, in cash or otherwise (any such transaction described in this sentence, a “Transfer”), or publicly disclose the intention to make any Transfer; provided that this Agreement shall not restrict Permitted Transfers (as defined below) of Closing Merger Consideration Shares.  Any attempted transfer by the Stockholder in violation of this Agreement shall be of no effect and null and void, and shall not be recorded on the stock transfer books of Buyer, the Surviving Entity or any local custodian or transfer agent.

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(b)                                 For purposes of this Agreement, “Lock-Up Period” means the period beginning on the Closing Date, and continuing to and including (i) with respect to fifty percent (50%) of such Closing Merger Consideration Shares, the date that is six months after the Closing Date, and (ii) with respect to the remaining balance of such Closing Merger Consideration Shares, the date that is twelve months after the Closing Date; provided, that in the event of a claim for offset or setoff by Buyer pursuant to Section 5.3(f) of the Merger Agreement, the applicable Lock-Up Period shall be deemed extended with respect to a number of Closing Merger Consideration Shares held by the Stockholder, determined by dividing the number of Closing Merger Consideration Shares by the applicable Buyer Post-Closing Stock Price (and the applicable “determination date” with respect to such Buyer Post-Closing Stock Price shall be determined in accordance with Section 5.3(f) of the Merger Agreement), until the resolution of such claims for setoff or offset pursuant to Article V of the Merger Agreement.

(c)                                  For purposes of this Agreement, “Permitted Transfer” means Transfers: (i) with respect to Company Equityholders other than Versant Venture Capital IV, L.P. and Versant Side Fund IV, L.P., of Closing Merger Consideration Shares for the sole purpose of satisfying amounts required to be deducted and withheld with respect to the Closing Merger Consideration Shares, if any, under the Code, or any provision of state, local or foreign Tax Law; (ii) if the Stockholder is an individual, for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child, or any other direct lineal descendant of the Stockholder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, the Stockholder or any such family members; (iii) if and to the extent required by any non-consensual order, judgment, decree or writ by a court of competent jurisdiction, by divorce decree or by will, intestacy or other similar law; (iv) if the Stockholder is an entity, to any controlled Affiliate of the Stockholder or (v) if the Stockholder is a venture capital fund, any transferees that become transferees in a disposition in connection with a bona fide dissolution of the fund; so long as, in the case of the foregoing clauses (i), (ii), (iii), (iv) and (v), prior to the effectiveness of the Transfer, the permitted transferee of such Closing Merger Consideration Shares agrees to be bound by the terms of this Agreement and executes and delivers to Buyer a written consent and joinder reasonably satisfactory to Buyer memorializing such agreement.

Section 3.                                           Joinder to Merger Agreement.  Subject to the Closing, the Stockholder hereby agrees to be bound by Section 2.1, Section 2.4, Section 2.6, Section 2.7, Section 2.8, Section 2.9, Section 2.10, Article V, Section 6.2, Article VII and Article VIII of the Merger Agreement, and all other provisions of the Merger Agreement that by their terms purport to bind the Company Equityholders or that are related to Section 2.1, Section 2.4, Section 2.6, Section 2.7, Section 2.8, Section 2.9, Section 2.10, Article V, Section 6.2, Article VII and Article VIII of the Merger Agreement and, in each case, solely to the extent such sections are applicable to the Company Equityholders (collectively, the “Relevant Provisions”), subject to the limitations and qualifications contained in such provisions of the Merger Agreement and herein, solely in his, her or its capacity as a Company Equityholder as if a signatory to the Merger Agreement, and, in exchange for the Buyer’s agreement to make the payments to the Stockholder as contemplated by the Merger Agreement, the Stockholder shall comply with, and be subject to, all of the terms, conditions, covenants, agreements and obligations set forth in such Relevant Provisions solely as a Company Equityholder, and, without limiting the foregoing, expressly consents to the

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withholding of the Holdback Shares and the Company Equityholder Representative Expense Amount, as contemplated by the Merger Agreement.

Section 4.                                           Confidentiality.

(a)                                 From and after the execution and delivery of this Agreement, the Stockholder agrees that he, she or it shall not, and the Stockholder agrees not to permit any of his, her or its Representatives to, directly or indirectly, disclose the existence or terms of this Agreement, the Merger Agreement or any other agreement contemplated thereby, including any terms of the Merger Agreement with respect to which the Buyer has sought confidential treatment under applicable SEC rules, except, in each case to the extent such information is or becomes generally known to the public (other than as a result of a disclosure by such Stockholder). Nothing in this Agreement shall be deemed to (A) prohibit the Stockholder, if an individual, from disclosing the fact that discussions regarding the Merger have taken place or that the Merger has occurred to the Stockholder’s immediate family members who are required to hold such information in confidence, (B) prohibit the Stockholder from disclosing such confidential information (on a need to know basis) to any Representative of the Stockholder that is bound by reasonable obligations of confidentiality with respect thereto (which the Stockholder hereby covenants to enforce), (C) limit or interfere with the Stockholder’s right, without notice to or authorization of Buyer, to communicate in good faith with any Governmental Entity for the purpose of reporting a possible violation of Law, or to participate in any investigation or proceeding that may be conducted by any Governmental Entity, including by providing documents or other information, or for the purpose of filing a charge or complaint with a Governmental Entity, or (D) prohibit disclosure required by Law; provided, however, that in the event disclosure is required by Law, the Stockholder shall use commercially reasonable efforts to provide Buyer with prompt advance notice of such requirement so that Buyer may seek an appropriate protective order. Nothing in this agreement, however, authorizes the disclosure of information the Stockholder obtained through a communication that was subject to the attorney-client privilege.

(b)                                 From and after the execution and delivery of this Agreement, the Stockholder agrees that he, she or it shall not, and the Stockholder agrees not to permit any of his, her or its Representatives to, disclose or make use of any information, whether in oral, written, graphic, electronic or other form, relating to the business of the Company that is not generally known by, nor easily learned or determined by, persons outside the Company (collectively referred to herein as “Proprietary Information”) including, but not limited to: (i) research and development; (ii) software systems, computer programs and source codes; (iii) identity of specialized consultants and contractors; (iv) purchasing, operating and other cost data; and (v) employee or service provider information, including all such information recorded in manuals, memoranda, projections, reports, minutes, plans, drawings, sketches, designs, data, specifications, software programs and records, whether or not legended or otherwise identified as Proprietary Information or as confidential.  Proprietary Information shall not include such information that the Stockholder can demonstrate (A) is generally available to the public (other than as a result of a disclosure by the Stockholder), (B) was disclosed to the Stockholder or his, her or its Representatives by a third party under no obligation to keep such information confidential, or (C) was independently developed by the Stockholder without reference to Proprietary Information.  Notwithstanding the foregoing, the Stockholder shall have no

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obligation hereunder to keep confidential any of the Proprietary Information to the extent disclosure thereof is required by Law; provided, however, that in the event disclosure is required by Law, the Stockholder shall use commercially reasonable efforts to provide Buyer with prompt advance notice of such requirement so that Buyer may seek an appropriate protective order.

(c)                                  Notwithstanding anything in this Section 4 to the contrary, (i) if the Stockholder is a venture capital fund, investment fund or other institutional investor, the Stockholder may disclose (A) such information to its auditors as may be necessary for purposes of enabling such auditors to confirm the reasonableness of the methodology utilized by such fund or other institutional investor in valuing its expected return from the Merger, (B) to its prospective and current limited partners such venture capital fund’s or other institutional investor’s share of the total Merger Consideration Shares payable or that may become payable under the Merger Agreement, the valuation such venture capital fund has placed on its expected return from the Merger and a general statement of the likelihood that the Milestone Payments will be received, and (C) the terms of this Agreement and the Merger Agreement, the return on the Stockholder’s investment, and other summary terms of the Merger to its current or prospective investors and, as applicable, to its limited partners to the extent required pursuant to the terms of its limited partnership agreement (or comparable governing fund document) in effect as of the date of this Agreement, in each case so long as any recipient thereof pursuant to this clause (i) is under reasonable obligations of confidentiality with respect thereto (which the Stockholder hereby covenants to enforce); provided, however, Proprietary Information which may be disclosed under this clause (i) shall not include any methods of operation, scientific or other technical information, technology, data, inventions, trade secrets, know-how or other Intellectual Property or any other information regarding regulatory authorization matters (other than the general status of such regulatory authorization as relevant to any Milestone Event to the extent publicly disclosed by the Buyer prior thereto), Intellectual Property matters or any other proprietary, scientific or other technical matters, or other similar specialized information, of the Company or any of its Affiliates; (ii) following any public announcement of the Merger by Buyer or any of its Affiliates, the Stockholder may disclose the terms of the Merger Agreement that are disclosed by Buyer in such public announcement; and (iii) the obligations under this Section 4 shall not be construed to restrict the Stockholder from using for any purpose, but subject to Section 5, the Residuals resulting from access to or work with the Proprietary Information; provided, that the foregoing shall not be deemed to grant or imply to any Person any license or other right to use any patent, trademark, copyright or other intellectual property right. For the purposes of this Section 4(c), the term “Residuals” means general knowledge and experience in non-tangible form, including ideas, concepts and know-how, in each case, to the extent retained in the unaided memory of the receiving Stockholder or its employees who have had access to the Proprietary Information prior to the Closing Date but who no longer have access to the disclosed Proprietary Information. A Person’s memory will be considered to be unaided if the Person had not intentionally memorized the information contained in the Proprietary Information for the purpose of retaining and subsequently using or disclosing it. “Residuals” shall not include non-public personnel data, financial information or any knowledge or experience to the extent (at any time, for such time) within the scope of any valid patent claim owned or controlled by the Surviving Entity.

(d)                                 Notwithstanding anything to the contrary in this Agreement, the Company and the Stockholder each acknowledge and agree that Buyer (i) may issue a press release with

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respect to the Merger Agreement and the matters contemplated thereby, (ii) intends to publicly file the Merger Agreement with the SEC, (iii) intends to seek confidential treatment under applicable SEC rules with respect to certain matters and terms contained in the Merger Agreement; and (iv) may make any public disclosure it believes in good faith is required by applicable Law or stock market rule, or, following the Closing, for any other reason.

(e)                                  The Stockholder agrees that any remedy at Law for any breach of this Section 4 would be inadequate and that Buyer or the Surviving Entity shall be entitled to injunctive relief, without the requirement of posting any bond or other security, in addition to any other remedy it may have upon breach of any provision of this Section 4.

Section 5.                                           [Non-Competition Agreement.

(a)                                 During the period commencing on the Closing Date and ending on the third anniversary of the Closing Date, the Stockholder shall not (except as expressly provided in writing between the Stockholder and Buyer, the Surviving Entity or any of their respective subsidiaries or Affiliates) directly or indirectly, whether as a partner, officer, director, employee, stockholder, joint venturer, member, or investor (other than as the passive holder of not more than five percent (5%) of the total outstanding stock of a publicly-held company) or otherwise, conduct, participate in, or fund, research, development or commercialization activities for compounds or products intended to target or inhibit the Htra1 gene or protein for the prevention, treatment, control or palliation of an ocular disease or condition anywhere in the world (the “Restricted Territory”).

(b)                                 Each of the parties hereto agrees that the duration and geographic scope of the foregoing non-competition provision are reasonable.  In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, each of the parties hereto agrees that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable.  Each of the parties hereto intends that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county or other political subdivision of each and every state of the United States of America or other territory included in the Restricted Territory.  The Stockholder agrees that damages are an inadequate remedy for any breach of this provision and that Buyer shall, whether or not it is pursuing any potential remedies at Law, be entitled to equitable relief in the form of preliminary and permanent injunctions upon any actual or threatened breach of this non-competition provision, without any requirement to post a bond unless otherwise required by applicable law.

(c)                                  The Stockholder acknowledges that his, her or its ownership of shares of Company Stock represents a substantial interest in the Company and the Stockholder intends to transfer, effective as of the Closing, to Buyer the goodwill reflected in the shares of Company Stock owned by the Stockholder. The Stockholder further acknowledges that Buyer would not enter into the Merger Agreement but for the foregoing restrictions.]

Section 6.                                           Fiduciary Duties.  The Stockholder is signing this Agreement solely in the Stockholder’s capacity as an owner of his, her or its respective Shares and/or Company Equity

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Awards, and notwithstanding anything to the contrary set forth herein, nothing herein shall prohibit, prevent or preclude the Stockholder (and, if applicable, the Stockholder’s officers, directors, employees, representatives and agents) from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement.

Section 7.                                           Representations and Warranties and Covenants of the Stockholder.  The Stockholder on his, her or its own behalf hereby represents and warrants to Buyer and further agrees as follows:

(a)                                 Ownership of Shares.  The Stockholder legally and beneficially owns all Shares and Company Equity Awards set forth on Schedule I hereto and has good and marketable title to such Shares and Company Equity Awards, free and clear of any claims, liens, encumbrances and security interests whatsoever (except for restrictions on transfer arising under applicable securities laws).  The Stockholder owns no shares of Company Stock (or other equity interests of the Company), and has no other right to acquire any other equity interests of the Company, whether preemptive rights, preference rights or otherwise, in each case other than the Shares and Company Equity Awards as set forth on Schedule I hereto.  The Stockholder (i) has sole voting power, without restrictions, with respect to the Shares and (ii) is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting or transfer of any of its Shares, in each case, other than the Stockholder Agreements (as defined below).

(b)                                 Due Organization; Good Standing; Power; Authorization; Binding Agreement.  If the Stockholder is an entity, the Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  The Stockholder has the legal capacity and all requisite power and authority to enter into, deliver and perform all of his, her or its obligations under this Agreement and under the Merger Agreement and to consummate the transactions contemplated hereby and thereby. If the Stockholder is an entity, the execution and delivery of this Agreement, and the performance by the Stockholder of its obligations under this Agreement and under the Merger Agreement, require or will require no authorization or approval by the board of directors or similar governing body of the Stockholder, other than such authorizations or approvals as have been obtained.  This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting the enforcement of creditors’ rights generally, and to general equity principles.

(c)                                  No Conflicts.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree or Law or Contract to which the Stockholder is a party and which is applicable to the Stockholder or the Stockholder’s Shares, except for any of the foregoing that would not, individually or in the aggregate, prevent or delay the performance by the Stockholder of any of the Stockholder’s

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obligations hereunder or under the Merger Agreement. The Stockholder is not a party to, and the Stockholder’s Shares and Company Equity Awards are not subject to or bound in any manner by, any contract or agreement relating to such Shares or Company Equity Awards, including any voting agreement, option agreement, purchase agreement, stockholders’ agreement, partnership agreement or voting trust that would, individually or in the aggregate, prevent or delay the performance by the Stockholder of any of the Stockholder’s obligations hereunder or under the Merger Agreement.  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby, except where the failure to obtain such consents, approvals, orders, authorizations or registrations, or to make such declarations or filings would not, individually or in the aggregate, prevent or delay the performance by the Stockholder of any of the Stockholder’s obligations hereunder or under the Merger Agreement.

(d)                                 Brokers.  No agent, broker, Person or firm acting on behalf of the Stockholder is, or shall be, entitled to any broker’s fees, finder’s fees or commissions from the Stockholder, the Company or any of the other parties hereto in connection with this Agreement or any of the transactions contemplated hereby.

(e)                                  Litigation.  There is no Legal Proceeding which is pending or has been threatened in writing against the Stockholder that questions the validity of this Agreement or any action taken or to be taken by the Stockholder in connection herewith or that would reasonably be expected to have a material adverse effect on the Stockholder’s ability to consummate the transactions contemplated by this Agreement or the Merger Agreement.

(f)                                   Tax  Matters.  The Stockholder has had an opportunity to review with his, her or its own Tax advisors the Tax consequences of the Merger and the transactions contemplated by the Merger Agreement. The Stockholder understands that he, she or it must rely solely on the Stockholder’s advisors and not on any statements or representations made by Buyer, the Company or any of their agents or representatives. The Stockholder understands that the Stockholder (and not Buyer, the Company or the Surviving Entity) shall be responsible for any and all Tax liabilities of the Stockholder that may arise as a result of the Merger or the transactions contemplated by the Merger Agreement.

(g)                                  Purchase for Own Account; Sophistication. The Stockholder acknowledges and agrees that all shares of Buyer Common Stock that may be acquired by the Stockholder pursuant to the Merger Agreement (the “Merger Consideration Shares”) will be acquired for investment for the Stockholder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Stockholder acknowledges and agrees that the Stockholder does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third party, with respect to any Merger Consideration Shares. The Stockholder has not been formed for the specific purpose of acquiring the Merger Consideration Shares. The Stockholder represents and warrants that, either alone or with the Company Equityholder Representative, it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of owning Merger Consideration

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Shares. The Stockholder has the ability to bear the economic risk of the investment in any Merger Consideration Shares, including complete loss of such investment.

(h)                                 Access to Information. The Stockholder acknowledges that (a) it has been afforded (i) access to information about each of the Company and Buyer, respectively, and their respective financial conditions, results of operations, businesses, properties and prospects sufficient to enable the Stockholder to evaluate its investment in Buyer Common Stock; and (ii) the opportunity to obtain such additional information that Buyer or the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment in Buyer Common Stock and any such additional information has been provided to the Stockholder’s reasonable satisfaction, and (b) it has sought such professional advice as it has considered necessary to make an informed decision with respect to its acquisition of the Merger Consideration Shares.

(i)                                     Restricted Securities; Legends.

(i)                                     The Stockholder understands that the Merger Consideration Shares have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Stockholder’s representations and warranties as expressed herein. The Stockholder understands that such Merger Consideration Shares will be “restricted securities” under applicable securities Laws and that, pursuant to these Laws, the Stockholder must hold such shares unless and until they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

(ii)                                  The Stockholder understands that the Merger Consideration Shares may be notated with any legend set forth in, or required by, the Merger Agreement or the transactions contemplated thereby and/or any legend required by the securities laws of any state or the rules of any stock exchange to the extent such laws or rules are applicable to the shares of Buyer Common Stock represented by the certificate, instrument or book entry so legended.

(j)                                    Investor Questionnaire. The Stockholder has fully and accurately completed the investor questionnaire attached hereto as Annex A (“Investor Questionnaire”), and hereby confirms that such completed Investor Questionnaire is true, correct and complete, and that if and to the extent so noted in the Investor Questionnaire, Stockholder is either (a) an “accredited investor” (as defined in Regulation D promulgated under the Securities Act) or (b) not a “U.S. person” (within the meaning of Rule 902 of Regulation S of the Securities Act) and is not acquiring Merger Consideration Shares for the account or benefit of any U.S. Person (within the meaning of Rule 902 of Regulation S of the Securities Act). The Stockholder understands and agrees that Buyer is issuing Merger Consideration Shares to the Stockholder in reliance on the information set forth in the Investor Questionnaire.

(k)                                 Residence. If the Stockholder is an individual, then the Stockholder resides in the state or province identified in the address of the Stockholder set forth in the Investor Questionnaire; if the Stockholder is an entity, then the office of the Stockholder in

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which its principal place of business is located is identified in the address of the Stockholder set forth in the Investor Questionnaire.

(l)                                     Foreign Stockholders.  If the Stockholder is not a “U.S. person” (within the meaning of Rule 902 of Regulation S of the Securities Act), the Stockholder agrees, as a condition to Buyer’s willingness to enter into the Merger Agreement, (i) not to, in connection with the transactions contemplated by this Agreement and the Merger Agreement, engage in any “directed selling efforts” within the United States, as such term is defined in Regulation S under the Securities Act, (ii) not to resell any Merger Consideration Shares except in accordance with the provisions of Regulation S under the Securities Act, pursuant to an effective registration statement or pursuant to an available exemption from registration, and agrees not to engage in hedging transactions with regard to such Merger Consideration Shares, (iii) that Buyer will not register any proposed transfer of any shares of Buyer Common Stock by such Stockholder to the extent such transfer, as proposed to be made, is not in accordance with the provisions of Regulation S, pursuant to an effective registration statement or pursuant to an available exemption from registration and (iv) not to sell or offer to sell any shares of Buyer Common Stock to any “U.S. person” (as such term is defined in Regulation S under the Securities Act), or for the account or benefit of any “U.S. person” (as such term is defined in Regulation S under the Securities Act), in each case until the date that is six months following the later of (A) the Closing Date or (B) the issuance of any shares of Buyer Common Stock pursuant to the Merger Agreement.

Section 8.                                           Waiver of Appraisal Rights. The Stockholder hereby waives and agrees not to assert any and all appraisal or dissenters rights with respect to the Merger or the Shares, whether under the Delaware General Corporation Law or any other applicable law.

Section 9.                                           No Claims.  Effective as of the date of this Agreement, the Stockholder, by his, her or its execution and delivery of this Agreement, hereby forever waives, releases and discharges (and hereby agrees to cause each of its representatives to forever waive, release and discharge) with prejudice the Company, Buyer and the Surviving Entity (collectively, a “Released Party”) from any and all claims, rights (including rights of indemnification, contribution and other similar rights, from whatever source, whether under contract, applicable Law or otherwise), causes of action, protests, suits, disputes, orders, obligations, debts, demands, proceedings, contracts, agreements, promises, liabilities, controversies, costs, expenses, fees (including attorneys’ fees), or damages of any kind, arising by any means (including subrogation, assignment, reimbursement, operation of law or otherwise), whether known or unknown, suspected or unsuspected, accrued or not accrued, foreseen or unforeseen, or mature or unmature related or with respect to, in connection with, or arising out of, directly or indirectly, any event, fact, condition, circumstance, occurrence, act or omission that was in existence (or that occurred or failed to occur) at or prior to the Closing (collectively, “Claims”); provided, however, this clause shall not be construed as releasing (i) any party from its obligations otherwise expressly set forth in this Agreement, the Merger Agreement (including under Section 6.1 of the Merger Agreement) or any agreement delivered pursuant hereto or thereto, (ii) any Claim to enforce the terms of, or any breach of, this Agreement, the Merger Agreement or any agreement delivered hereunder or thereunder or any of the provisions set forth herein or therein (including any counterclaims in connection with a claim first brought by a Released Party against the Stockholder), (iii) any obligation to pay to any Person any wages, expenses or other cash

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compensation due to such Person that have accrued in respect of consulting or other service provider relationship if applicable, with the Company or the Surviving Entity, provided that the Stockholder acknowledges that he or she has not been an employee of the Company and is not owed any compensation or benefits in such a capacity, or (iv) any other Claim that cannot be waived as a matter of Law, including, where applicable, workers’ compensation claims and unemployment claims or claims under California Labor Code Section 2802. The Stockholder further acknowledges and agrees that any claim of Buyer, whether for breach of this Agreement or otherwise, may be asserted directly against the Stockholder (solely to the extent, and subject to the limitations, provided in this Agreement and/or the Merger Agreement, as applicable), without any need for any claim against, or joinder of, the Company, the Surviving Entity, any Subsidiary or any other Company Equityholder. The Stockholder hereby expressly waives any and all provisions, rights and benefits conferred by §1542 of the California Civil Code (or any similar, comparable or equivalent provision or law of any applicable jurisdiction) which section provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Section 10.                                    Stockholder Agreements.  The Stockholder hereby (i) acknowledges and agrees that each of (A) the Voting Agreement by and among the Company and the other parties thereto, dated as of October 17, 2013, (B) the Right of First Refusal and Co-Sale Agreement by and among the Company and the other parties thereto, dated as of October 17, 2013, and (C) the Investor Rights Agreement by and among the Company and the other parties thereto, dated as of October 17, 2013 (each, a “Stockholder Agreement”) shall be terminated immediately prior but subject to the Effective Time and, thereafter, shall be of no further force or effect, (ii) waives any and all notices, consents and approvals required to be given pursuant to any Stockholder Agreement in connection with the execution, delivery or performance of this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, and (iii) acknowledges and agrees that no breach or default shall be deemed to have occurred under any Stockholder Agreements or any related or similar agreement relating to the Company by reason of the execution, delivery or performance of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby or thereby.

Section 11.                                    Acknowledgement and Agreement to be Bound by the Provisions of the Merger Agreement.

Without limiting the provisions of Section 3, the Stockholder understands, acknowledges and agrees to the following:

(a)                                 The withholding of the Holdback Shares from the Aggregate Closing Consideration that the Stockholder is entitled to receive pursuant to the Merger Agreement as security for certain obligations of the Company Equityholders under the Merger Agreement and to satisfy, in accordance with the Merger Agreement, obligations owed to Buyer from and after the Closing Date;

11

(b)                                 That the Stockholder shall only be entitled to receive distributions with respect to the Holdback Shares, if, and to the extent that, any portion of such Holdback Shares is required to be distributed to the Stockholder pursuant to the terms of the Merger Agreement;

(c)                                  That Buyer has certain rights of set-off or offset against the Aggregate Consideration that are payable or may become payable as set forth in Section 5.3(f) of the Merger Agreement; and

(d)                                 That execution and delivery of a Letter of Transmittal, substantially in the form attached as Exhibit C to the Merger Agreement, is a condition to the receipt of any Aggregate Consideration pursuant to the Merger Agreement or otherwise in connection with the Merger.

Section 12.                                    Appointment of the Company Equityholder Representative; Purchaser Representative.

(a)                                 The Stockholder understands, agrees to, and acknowledges that, by signing this Agreement, Fortis Advisors LLC be and hereby is constituted and appointed as the Company Equityholder Representative as set forth in, and on the terms and conditions specified by, mutatis mutandis, Section 2.4 of the Merger Agreement, and the Company Equityholder Representative is appointed as representative, attorney-in-fact and agent of the Stockholder in connection with the transactions contemplated by the Merger Agreement, the Exchange and Paying Agent Agreement, or any other agreement contemplated thereby and in any litigation or arbitration involving the Merger Agreement or the Exchange and Paying Agent Agreement, or any other agreement contemplated thereby.

(b)                                 If the Stockholder intends or is otherwise required to rely upon the advice of a “purchaser representative” within the meaning of Rule 501(i) of Regulation D promulgated under the Securities Act in connection with the offer and sale of the Merger Consideration Shares, the Stockholder hereby appoints as its purchaser representative, and represents to Buyer that the Stockholder is relying upon the advice of, the person or entity identified as the Stockholder’s purchaser representative on the Stockholder’s signature page hereto.

Section 13.                                    Miscellaneous.

(a)                                 Expenses.  All costs and expenses (including all fees and disbursements of counsel, financial advisors and accountants) incurred in connection with the negotiation and preparation of this Agreement, the performance of the terms of this Agreement and the consummation of the transactions contemplated by this Agreement, shall be paid by the respective party incurring such costs and expenses, whether or not the Closing shall have occurred.

(b)                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

12

(i)                                     if to the Company (prior to the Effective Time), to:

Inception 4, Inc.

5871 Oberlin Drive, Suite 100

San Diego, California 92121

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Cooley LLP
4401 Eastgate Mall
San Diego, California 92121
Attention:                                         Tom Coll; Rama Padmanabhan
Email copy:                              tcoll@cooley.com; rama@cooley.com

(ii)                                  if to Buyer or, if after the Effective Time, to the Company, to:

Ophthotech Corporation

One Penn Plaza, 35th Floor
New York, NY 10119
Attention: General Counsel

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP
7 World Trade Center
New York, New York 10007
Attention:                                         Jay Bothwick, Esq.

Brian A. Johnson, Esq.

Email copy:                              jay.bothwick@wilmerhale.com

brian.johnson@wilmerhale.com

(iii)                               if to the Stockholder, to:

The Stockholder’s address as set forth on Schedule I hereto

with a copy (which shall not constitute notice) to:

Cooley LLP
4401 Eastgate Mall
San Diego, California 92121
Attention:                                         Tom Coll; Rama Padmanabhan
Email copy:                              tcoll@cooley.com; rama@cooley.com

Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, ordinary mail or

13

electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended.  Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

(c)                                  Interpretation.  The Section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement.  References to Sections, Schedules or Exhibits in this Agreement, unless otherwise indicated, are references to Sections, Schedules and Exhibits of or to this Agreement.  The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises with respect to any term or provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the terms or provisions of this Agreement.  A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation.  Any reference to a Governmental Entity shall be deemed also to refer to any successor thereto unless the context requires otherwise.  All references to “$” or “dollars” herein shall be references to lawful currency of the United States of America.  For all purposes of and under this Agreement, (i) the word “including” shall be deemed to be immediately followed by the words “without limitation,” (ii) words (including defined terms) in the singular shall be deemed to include the plural and vice versa, (iii) words of one gender shall be deemed to include the other gender as the context requires, (iv) the terms “hereof,” “herein,” “hereto,” “herewith” and any other words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits to this Agreement) and not to any particular term or provision of this Agreement, unless otherwise specified, and (v) the use of the word “or” shall not be exclusive.

(d)                                 Severability. Without limitation of any provision herein, in the event that any one or more of the terms or provisions contained in this Agreement or in any other certificate, instrument or other document referred to in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or any other such certificate, instrument or other document referred to in this Agreement, and the parties to this Agreement shall use their commercially reasonable efforts to substitute one or more valid, legal and enforceable terms or provisions into this Agreement which, insofar as practicable, implement the purposes and intent of this Agreement.  Any term or provision of this Agreement held invalid or unenforceable only in part, degree or within certain jurisdictions shall remain in full force and effect to the extent not held invalid, illegal or unenforceable to the extent consistent with the intent of the parties as reflected by this Agreement.  To the extent permitted by applicable Law, each party waives any term or provision of Law which renders any term or provision of this Agreement to be invalid, illegal or unenforceable in any respect.

(e)                                  Entire Agreement.  This Agreement (including Schedule I, the Written Consent, the Optionholder Agreement and the other agreements, instruments and documents

14

referred to herein) constitute the entire agreement of the parties to this Agreement with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement; provided, however, that nothing set forth herein is intended to modify the terms of the Merger Agreement, and in the event of any inconsistency between this Agreement and the Merger Agreement, the Merger Agreement shall govern.

(f)                                   Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that Buyer may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates; provided, that such transfer or assignment shall not relieve Buyer of its primary liability for its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Buyer.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

(g)                                  No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties to this Agreement and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(h)                                 Waivers and Amendments.  This Agreement may be amended or modified only by a written instrument executed by all of the parties to this Agreement.  Any failure of the parties to this Agreement to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver.  No delay on the part of any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party to this Agreement of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  Unless otherwise provided, the rights and remedies provided for in this Agreement are cumulative and are not exclusive of any rights or remedies which the parties to this Agreement may otherwise have at law or in equity.  Whenever this Agreement requires or permits consent by or on behalf of a party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 13(h).

(i)                                     Governing Law.  This Agreement (and any claims or disputes arising out of or related hereto or the transactions contemplated hereby or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed in all respects, including validity, interpretation, and effect, by and construed in accordance with the internal Laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any claim, controversy or dispute) without giving effect to any choice or conflict of

15

Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.

(j)                                    Submission to Jurisdiction.  Each of the parties to this Agreement (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court, and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement.  Each of the parties hereto waives any defense of improper venue or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.  Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 13(b).  Nothing in this Section 13(j), however, shall affect the right of any party to serve legal process in any other manner permitted by Law.  Nothing in this Section 13(j) shall limit the right of a party to seek injunctive relief under Section 13(k)(ii) in any applicable jurisdiction.

(k)                                 Remedies.  Except as otherwise expressly provided in this Agreement, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement, in each case without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at Law or in equity.  Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) the party seeking such remedy has an adequate remedy at Law or (ii) an award of specific performance is not an appropriate remedy for any reason at Law or equity.

(l)                                     Counterparts.  This Agreement may be executed by facsimile, electronic mail transmission or in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  This Agreement shall become effective when all parties hereto have received a counterpart hereof signed by the other parties hereto.

[Signature Pages to follow]

16

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

STOCKHOLDER:

By:
Name:
Title:

Name and address of purchaser representative appointed pursuant to Section 12(b) (if any):

Name:

Address:

[Signature Page to Support and Joinder Agreement]

COMPANY:

INCEPTION 4, INC.

By:
Name:
Title:

[Signature Page to Support and Joinder Agreement]

BUYER:

OPHTHOTECH CORPORATION

By:
Name:
Title:

[Signature Page to Support and Joinder Agreement]

Schedule I

STOCKHOLDER

STOCKHOLDER NAME AND ADDRESS	SERIES A PREFERRED STOCK	COMMON STOCK(1)	COMPANY OPTIONS	TOTAL NUMBER OF SHARES REPRESENTED

(1)  Note to Draft: To include all Company Restricted Stock Awards (vested or unvested).

Exhibit A

Form of Written Consent

[See Form of Written Consent attached as Exhibit F]

Exhibit B

Form of Optionholder Agreement

[See Form of Optionholder Agreement attached as Exhibit E]

Annex A

Completed Investor Questionnaire

INCEPTION 4, INC.

INVESTOR QUESTIONNAIRE

FOR NON-INDIVIDUAL INVESTORS

(ALL INFORMATION FURNISHED IN THIS

QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY)

Responses to this Questionnaire will be used in connection with a potential strategic transaction (the “Proposed Transaction”) involving Inception 4, Inc. (the “Company”).  The purpose of this Questionnaire is to collect information that will enable the Company and/or potential third parties to the Proposed Transaction to meet the standards imposed by applicable federal and state securities laws in connection with any issuance of securities.

If the answer to any question below is “none” or “not applicable”, please so indicate.

1.             IDENTIFICATION

Exact Legal Name

Address of Principal
Place of Business

Year and Jurisdiction of
Formation or Incorporation

Type of Entity
(corporation, partnership, etc.)

Contact Person

Business Email Address:

2.             BUSINESS

Please indicate which, if any, of the following accurately describes the entity:

(a)	☐

a bank as defined in section 3(a)(2) of the Securities Act of 1933 (the “Securities Act”) or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, acting in either an individual or fiduciary capacity;

(b)	☐	a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934;

(c)	☐	an insurance company as defined in section 2(13) of the Securities Act;

(d)	☐	an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act;

(e)	☐	a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

(f)	☐

a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, which plan has total assets in excess of $5,000,000;

(g)	☐

an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, which satisfies one of the following criteria: (i) the investment decision for such plan is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser; (ii) such plan has total assets in excess of $5,000,000; or (iii) such plan is a self-directed plan and its investment decisions are made solely by persons who are “accredited investors” within the meaning of Rule 501(a) under the Securities Act;

(h)	☐	a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(i)	☐

an organization described in section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, which was not formed for the specific purpose of investing in the Company, and which has total assets in excess of $5,000,000;

(j)	☐

a trust with total assets in excess of $5,000,000, which was not formed for the specific purpose of investing in the Company and whose investment in the Company is directed by a person with such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Company; and

(k)	☐	any entity in which all of the equity owners are “accredited investors” within the meaning of Rule 501(a) under the Securities Act.

If paragraph (k) is checked, each equity owner (shareholder, partner, etc.) of the entity must complete an Investor Questionnaire for Individual Investors.

3.             “U.S. PERSON” STATUS

Are you a “U.S. person” or would  you be acquiring any shares of common stock of a third party that may be issued in the Proposed Transaction for the account or benefit of any person who is a “U.S. person”?

Yes  ☐  No  ☐

For purposes of this question,  a “U.S. person” means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if, while organized or incorporated under the laws of a non-U.S.  jurisdiction, such entity was formed by a U.S. person principally for the purpose of investing in securities not registered under the United States securities laws.

The above information is true and correct in all material respects.  The undersigned recognizes that the Company is, and the Company’s legal and financial advisors and other third parties involved in the Proposed Transaction may be, relying on the truth and accuracy of such information so that it may rely on certain exemptions from registration contained in the Securities Act of 1933, as amended, and the securities laws of certain states.  All answers will be kept confidential, but the undersigned acknowledges and agrees that this information may be provided by the Company to its legal and financial advisors and such other third parties involved in the Proposed Transaction.  The undersigned agrees to notify [        ] ([        ]) promptly of any changes in the foregoing information which may occur prior to the acquisition of any securities.

Date:
Name of Entity

By:
Signature of Authorized Representative

Printed Name of Authorized Representative

Printed Title of Authorized Representative

INCEPTION 4, INC.

INVESTOR QUESTIONNAIRE

FOR INDIVIDUAL EQUITYHOLDERS

(ALL INFORMATION FURNISHED IN THIS

QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY)

Responses to this Questionnaire will be used in connection with a potential strategic transaction (the “Proposed Transaction”) involving INCEPTION 4, INC. (the “Company”).  The purpose of this Questionnaire is to collect information that will enable the Company and/or potential third parties to the Proposed Transaction to meet the standards imposed by applicable federal and state securities laws in connection with any issuance of securities.

If the answer to any question below is “none” or “not applicable”, please so indicate.

1.                                      PERSONAL

Name

Residence Address

Residence Telephone

Name to Appear on Book Entry Positions

2.                                      BUSINESS

Occupation

Present Employer

Position/Title

Number of Years

Business Address

Business Telephone

3.                                      INCOME(2)

(a) Do you reasonably expect your income from all sources during this year (ending December 31) to exceed $200,000?

Yes ☐  No ☐ If not, please specify amount

(b) What percentage of your income as shown above is anticipated to be derived from sources other than salary?

(c) Was your yearly income from all sources during each of the last two years, ending December 31, in excess of $200,000?

Yes ☐ No ☐ If not, please specify amount :	2017:

2016:

(d) Are you married?

Yes ☐  No ☐ If not, please go to Section 5 of this questionnaire.

(e) Do you reasonably expect your joint income with your spouse from all sources during this year (ending December 31) to exceed $300,000?

Yes ☐  No ☐ If not, please specify amount

(f) What percentage of this income is anticipated to be derived from sources other than salary?

(g) Was your joint income with your spouse from all sources during each of the last two years, ending December 31, in excess of $300,000?

Yes ☐ No ☐ If not, please specify amount :	2017:

2016:

(2)  For purposes of this Questionnaire, “income” means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts:  (a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code.

4.                                      NET WORTH

Will your net worth as of the closing date of the Proposed Transaction (which is currently expected to be on or about October 30, 2018), individually or jointly with the net worth of your spouse (if any), be in excess of $1,000,000?

Note: Do not include the value of your primary residence in the calculation of your net worth.  You should also exclude from the calculation any mortgage or indebtedness secured by the primary residence up to the fair market value of the property.  However, if the mortgage or other indebtedness on the primary residence exceeds the fair market value of the property or was incurred in the last 60 days, you must deduct the excess amount from your net worth.

Yes ☐  No ☐

5.                                      EDUCATION

Please describe your educational background and degrees obtained, if any.

6.                                      BUSINESS AND FINANCIAL EXPERIENCE

Please describe the nature and extent of your business, financial and investment experience which you believe gives you the capacity to evaluate the merits and risks of the proposed investment.

7.                                      FINANCIAL ADVISORS

In evaluating the Proposed Transaction, will you use the services of any of the following types of advisors?  (If so, please identify, providing address and telephone number.)

Accountant:

Attorney:

Other:

8.                                      “U.S. PERSON” STATUS

Are you a “U.S. person” or would  you be acquiring any shares of common stock of a third party that may be issued in the Proposed Transaction for the account or benefit of any person who is a “U.S. person”?

Yes ☐  No ☐

For purposes of this question,  a “U.S. person” means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if, while organized or incorporated under the laws of a non-U.S.  jurisdiction, such entity was formed by a U.S. person principally for the purpose of investing in securities not registered under the United States securities laws.

The above information is true and correct in all material respects.  The undersigned recognizes that the Company is, and the Company’s legal and financial advisors and other third parties involved in the Proposed Transaction may be, relying on the truth and accuracy of such information so that it may rely on certain exemptions from registration contained in the Securities Act of 1933, as amended, and the securities laws of certain states.  All answers will be kept confidential, but the undersigned acknowledges and agrees that this information may be provided by the Company to its legal and financial advisors and such other third parties involved in the Proposed Transaction. The undersigned agrees to notify [     ] ([     ]) promptly of any changes in the foregoing information which may occur prior to the investment.

Print Name:

Signature:

Dated:

Exhibit E

Form of Optionholder Agreement

EXHIBIT E

OPTIONHOLDER AGREEMENT

THIS OPTIONHOLDER AGREEMENT (this “Agreement”) is executed and delivered by the undersigned (the “Option Holder”) for the benefit of Ophthotech Corporation, a Delaware corporation (the “Buyer”).

RECITALS:

A.                                    Inception 4, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of October 30, 2018 (the “Merger Agreement”), by and among the Buyer, Orion Ophthalmology Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Buyer (“Merger Subsidiary I”), Orion Ophthalmology LLC, a Delaware limited liability company and a wholly owned subsidiary of the Buyer (“Merger Subsidiary II”, and together with Merger Subsidiary I, the “Merger Subsidiaries”), the Company and Fortis Advisors LLC, a Delaware limited liability company (the “Company Equityholder Representative”), a copy of which is attached as Annex A hereto.  All capitalized terms used and not otherwise defined in this Agreement shall have the meanings assigned thereto in the Merger Agreement.

B.                                    The Board of Directors of the Company has, and the stockholders of the Company have, (i) approved the Merger Agreement and the transactions contemplated thereby, and (ii) approved this Agreement in connection therewith, including the treatment of Company Options set forth therein and herein.

C.                                    The Option Holder is a party to certain option agreement(s) (the “Option Agreement(s)”) with the Company pursuant to which the Option Holder received the Company Options as set forth on Schedule I hereto under and pursuant to the terms and conditions of the Company’s 2013 Equity Incentive Plan (as amended to date, the “Company Stock Plan”).

D.                                    Under the Company Stock Plan, the Board of Directors of the Company has the power, subject to and within the limitations of the Company Stock Plan, to accelerate the time at which a Company Option may first be exercised.  In addition, under the Company Stock Plan, in the event of a Corporate Transaction (as defined in the Company Stock Plan, and which would include the Merger), the Company may make a payment, in such form as may be determined by the Board of Directors of the Company, equal to the excess, if any, of (i) the value of the property the holder of the Company Option would have received upon the exercise of the Company Option, over (ii) any exercise price payable by such holder in connection with such exercise.

E.                                     The Effective Time occurred on October 30, 2018.

F.                                      Under the Merger Agreement, effective as of the Effective Time, each Company Option that was then outstanding and not exercised vested in full (if unvested in whole or in part) and was converted, in settlement and cancellation thereof, into the right to receive the consideration with respect to such Company Option as set forth in the Merger Agreement, subject to the terms and conditions of the Merger Agreement.

G.                                    Under the terms of the Merger Agreement, and as an inducement and condition to the Buyer’s willingness to enter into the Merger Agreement, the right of the Option Holder to receive the consideration, if any, with respect to Option Holder’s Company Options is conditioned upon the Option Holder’s execution and delivery of this Agreement to the Buyer.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Option Holder hereby irrevocably agrees as follows:

1.                                      Cancellation of Options.  The Option Holder acknowledges and agrees that all of the Option Holder’s Company Options were canceled at the Effective Time in accordance with the terms of the Company Stock Plan and the provisions of Section 2.5 of the Merger Agreement.   The Option Holder acknowledges and agrees that in consideration of the cancellation of the Option Holder’s Company Options, the Option Holder is only entitled to the payment rights (if any) available to the Option Holder under the Merger Agreement, conditioned upon the execution and delivery of this Agreement, and any payment of any such consideration shall be subject to the terms and conditions of the Merger Agreement and this Agreement.  As of the Effective Time, none of the Company Options of Option Holder remain outstanding, or have any force or effect, or, except with respect to payment rights set forth in the Merger Agreement, have any rights, including any rights set forth in the Company Stock Plan or Option Agreement(s). Without limiting the foregoing, the Option Holder acknowledges that after the Closing, the Option Holder has no right by virtue of such Option Holder’s Company Options to receive any equity, including options to acquire equity, in the Surviving Entity, the Buyer or any of their respective Affiliates, except as expressly set forth in the Merger Agreement.

2.                                      Joinder to Merger Agreement.  Subject to the Closing, the Option Holder hereby agrees to be bound by Section 2.1, Section 2.4, Section 2.5, Section 2.6, Section 2.7, Section 2.8, Section 2.9, Section 2.10, Article V, Section 6.2, Article VII and Article VIII of the Merger Agreement, and all other provisions of the Merger Agreement that by their terms purport to bind the Company Equityholders or that are related to Section 2.1, Section 2.4, Section 2.5, Section 2.6, Section 2.7, Section 2.8, Section 2.9, Section 2.10, Article V, Section 6.2, Article VII and Article VIII of the Merger Agreement and, in each case, solely to the extent such sections are applicable to the Company Equityholders (collectively, the “Relevant Provisions”), subject to the limitations and qualifications contained in such provisions of the Merger Agreement and herein, solely in his or her capacity as a Company Equityholder as if a signatory to the Merger Agreement, and, in exchange for the Buyer’s agreement to make the payments to the Option Holder as contemplated by the Merger Agreement, the Option Holder shall comply with, and be subject to, all of the terms, conditions, covenants, agreements and obligations set forth in such Relevant Provisions solely as a Company Equityholder, and, without limiting the foregoing, expressly consents to the withholding of the Holdback Shares and the Company Equityholder Representative Expense Amount, as contemplated by the Merger Agreement.

3.                                      Representations and Warranties and Covenants of the Option Holder.  The Option Holder hereby represents and warrants to the Buyer and the Surviving Entity and further agrees as follows:

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(a)                                 Ownership.  As of immediately prior to the Effective Time, the Option Holder owned, of record and beneficially, and had good and valid title to, the Company Options listed on Schedule I, free and clear of any Liens (except for restrictions on transfer arising under applicable securities laws).  The Company Options constitute all Company Options owned of record, beneficially or legally by the Option Holder as of immediately prior to the Effective Time, and, except for any Company Stock owned by the Option Holder and listed opposite the Option Holder’s name on Section 3.2(b) of the Company Disclosure Schedule to the Merger Agreement, the Option Holder has no other rights to acquire any other equity interests of the Company, whether preemptive rights, preference rights or otherwise.  All ownership information set forth on Schedule I hereto is accurate and complete as of immediately prior to the Effective Time.

(b)                                 Capacity. The Option Holder had the legal right and capacity to hold the Company Options listed on Schedule I.

(c)                                  No Conflicts. The Option Holder is not a party to, and such Option Holder’s Company Options were not subject to or bound in any manner by, any contract or agreement relating to such Company Options, including any voting agreement, transfer agreement, loan agreement, option agreement, purchase agreement, stockholders’ agreement, partnership agreement or voting trust or other similar agreement with respect to the rights under the Company Options, that would, individually or in the aggregate, prevent or delay the performance by such Option Holder of any of such Option Holder’s obligations hereunder or under the Merger Agreement.

(d)                                 Brokers.  No agent, broker, Person or firm acting on behalf of the Option Holder is, or shall be, entitled to any broker’s fees, finder’s fees or commissions from the Option Holder, the Company or any of the other parties hereto in connection with this Agreement or any of the transactions contemplated hereby.

(e)                                  Litigation.  There is no Legal Proceeding which is pending or has been threatened in writing against the Option Holder that questions the validity of this Agreement or any action taken or to be taken by the Option Holder in connection herewith or that would reasonably be expected to have a material adverse effect on the Option Holder’s ability to consummate the transactions contemplated by this Agreement or the Merger Agreement.

(f)                                   Other Arrangements.  Other than the Option Agreement(s) and the Company Stock Plan, the Option Holder is not party, and none of the Company Options (or the shares of Company Stock issuable upon exercise thereof) owned of record, beneficially or legally by the Option Holder or which the Option Holder has a right (contingent or otherwise) to acquire is subject, to any voting trusts, proxies, or other contracts relating to any Company Options (or the shares of Company Stock issuable upon exercise thereof) or rights to acquire any such shares, in each case, other than (A) the Voting Agreement by and among the Company and the other parties thereto, dated as of October 17, 2013, (B) the Right of First Refusal and Co-Sale Agreement by and among the Company and the other parties thereto, dated as of October 17, 2013, and (C) the Investor Rights Agreement by and among the Company and the other parties thereto, dated as of October 17, 2013.

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(g)                                  Tax Matters.  The Option Holder has had an opportunity to review with his or her own Tax advisors the Tax consequences of the Merger and the transactions contemplated by the Merger Agreement. The Option Holder understands that he or she must rely solely on his or her advisors and not on any statements or representations made by the Buyer, the Company or any of their agents or representatives. The Option Holder understands that the Option Holder (and not Buyer, the Company or the Surviving Entity) shall be responsible for any and all Tax liabilities of the Option Holder that may arise as a result of the Merger or the transactions contemplated by the Merger Agreement.

(h)                                 Waiver of Notice.  The Option Holder hereby acknowledges that Option Holder has received any and all notices required under the Company Stock Plan and any Option Agreement(s) and further, hereby waives any other notice rights under the applicable Company Stock Plan and any Option Agreement(s) in connection with the Merger, the Merger Agreement or the transactions contemplated hereby or thereby.

(i)                                     Purchase for Own Account; Sophistication. The Option Holder acknowledges and agrees that all shares of Buyer Common Stock, if any, that may be acquired by the Option Holder pursuant to the Merger Agreement (the “Option Consideration Shares”) will be acquired for investment for the Option Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Option Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Option Holder acknowledges and agrees that the Option Holder does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third party, with respect to any Option Consideration Shares. The Option Holder has not been formed for the specific purpose of acquiring the Option Consideration Shares. The Option Holder represents and warrants that, either alone or with the Company Equityholder Representative, the Option Holder has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of owning Option Consideration Shares. The Option Holder has the ability to bear the economic risk of the investment in any Option Consideration Shares, including complete loss of such investment.

(j)                                    Access to Information. The Option Holder acknowledges that (a) he or she has been afforded (i) access to information about each of the Company and Buyer, respectively, and their respective financial conditions, results of operations, businesses, properties and prospects sufficient to enable the Option Holder to evaluate his or her investment in Buyer Common Stock; and (ii) the opportunity to obtain such additional information that Buyer or the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment in Buyer Common Stock and any such additional information has been provided to the Option Holder’s reasonable satisfaction, and (b) the Option Holder has sought such professional advice as the Option Holder has considered necessary to make an informed decision with respect to his or her acquisition of the Option Consideration Shares.

(k)                                 Restricted Securities; Legends.

(i)                                     The Option Holder understands that the Option Consideration Shares have not been registered under the Securities Act, by reason of a specific exemption from the

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registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Option Holder’s representations and warranties as expressed herein. The Option Holder understands that such Option Consideration Shares will be “restricted securities” under applicable securities Laws and that, pursuant to these Laws, the Option Holder must hold such shares unless and until they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

(ii)                                  The Option Holder understands that the Option Consideration Shares may be notated with any legend set forth in, or required by, the Merger Agreement or the transactions contemplated thereby and/or any legend required by the securities laws of any state or the rules of any stock exchange to the extent such laws or rules are applicable to the shares of Buyer Common Stock represented by the certificate, instrument or book entry so legended.

(l)                                     Investor Questionnaire. The Option Holder has fully and accurately completed the investor questionnaire attached hereto as Annex B (“Investor Questionnaire”), and hereby confirms that such completed Investor Questionnaire is true, correct and complete, and that if and to the extent so noted in the Investor Questionnaire, Option Holder is either (a) an “accredited investor” (as defined in Regulation D promulgated under the Securities Act) or (b) not a “U.S. person” (within the meaning of Rule 902 of Regulation S of the Securities Act) and is not acquiring Option Consideration Shares for the account or benefit of any U.S. Person (within the meaning of Rule 902 of Regulation S of the Securities Act). Option Holder understands and agrees that Buyer is issuing Option Consideration Shares to the Option Holder in reliance on the information set forth in the Investor Questionnaire.

(m)                             Residence. The Option Holder is an individual who resides in the state or province identified in the address of the Option Holder set forth in the Investor Questionnaire.

(n)                                 Foreign Option Holders.  If the Option Holder is not a “U.S. person” (within the meaning of Rule 902 of Regulation S of the Securities Act), the Option Holder agrees, as a condition to the Option Holder’s receipt of any Option Consideration Shares, (i) not to, in connection with the transactions contemplated by this Agreement and the Merger Agreement, engage in any “directed selling efforts” within the United States, as such term is defined in Regulation S under the Securities Act, (ii) not to resell any Option Consideration Shares except in accordance with the provisions of Regulation S under the Securities Act, pursuant to an effective registration statement or pursuant to an available exemption from registration, and agrees not to engage in hedging transactions with regard to such Option Consideration Shares, (iii) that Buyer will not register any proposed transfer of any shares of Buyer Common Stock by such Option Holder to the extent such transfer, as proposed to be made, is not in accordance with the provisions of Regulation S, pursuant to an effective registration statement or pursuant to an available exemption from registration and (iv) not to sell or offer to sell any shares of Buyer Common Stock to any “U.S. person” (as such term is defined in Regulation S under the Securities Act), or for the account or benefit of any “U.S. person” (as such term is defined in Regulation S under the Securities Act), in each case until the date that is six months following the later of (A) the Closing Date or (B) the issuance of any shares of Buyer Common Stock pursuant to the Merger Agreement.

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4.                                      Release of Claims.  Effective upon the Effective Time, each Option Holder, by his or her execution and delivery of this Agreement, hereby forever waives, releases and discharges (and hereby agrees to cause each of the Option Holder’s representatives to forever waive, release and discharge) with prejudice the Company, the Buyer and the Surviving Entity (collectively, a “Released Party”) from any and all claims, rights (including rights of indemnification, contribution and other similar rights, from whatever source, whether under contract, applicable Law or otherwise), causes of action, protests, suits, disputes, orders, obligations, debts, demands, proceedings, contracts, agreements, promises, liabilities, controversies, costs, expenses, fees (including attorneys’ fees), or damages of any kind, arising by any means (including subrogation, assignment, reimbursement, operation of law or otherwise), whether known or unknown, suspected or unsuspected, accrued or not accrued, foreseen or unforeseen, or mature or unmature related or with respect to, in connection with, or arising out of, directly or indirectly, any event, fact, condition, circumstance, occurrence, act or omission that was in existence (or that occurred or failed to occur) at or prior to the Closing (collectively, “Claims”); provided, however, this clause shall not be construed as releasing (i) any party from its obligations otherwise expressly set forth in this Agreement, the Merger Agreement (including under Section 6.1 of the Merger Agreement) or any agreement delivered pursuant hereto or thereto, (ii) any Claim to enforce the terms of, or any breach of, this Agreement, the Merger Agreement or any agreement delivered hereunder or thereunder or any of the provisions set forth herein or therein (including any counterclaims in connection with a claim first brought by a Released Party against the Option Holder), (iii) any obligation to pay to any Person any wages, expenses or other cash compensation due to such Person that have accrued in respect of consulting or other service provider relationship, if applicable, with the Company or the Surviving Entity, provided that the Option Holder acknowledges that he or she has not been an employee of the Company and is not owed any compensation or benefits in such a capacity, or (iv) any other Claim that cannot be waived as a matter of Law, including, where applicable, workers’ compensation claims and unemployment claims or claims under California Labor Code Section 2802. The Option Holder further acknowledges and agrees that any claim of the Buyer, whether for breach of this Agreement or otherwise, may be asserted directly against the Option Holder (solely to the extent, and subject to the limitations, provided in this Agreement and/or the Merger Agreement, as applicable), without any need for any claim against, or joinder of, the Company, the Surviving Entity, any Subsidiary or any other Company Equityholder. The Option Holder hereby expressly waives any and all provisions, rights and benefits conferred by §1542 of the California Civil Code (or any similar, comparable or equivalent provision or law of any applicable jurisdiction) which section provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

5.                                      Confidentiality.

(a)                                             From and after the execution and delivery of this Agreement, the Option Holder agrees that he or she shall not, and the Option Holder agrees not to permit any of his or her Representatives to, directly or indirectly, disclose the existence or terms of this Agreement, the

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Merger Agreement or any other agreement contemplated thereby, including any terms of the Merger Agreement with respect to which the Buyer has sought confidential treatment under applicable SEC rules, except, in each case to the extent such information is or becomes generally known to the public (other than as a result of a disclosure by such Option Holder). Nothing in this Agreement shall be deemed to (A) prohibit the Option Holder from disclosing the fact that discussions regarding the Merger have taken place or that the Merger has occurred to the Option Holder’s immediate family members who are required to hold such information in confidence, (B) prohibit the Option Holder from disclosing such confidential information (on a need to know basis) to any Representative of the Option Holder that is bound by reasonable obligations of confidentiality with respect thereto (which the Option Holder hereby covenants to enforce), (C) limit or interfere with the Option Holder’s right, without notice to or authorization of the Buyer, to communicate in good faith with any Governmental Entity for the purpose of reporting a possible violation of Law, or to participate in any investigation or proceeding that may be conducted by any Governmental Entity, including by providing documents or other information, or for the purpose of filing a charge or complaint with a Governmental Entity, or (D) prohibit disclosure required by Law; provided, however, that in the event disclosure is required by Law, the Option Holder shall use commercially reasonable efforts to provide Buyer with prompt advance notice of such requirement so that Buyer may seek an appropriate protective order. Nothing in this agreement, however, authorizes the disclosure of information the Option Holder obtained through a communication that was subject to the attorney-client privilege.

(b)                                 From and after the execution and delivery of this Agreement, the Option Holder agrees that he or she shall not, and the Option Holder agrees not to permit any of his or her Representatives to, disclose or make use of any information, whether in oral, written, graphic, electronic or other form, relating to the business of the Company that is not generally known by, nor easily learned or determined by, persons outside the Company (collectively referred to herein as “Proprietary Information”) including, but not limited to: (i) research and development; (ii) software systems, computer programs and source codes; (iii) identity of specialized consultants and contractors; (iv) purchasing, operating and other cost data; and (v) employee or service provider information, including all such information recorded in manuals, memoranda, projections, reports, minutes, plans, drawings, sketches, designs, data, specifications, software programs and records, whether or not legended or otherwise identified as Proprietary Information or as confidential.  Proprietary Information shall not include such information that the Option Holder can demonstrate (A) is generally available to the public (other than as a result of a disclosure by the Option Holder), (B) was disclosed to the Option Holder or his or her Representatives by a third party under no obligation to keep such information confidential, or (C) was independently developed by the Option Holder without reference to Proprietary Information.  Notwithstanding the foregoing, the Option Holder shall have no obligation hereunder to keep confidential any of the Proprietary Information to the extent disclosure thereof is required by Law; provided, however, that in the event disclosure is required by Law, the Option Holder shall use commercially reasonable efforts to provide Buyer with prompt advance notice of such requirement so that Buyer may seek an appropriate protective order.

(c)                                              Notwithstanding anything in this Section 5 to the contrary, (i) following any public announcement of the Merger by Buyer or any of its Affiliates, the Option Holder may disclose the terms of the Merger Agreement that are disclosed by Buyer in such public announcement; and (ii) the obligations under this Section 5 shall not be construed to restrict the

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Option Holder from using for any purpose the Residuals resulting from access to or work with the Proprietary Information; provided, that the foregoing shall not be deemed to grant or imply to any Person any license or other right to use any patent, trademark, copyright or other intellectual property right. For the purposes of this Section 5(c), the term “Residuals” means general knowledge and experience in non-tangible form, including ideas, concepts and know-how, in each case, to the extent retained in the unaided memory of the receiving Option Holder who have had access to the Proprietary Information prior to the Closing Date but who no longer have access to the disclosed Proprietary Information. A Person’s memory will be considered to be unaided if the Person had not intentionally memorized the information contained in the Proprietary Information for the purpose of retaining and subsequently using or disclosing it. “Residuals” shall not include non-public personnel data, financial information or any knowledge or experience to the extent (at any time, for such time) within the scope of any valid patent claim owned or controlled by the Surviving Entity.

(d)                                             Notwithstanding anything to the contrary in this Agreement, the Company and the Option Holder each acknowledge and agree that Buyer (i) may issue a press release with respect to the Merger Agreement and the matters contemplated thereby, (ii) intends to publicly file the Merger Agreement with the SEC, (iii) intends to seek confidential treatment under applicable SEC rules with respect to certain matters and terms contained in the Merger Agreement; and (iv) may make any public disclosure it believes in good faith is required by applicable Law or stock market rule, or, following the Closing, for any other reason.

(e)                                              The Option Holder agrees that any remedy at Law for any breach of this Section 5 would be inadequate and that Buyer or the Surviving Entity shall be entitled to injunctive relief, without the requirement of posting any bond or other security, in addition to any other remedy it may have upon breach of any provision of this Section 5.

6.                                      Acknowledgement and Agreement to be Bound by the Provisions of the Merger Agreement.

Without limiting the provisions of Section 2, the Option Holder understands, acknowledges and agrees to the following:

(a)                                 The withholding of the Holdback Shares from any Aggregate Closing Consideration that the Option Holder is entitled to receive pursuant to the Merger Agreement as security for certain obligations of the Company Equityholders under the Merger Agreement and to satisfy, in accordance with the Merger Agreement, obligations owed to the Buyer from and after the Closing Date;

(b)                                 That the Option Holder shall only be entitled to receive distributions with respect to the Holdback Shares, if, and to the extent that, any portion of such Holdback Shares is required to be distributed to the Option Holder pursuant to the terms of the Merger Agreement; and

(c)                                  That the Buyer has certain rights of set-off or offset against the Aggregate Consideration that are payable or may become payable as set forth in Section 5.3(f) of the Merger Agreement.

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7.                                      Company Equityholder Representative; Purchaser Representative.

(a)                                 The Option Holder understands, agrees to, and acknowledges that, by signing this Agreement, Fortis Advisors LLC be and hereby is constituted and appointed as the Company Equityholder Representative as set forth in, and on the terms and conditions specified by, mutatis mutandis, Section 2.4 of the Merger Agreement, and the Company Equityholder Representative is appointed as representative, attorney-in-fact and agent of the Option Holder in connection with the transactions contemplated by the Merger Agreement, the Exchange and Paying Agent Agreement, or any other agreement contemplated thereby and in any litigation or arbitration involving the Merger Agreement or the Exchange and Paying Agent Agreement, or any other agreement contemplated thereby.

(b)                                 If the Option Holder intends or is otherwise required to rely upon the advice of a “purchaser representative” within the meaning of Rule 501(i) of Regulation D promulgated under the Securities Act in connection with the offer and sale of the Option Consideration Shares, the Option Holder hereby appoints as his or her purchaser representative, and represents to the Buyer that the Option Holder is relying upon the advice of, the person or entity identified as the Option Holder’s purchaser representative on the Option Holder’s signature page hereto.

8.                                      [Reserved.]

9.                                      Miscellaneous

(a)                                 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall be considered one (1) and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  This Agreement may be executed and delivered by facsimile or by an electronic scan delivered by electronic transmission.

(b)                                 No Third-Party Beneficiaries.  This Agreement (including the exhibits hereto) is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder; provided, that, each of the Buyer Indemnified Parties are intended third party beneficiaries of this Agreement shall be entitled to enforce this Agreement against the Option Holder in accordance with the terms of the Merger Agreement.

(c)                                  Governing Law.  This Agreement (and any claims or disputes arising out of or related hereto or the transactions contemplated hereby or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed in all respects, including validity, interpretation, and effect, by and construed in accordance with the internal Laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any claim, controversy or dispute) without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.

(d)                                 Submission to Jurisdiction.  Each of the parties to this Agreement (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of

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Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court, and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement.  Each of the parties hereto waives any defense of improper venue or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.  Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9(g).  Nothing in this Section 9(d), however, shall affect the right of any party to serve legal process in any other manner permitted by Law.  Nothing in this Section 9(d) shall limit the right of a party to seek injunctive relief under Section 9(e)(ii) in any applicable jurisdiction.

(e)                                  Remedies. Except as otherwise expressly provided in this Agreement, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement, in each case without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at Law or in equity.  Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) the party seeking such remedy has an adequate remedy at Law or (ii) an award of specific performance is not an appropriate remedy for any reason at Law or equity.

(f)                                   Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that the Buyer may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates; provided, that such transfer or assignment shall not relieve the Buyer of its primary liability for its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to the Buyer.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

(g)                                  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one (1) Business Day after being

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sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, (i) if to the Buyer or the Surviving Entity, as set forth in the Merger Agreement, and (ii) if to the Option Holder, as set forth on the applicable signature page hereto.

(h)                                 Entire Agreement.  This Agreement (including Schedule I, the Written Consent and the other agreements, instruments and documents referred to herein) constitute the entire agreement of the parties to this Agreement with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement; provided, however, that nothing set forth herein is intended to modify the terms of the Merger Agreement, and in the event of any inconsistency between this Agreement and the Merger Agreement, the Merger Agreement shall govern.

(i)                                     Waivers and Amendments.  This Agreement may be amended or modified only by a written instrument executed by all of the parties to this Agreement.  Any failure of the parties to this Agreement to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver.  No delay on the part of any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party to this Agreement of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  Unless otherwise provided, the rights and remedies provided for in this Agreement are cumulative and are not exclusive of any rights or remedies which the parties to this Agreement may otherwise have at law or in equity.  Whenever this Agreement requires or permits consent by or on behalf of a party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9(i).

(j)                                    Severability.  Without limitation of any provision herein, in the event that any one or more of the terms or provisions contained in this Agreement or in any other certificate, instrument or other document referred to in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or any other such certificate, instrument or other document referred to in this Agreement, and the parties to this Agreement shall use their commercially reasonable efforts to substitute one or more valid, legal and enforceable terms or provisions into this Agreement which, insofar as practicable, implement the purposes and intent of this Agreement.  Any term or provision of this Agreement held invalid or unenforceable only in part, degree or within certain jurisdictions shall remain in full force and effect to the extent not held invalid, illegal or unenforceable to the extent consistent with the intent of the parties as reflected by this Agreement.  To the extent permitted by applicable Law, each party waives any term or provision of Law which renders any term or provision of this Agreement to be invalid, illegal or unenforceable in any respect.

(k)                                 Interpretation.  The Section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement.  References to Sections, Schedules or Exhibits in this Agreement,

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unless otherwise indicated, are references to Sections, Schedules and Exhibits of or to this Agreement.  The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises with respect to any term or provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the terms or provisions of this Agreement.  A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation.  Any reference to a Governmental Entity shall be deemed also to refer to any successor thereto unless the context requires otherwise.  All references to “$” or “dollars” herein shall be references to lawful currency of the United States of America.  For all purposes of and under this Agreement, (i) the word “including” shall be deemed to be immediately followed by the words “without limitation,” (ii) words (including defined terms) in the singular shall be deemed to include the plural and vice versa, (iii) words of one gender shall be deemed to include the other gender as the context requires, (iv) the terms “hereof,” “herein,” “hereto,” “herewith” and any other words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits to this Agreement) and not to any particular term or provision of this Agreement, unless otherwise specified, and (v) the use of the word “or” shall not be exclusive.

*     *     *     *     *

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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date set forth below, it being understood that this Agreement shall be irrevocable.

OPTION HOLDER:

Name:

Date:

Name and address of purchaser representative appointed pursuant to Section 7(b) (if any):

Name:

Address:

[Signature Page to Optionholder Agreement]

BUYER: OPHTHOTECH CORPORATION

By:

Name:

Title:

[Signature Page to Optionholder Agreement]

SPOUSAL CONSENT (IF APPLICABLE)

Option Holder:

I, the undersigned spouse of the Option Holder named above, acknowledge that I have read and am familiar with the contents of the Optionholder Agreement to which this Spousal Consent is attached and the related Merger Agreement relating to the disposition of Company Options and the release of certain claims, in each case including any interest I have therein.  I hereby agree that my interest, if any, in any such Company Options and/or claims shall be irrevocably bound by the Optionholder Agreement and further understand and agree that any community property interest I may have therein shall be similarly bound by the Optionholder Agreement.

I am aware that the legal, financial and related matters contained in the Optionholder Agreement and the related Merger Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Spousal Consent. I have either sought such guidance or counsel or determined after reviewing the Optionholder Agreement and the related Merger Agreement carefully that I will waive such right.

Name:
Date:

[Signature Page to Optionholder Agreement]

SCHEDULE I

OWNERSHIP OF OPTIONS

Name:    [                                ]

Grant Date	Exercise Price	Vested	Unvested	Total Number of Company Options

Annex A

Merger Agreement

Annex B

Completed Investor Questionnaire

INCEPTION 4, INC.

INVESTOR QUESTIONNAIRE

FOR INDIVIDUAL EQUITYHOLDERS

(ALL INFORMATION FURNISHED IN THIS

QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY)

Responses to this Questionnaire will be used in connection with a potential strategic transaction (the “Proposed Transaction”) involving Inception 4, Inc. (the “Company”).  The purpose of this Questionnaire is to collect information that will enable the Company and/or potential third parties to the Proposed Transaction to  meet the standards imposed by applicable federal and state securities laws in connection with any issuance of securities.

If the answer to any question below is “none” or “not applicable”, please so indicate.

1.                                      PERSONAL

Name

Residence Address

Residence Telephone

Name to Appear on Book Entry Positions

2.                                      BUSINESS

Occupation

Present Employer

Position/Title

Number of Years

Business Address

Business Telephone

3.                                      INCOME(1)

(a) Do you reasonably expect your income from all sources during this year (ending December 31) to exceed $200,000?

Yes  ☐   No  ☐    If not, please specify amount

(b) What percentage of your income as shown above is anticipated to be derived from sources other than salary?

(c) Was your yearly income from all sources during each of the last two years, ending December 31, in excess of $200,000?

Yes ☐ No ☐ If not, please specify amount :	2017:

2016:

(d) Are you married?

Yes  ☐   No  ☐    If not, please go to Section 5 of this questionnaire.

(e) Do you reasonably expect your joint income with your spouse from all sources during this year (ending December 31) to exceed $300,000?

Yes  ☐   No  ☐    If not, please specify amount

(f) What percentage of this income is anticipated to be derived from sources other than salary?

(g) Was your joint income with your spouse from all sources during each of the last two years, ending December 31, in excess of $300,000?

Yes ☐ No ☐ If not, please specify amount :	2017:

2016:

(1)  For purposes of this Questionnaire, “income” means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts:  (a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code.

4.                                      NET WORTH

Will your net worth as of the closing date of the Proposed Transaction (which is currently expected to be on or about October 30, 2018), individually or jointly with the net worth of your spouse (if any), be in excess of $1,000,000?

Note: Do not include the value of your primary residence in the calculation of your net worth.  You should also exclude from the calculation any mortgage or indebtedness secured by the primary residence up to the fair market value of the property.  However, if the mortgage or other indebtedness on the primary residence exceeds the fair market value of the property or was incurred in the last 60 days, you must deduct the excess amount from your net worth.

Yes  ☐   No  ☐

5.                                      EDUCATION

Please describe your educational background and degrees obtained, if any.

6.                                      BUSINESS AND FINANCIAL EXPERIENCE

Please describe the nature and extent of your business, financial and investment experience which you believe gives you the capacity to evaluate the merits and risks of the proposed investment.

7.                                      FINANCIAL ADVISORS

In evaluating the Proposed Transaction, will you use the services of any of the following types of advisors?  (If so, please identify, providing address and telephone number.)

Accountant:

Attorney:

Other:

8.                                      “U.S. PERSON” STATUS

Are you a “U.S. person” or would  you be acquiring any shares of common stock of a third party that may be issued in the Proposed Transaction for the account or benefit of any person who is a “U.S. person”?

Yes  ☐   No  ☐

For purposes of this question,  a “U.S. person” means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if, while organized or incorporated under the laws of a non-U.S.  jurisdiction, such entity was formed by a U.S. person principally for the purpose of investing in securities not registered under the United States securities laws.

The above information is true and correct in all material respects.  The undersigned recognizes that the Company is, and the Company’s legal and financial advisors and other third parties involved in the Proposed Transaction may be, relying on the truth and accuracy of such information so that it may rely on certain exemptions from registration contained in the Securities Act of 1933, as amended, and the securities laws of certain states.  All answers will be kept confidential, but the undersigned acknowledges and agrees that this information may be provided by the Company to its legal and financial advisors and such other third parties involved in the Proposed Transaction. The undersigned agrees to notify [     ] ([     ]) promptly of any changes in the foregoing information which may occur prior to the investment.

Print Name:

Signature:

Dated:

Exhibit F

Form of Written Consent

EXHIBIT F

ACTION BY WRITTEN CONSENT

OF THE

STOCKHOLDERS OF

INCEPTION 4, INC.

Pursuant to Section 228 and 251 of the General Corporation Law of the State of Delaware (the “DGCL”) and the bylaws of Inception 4, Inc., a Delaware corporation (the “Company”), the undersigned stockholders, constituting the holders of at least (a) a majority of the outstanding shares of the Company’s Common Stock and the Company’s Preferred Stock, voting together as a single class, (b) more than 51% of the outstanding shares of the Company’s Preferred Stock hereby (i) consent to and adopt the following resolutions by written consent, pursuant to the Company Certificate of Incorporation and Sections 228 and 251 of the DGCL, (ii) waive all requirements with respect to notice regarding such actions, (iii) direct that this Action by Written Consent (this “Written Consent”) be filed with the minutes of the proceedings of the Company’s stockholders, and (iv) direct that the resolutions set forth below shall have the same force and effect as if they were adopted at a meeting at which the undersigned were personally present, effective as of the date upon which the last required consent was obtained.

Approval of Merger and Merger Agreement

WHEREAS, the Board of Directors of the Company (the “Board”) has deemed it advisable, fair and in the best interests of the Company and its stockholders that the Company enter into a proposed merger transaction, whereby Ophthotech Corporation, a Delaware corporation (“Buyer”), would acquire the Company through the merger of Orion Ophthalmology Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Buyer (“Merger Subsidiary I”), with and into the Company, with the Company surviving as a direct wholly owned subsidiary of Buyer (the “First Merger”) and, as part of the same overall transaction, the Company would then merge with and into Orion Ophthalmology LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Buyer (“Merger Subsidiary II”), with Merger Subsidiary II surviving as a direct wholly owned subsidiary of Buyer (the “Second Merger” and, together with the First Merger, the “Merger”);

WHEREAS, the Merger is to be effected pursuant to the terms and conditions of an Agreement and Plan of Merger in the form attached hereto as Exhibit A (collectively with all the schedules, exhibits and attachments thereto, and all other agreements and documents contemplated thereby, the “Merger Agreement”) by and among the Company, Buyer, Merger Subsidiary I, Merger Subsidiary II, Fortis Advisors LLC, a Delaware limited liability company, as the representative of the Company’s equityholders (the “Company Equityholder Representative”);

WHEREAS, each capitalized term used herein and not otherwise defined shall have the meaning ascribed to such term in the Merger Agreement;

WHEREAS, subject to the terms and conditions of the Merger Agreement, (i) each share of Company Stock that is owned by the Company as treasury stock and each share of Company Stock that is owned by Buyer, any Merger Subsidiary or any other wholly owned

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direct or indirect subsidiary of Buyer as of immediately prior to the Effective Time, pursuant to Section 2.1(b) of the Merger Agreement, shall be cancelled and shall cease to exist, and no payment or consideration shall be delivered in exchange therefor, (ii) each share of Company Preferred Stock not described in (i) that is issued and outstanding as of immediately prior to the Effective Time (except for Dissenting Shares, which shall be addressed pursuant to Section 2.3 of the Merger Agreement) shall be converted, by virtue of the First Merger and without any action on the part of the Buyer, the Company, the holders thereof or any other Person, into the right to receive the consideration described in Section 2.1(c)(i) of the Merger Agreement, (iii) each share of Company Common Stock not described in (i) that is issued and outstanding as of immediately prior to the Effective Time (except for Dissenting Shares, which shall be addressed pursuant to Section 2.3 of the Merger Agreement) shall be converted, by virtue of the First Merger and without any action on the part of the Buyer, the Company, the holders thereof or any other Person, into the right to receive the consideration described in Section 2.1(c)(ii) of the Merger Agreement, (iv) at the Effective Time, by virtue of the First Merger and without any action on the part of Buyer or Merger Subsidiary I, each share of common stock of Merger Subsidiary I issued and outstanding immediately prior to the Effective Time shall be cancelled and, in exchange for the cancellation of such shares of Merger Subsidiary I common stock and the funding of the Aggregate Closing Consideration by the Buyer, the First Step Surviving Entity shall issue an equivalent number of shares of common stock all of which shares shall be held by Buyer, and which shall constitute the only outstanding shares of common stock of the First Step Surviving Entity immediately following the Effective Time and (v) at the Second Effective Time, by virtue of the Second Merger and without any action on the part of the Buyer or Merger Subsidiary II, each share of common stock of the First Step Surviving Entity issued and outstanding immediately prior to the Second Effective Time shall be cancelled and, in exchange for the cancellation of such shares of First Step Surviving Entity common stock, the Surviving Entity shall issue an equivalent number of units, all of which units shall be held by the Buyer, and which shall constitute the only outstanding units of the Surviving Entity immediately following the Second Effective Time;

WHEREAS, subject to the terms and conditions of the Merger Agreement, (i) as of immediately prior to the Effective Time, each Company Option that is then outstanding (whether such Company Option is vested or unvested, but not to the extent it has theretofore been exercised) shall vest in full (if unvested in whole or in part) and shall be converted, in settlement and cancellation thereof, into the right to receive an amount set forth in Section 2.5(a) of the Merger Agreement, and (ii) as of immediately prior to the Effective Time, each Company Restricted Stock Award that is unvested in whole or in part shall vest in full (and all outstanding shares of Company Common Stock issued in connection with such Company Restricted Stock Award shall be (A) converted pursuant to Section 2.1(c)(ii) of the Merger Agreement, and (B) subject to the procedures set forth in Section 2.2 of the Merger Agreement);

WHEREAS, pursuant to the Merger Agreement, a portion of the total purchase price is contingent consideration, and shall be paid only at such times and in such amounts as set forth in Section 2.8 of the Merger Agreement, subject to the terms and conditions of the Merger Agreement;

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WHEREAS, pursuant to the Merger Agreement, and in particular Section 2.1(e) of the Merger Agreement, at the Closing, Buyer shall withhold from the Aggregate Closing Consideration the Holdback Shares as a contribution to the Holdback Fund for the purpose of securing any recovery of the Final Closing Adjustment by Buyer under Section 2.6 of the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement, at the Closing, Buyer shall cause to be deposited, in an account designated by the Company Equityholder Representative, $75,000 as the Company Equityholder Representative Expense Amount for the payment of the future expenses of the Company Equityholder Representative under the terms and conditions of the Merger Agreement;

WHEREAS, the Board (i) determined that the Merger is advisable, fair and in the best interests of the Company and its stockholders and declares it advisable to enter into the Merger Agreement, (ii) approved the execution, delivery and performance of the Merger Agreement by the Company and the consummation of the transactions contemplated thereby, including the Merger, and all other documents or instruments contemplated thereby or necessary or desirable for the consummation of the Merger, including the First Certificate of Merger and Second Certificate of Merger (including any additions, modifications, amendments or deletions made to such agreements, certificates, documents or instruments as any officer of the Company may approve, and the execution and delivery thereof by any such officer of the Company was deemed conclusive evidence of the approval of any such addition, modification, amendment or deletion) (collectively, the “Transaction Documents”), and (iii) recommended the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby by the Company’s stockholders and directed that the adoption of the Merger Agreement and the approval of the Merger and the transactions contemplated thereby be submitted for consideration by the Company’s stockholders by written consent;

WHEREAS, Section 228(c) of the DGCL provides that any person executing a written consent of a stockholder may provide, whether through instruction to an agent or otherwise, that such a consent will be effective at a future time (including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made, and, for the purposes of such section, if evidence of such instruction or provision is provided to the corporation, such later effective time shall serve as the date of signature and unless otherwise provided, any such consent shall be revocable prior to its becoming effective; and

WHEREAS, each of the undersigned stockholders (a) has been advised to consult with his, her or its own legal, tax and/or financial advisor(s) regarding the consequences to him, her or it of the Merger, the Merger Agreement and the execution of this Written Consent, (b) acknowledges that to the extent so desired, she, he or it has availed herself, himself or itself of such right and opportunity, (c) has carefully reviewed and considered the terms of the Merger and the Transaction Documents and deems the Merger and the Transaction Documents to be fair and reasonable to the stockholders of the Company and (d) is competent to execute this Written Consent free from coercion, duress or undue influence.

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NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement be, and it hereby is, adopted in all respects, and that the Merger and the other transactions contemplated by the Merger Agreement and by the other Transaction Documents be, and each of them hereby is, approved in all respects, and without limiting the foregoing, the foregoing adoption and approval by the undersigned stockholders shall constitute approval by such stockholders of, among other things, (i) the indemnification obligations of the stockholders set forth in the Merger Agreement, the withholding of the Holdback Shares in the Holdback Fund and the deposit of the Company Equityholder Representative Expense Amount with the Company Equityholder Representative and (ii) the treatment of the Company Stock, Company Options and Company Restricted Stock Awards pursuant to terms of the Merger Agreement;

RESOLVED FURTHER, that the undersigned stockholders acknowledge that the consideration payable for each share of the undersigned’s Company Stock,  Company Options and Company Restricted Stock Awards, and the allocation of such consideration pursuant to Section 2.1 and Section 2.5 of the Merger Agreement, represents all of the consideration to which each undersigned may be entitled for the undersigned’s Company Stock,  Company Options and Company Restricted Stock Awards as a result of the Merger or otherwise; and

RESOLVED FURTHER, that by virtue of the adoption of the Merger Agreement, each of the undersigned stockholders hereby, on his, her or its own behalf and on the behalf of all other stockholders, appoints Fortis Advisors LLC as the Company Equityholder Representative pursuant to Section 2.4 of the Merger Agreement to constitute the representative, attorney-in-fact and agent of the Company Equityholders in connection with the transactions contemplated by this Agreement, the Exchange and Paying Agent Agreement, the Company Equityholder Representative Engagement Agreement or any other agreement contemplated hereby or thereby, and in any litigation or arbitration involving this Agreement or the Exchange and Paying Agent Agreement, or any other agreement contemplated hereby or thereby (in each case subject to the provisions and limitations set forth in the Merger Agreement).

Interested Party Transaction Approval

WHEREAS, pursuant to Section 144 of the DGCL, no contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest (any such party is referred to herein individually as an “Interested Party” and, collectively, as “Interested Parties,” and any such contract or transaction is referred to herein as an “Interested Party Transaction”), shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board which authorized the Interested Party Transaction or solely because the vote of any such Interested Party is counted for such purpose, if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the Interested Party Transaction are disclosed or are known to the Board, and the Board in good faith authorizes the Interested Party Transaction by the

4

affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to the director’s or officer’s relationship or interest and as to the Interested Party Transaction are disclosed or are known to the stockholders entitled to vote thereon, and the Interested Party Transaction is specifically approved in good faith by vote of the stockholders; or (iii) the Interested Party Transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board or the stockholders;

WHEREAS, by reason of their direct or indirect ownership of, or right to acquire ownership of, Company Stock, Company Restricted Stock Awards and/or Company Options, and/or by their positions as members of the Board or executive officers of the Company, each of Bradley J. Bolzon, Clare Ozawa, Jerel Davis and Petpiboon Prasit is (or may be deemed to be) an Interested Party and the Merger is (or may be deemed to be) an Interested Party Transaction; and

WHEREAS, the protections of Section 144 of the DGCL require disclosure to the Company’s stockholders, to the extent not already known to them, of the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction.

NOW, THEREFORE, BE IT RESOLVED, that each of the undersigned stockholders hereby acknowledges that the following facts were known to him, her or it, and such stockholder has had the opportunity to ask questions regarding and to investigate the nature of such facts, prior to execution of this Written Consent:

•                  Bradley J. Bolzon, Clare Ozawa and Jerel Davis, each a director and stockholder of the Company and holder of Company Options and Company Restricted Stock Awards, will directly receive a portion of the consideration payable in the Merger (a) akin to the other stockholders of the Company with respect to the Company Stock owned by him or her and (b) akin to the other holders of Company Options with respect to the Company Options owned by him or her and (c) akin to the other holders of Company Restricted Stock Awards with respect to the Company Restricted Stock Awards owned by him or her, as applicable, and, as a result of the above-described interests, each of them is (or may be deemed to be) an Interested Party and the Merger is (or may be deemed to be) an Interested Party Transaction; and

•                  Petpiboon Prasit, a director, officer and stockholder of the Company and holder of Company Options and Company Restricted Stock Awards, will directly receive a portion of the consideration payable in the Merger (a) akin to the other stockholders of the Company with respect to the Company Stock owned by him and (b) akin to the other holders of Company Options with respect to the Company Options owned by him and (c) akin to the other holders of Company Restricted Stock Awards with respect to the Company Restricted Stock Awards owned by him and, as a result of the above-described interests, he is (or may be deemed to be) an Interested Party and the Merger is (or may be deemed to be) an Interested Party Transaction.

5

Waiver of Appraisal Rights

WHEREAS, each of the undersigned stockholders acknowledges the availability of appraisal rights under Section 262 of the DGCL in connection with the Merger.

NOW, THEREFORE, BE IT RESOLVED, that each of the undersigned stockholders hereby (i) acknowledges that such stockholder has received and read a copy of Section 262 of the DGCL, a copy of which is attached hereto as Exhibit C; (ii) acknowledges that such stockholder is aware of such stockholder’s dissenters’ rights, appraisal rights, or similar rights pursuant to Section 262 of the DGCL; and (iii) agrees to  irrevocably and unconditionally waive, and agrees to cause to be waived (and to the extent not able to be waived agrees not to assert) and to prevent the exercise of, any appraisal or dissenter’s or similar rights relating to the Merger that each of the undersigned stockholders may have by virtue of, or with respect to, any shares of Company Stock owned by each such stockholder (including, without limitation, those rights pursuant to Section 262 of the DGCL). The foregoing waiver shall be effective regardless of whether the undersigned has been deemed to have validly delivered this Written Consent as a consent of stockholders pursuant to Section 228 of the DGCL.

Waiver of Notice Requirements

RESOLVED, that each of the undersigned stockholders hereby waives any and all notice requirements applicable to the Merger, the Merger Agreement and any of the transactions contemplated therein, as may be provided in the Company Certificate of Incorporation, the Company’s bylaws, and/or any contract between the Company and the undersigned stockholder.

Appointment of Purchaser Representative

WHEREAS, in connection with the Merger, the Company’s stockholders will provide completed investor questionnaires to the Company indicating whether they are “accredited investors” (as such term is defined in Rule 501(a) of the Securities Act of 1933, as amended) and each undersigned stockholder that is not an “accredited investor” (each, an “Appointing Stockholder”) hereby approves and confirms the appointment of Zack McNealy to serve as such Appointing Stockholder’s “purchaser representative” (as such term is defined in Rule 501(i) under the Securities Act of 1933, as amended)  (the “Purchaser Representative”) in connection with the Merger.

NOW, THEREFORE, BE IT RESOLVED, each Appointing Stockholder acknowledges that the Purchaser Representative is such stockholder’s “purchaser representative” in connection with the Appointing Stockholder’s evaluation of the merits and risks of the Merger and investment in shares of Buyer Stock.

Approval of Termination of Certain Agreements with Stockholders

WHEREAS, in connection with the consummation of the Merger, the Board has determined that it is in the best interests of the Company and the Company’s stockholders

6

to terminate the stockholder agreements previously entered into among the Company nd the Company’s stockholders specified on Exhibit B hereto (collectively, the “Stockholder Agreements”), with such termination to be contingent upon and effective as of immediately prior to the Effective Time; and

WHEREAS, pursuant to the terms of each Stockholder Agreement, each such Stockholder Agreement will terminate automatically upon the Closing.

NOW, THEREFORE, BE IT RESOLVED, that, each of the undersigned stockholders of the Company that is a party to any of the Stockholder Agreements hereby agrees, individually and as to all other such stockholders of the Company, to the termination of any such Stockholder Agreements, with such termination to be contingent upon and effective as of immediately prior to the Effective Time; and

RESOLVED FURTHER, that each undersigned stockholder of the Company that is a party to any of the Stockholder Agreements hereby waives, individually and as to all other such stockholders of the Company, any rights to notice contained in any such Stockholder Agreements with respect to the Merger or any of the other transactions contemplated by the Merger Agreement.

General Authority; Ratification; Effectiveness

RESOLVED, that any officer of the Company be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to take any and all actions, to negotiate for and enter into agreements and amendments to agreements, including, without limitation, the Merger Agreement, to perform all such acts and things, to execute, file, deliver or record in the name and on behalf of the Company, all such certificates, instruments, agreements or other documents, and to make all such payments as they, in their judgment, or in the judgment of any one or more of them, may deem necessary, advisable or appropriate in order to carry out the purpose and intent of, or consummate the transactions contemplated by, the foregoing resolutions and/or all of the transactions contemplated therein or thereby, the authorization therefor to be conclusively evidenced by the taking of such action or the execution and delivery of such certificates, instruments, agreements or documents;

RESOLVED FURTHER, that the action taken by this Written Consent shall have the same force and effect as if taken at a special meeting of the holders of the issued and outstanding shares of capital stock of the Company entitled to vote thereon duly called and constituted pursuant to the Company’s Bylaws and the laws of the State of Delaware. By executing this Written Consent, each stockholder is giving written consent with respect to all shares of the Company’s capital stock held by such stockholder in favor of the above resolutions; and

RESOLVED FURTHER, that all acts and things heretofore done by any officer of the Company at the time in office or by any employees or agents of the Company on behalf of the Company and in its name, or by the Board, on or prior to the date of the adoption of the foregoing resolutions, in connection with the transactions contemplated by such resolutions

7

be, and the same hereby are, in all respects ratified, confirmed, approved and adopted on behalf of the Company in the name of the Company.

[Signature pages follow]

8

This Written Consent may be executed in any number of counterparts, each of which when so executed and delivered to the Company shall be deemed an original, and such counterparts together shall constitute one instrument.  The undersigned hereby votes all shares of the Company’s capital stock beneficially owned by the undersigned in favor of the above resolutions.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent.  Pursuant to Section 228(c) of the DGCL, this Written Consent shall be effective immediately following the approval of the Merger Agreement by the Board and the execution of the Merger Agreement without further action by the undersigned; provided, however, that if the Merger Agreement is executed before the time of execution of this Written Consent by the undersigned, this Written Consent shall be effective immediately.  This Written Consent may not be revoked.

Date:

STOCKHOLDER:

By:
Name:
Title:

[SIGNATURE PAGE TO ACTION BY WRITTEN CONSENT

OF THE STOCKHOLDERS OF INCEPTION 4, INC.]

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

EXHIBIT B

STOCKHOLDER AGREEMENTS

1.              Investor Rights Agreement by and among the Company and the parties listed thereto, dated October 17, 2013.

2.              Voting Agreement by and among the Company and the parties listed thereto, dated October 17, 2013.

3.              Right of First Refusal and Co-Sale Agreement by and among the Company and the parties listed thereto, dated October 17, 2013.

EXHIBIT C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262.              Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Exhibit G

Form of Stockholder Agreement

EXHIBIT G

STOCKHOLDER AGREEMENT

THIS STOCKHOLDER AGREEMENT (“Agreement”) is made as of October 30, 2018, by and among Ophthotech Corporation, a Delaware corporation (the “Company”); Versant Venture Capital IV, L.P. and Versant Side Fund IV, L.P. (collectively, “Versant”); and, solely for purposes of being bound by Section 3.2 and Article IV, Versant Venture Management, LLC.

RECITALS

WHEREAS, concurrently with the execution of this Agreement, the Company, Inception 4, Inc., a Delaware corporation (“Inception 4”), and the other parties named therein are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, Inception 4 will, through certain transactions described in the Merger Agreement, become a wholly owned subsidiary of the Company (the “Merger”);

WHEREAS, upon the closing of the Merger, Versant, being a former securityholder of Inception 4, will become entitled to receive a portion of the Aggregate Consideration (as defined in the Merger Agreement) consisting of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”); and

WHEREAS, the parties acknowledge and agree that the Company would not enter into the Merger Agreement but for Versant’s execution and delivery of this Agreement and that the Company is entering into the Merger Agreement in reliance on Versant’s promises set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the Company and Versant agree as follows:

1.                                      Definitions.  For purposes of this Agreement:

1.1                               “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including without limitation any general partner, officer, director, or manager of such Person and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Person.

1.2                               “Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement of the Company, including any Prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying

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party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.3                               “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.4                               “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Registrable Securities; or (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.5                               “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.6                               “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.7                               “Prospectus” means (i) the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the Securities Act.

1.8                               “Registrable Securities” means, as of any date of determination: (i) any shares of Common Stock issued by the Company to Versant pursuant to the Merger Agreement (the “Consideration Shares”); and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Consideration Shares; in each case excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.8 of this Agreement; provided, that a security shall cease to be a Registrable Security upon the earliest to occur of (A) the sale of such security pursuant to a Registration Statement or a valid exemption under the Securities Act, (B) the sale of such security in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 4.1 or (C) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all shares of Common Stock held by Versant without manner of sale or volume restrictions.

1.9                               “Registration Statement” means any registration statement of the Company under the Securities Act on Form S-3 (except that if the Company fails to meet one or more of the registrant requirements specified in General Instruction I.A. on Form S-3, such

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registration shall be on another appropriate form that allows for the Registrable Securities covered thereby to be registered on a delayed or continuous basis), including any Prospectus, amendments, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

1.10                        “Representatives” means, with respect to Versant, any officers and directors (or persons holding comparable positions), employees,  and other representatives, agents, executors, heirs, successors and permitted assigns, in each case acting on behalf of Versant.

1.11                        “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.12                        “SEC” means the Securities and Exchange Commission.

1.13                        “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.14                        “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for Versant.

1.15                        “Versant Venture Management” means Versant Venture Management, LLC.

1.16                        “Versant Group” means Versant, Versant Venture Capital IV, L.P., Versant Venture Capital V, L.P., Versant Venture Capital VI, L.P. and Versant Venture Capital VII, L.P.

2.                                      Registration Rights.  The Company covenants and agrees as follows:

2.1                               Shelf Registration.

(a)                                 The Company shall use commercially reasonable efforts to file with the SEC, on or prior to March 31, 2019, a Registration Statement covering the resale of all Registrable Securities pursuant to Rule 415 promulgated under the Securities Act. The Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon as reasonably practicable after filing, and in any event shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective on or before April 30, 2019 or, if the Registration Statement is reviewed by the SEC and such review is not a “limited review,” such later date that is on or before the 50th day following the filing of the Registration Statement.

(b)                                 The Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of each Registration Statement (and maintain the current status of the Prospectus or Prospectuses contained therein) until the date that is the two-year anniversary of the effective date of such registration, or such earlier time as all shares of Registrable Securities covered by such Registration Statement (i) have been sold pursuant to

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such Registration Statement or otherwise, (ii) may be transferred under Rule 144 or another similar exemption under the Securities Act without manner of sale or volume restrictions, or (iii) cease to be outstanding, in each case subject to Section 2.1(d).

(c)                                  At least five (5) Business Days prior to the filing of the Registration Statement or any Prospectus or any amendments or supplements thereto (other than filings required pursuant to the Exchange Act that are incorporated by reference therein), or any free writing prospectus related thereto, or before sending a response to an SEC comment letter related to the Registration Statement, the Company shall furnish to Versant copies of reasonably complete drafts of all such documents proposed to be filed (including all exhibits thereto but excluding documents incorporated by reference therein), and the Company shall consider in good faith any changes reasonably requested by Versant or its counsel at least one (1) Business Day prior to the date selected for the making of any such filing.

(d)                                 The Company may suspend the use of any Prospectus included in a Registration Statement contemplated by this Section for such period of time as the Company determines is reasonably necessary or advisable (but in no event for more than an aggregate of seventy-five (75) days in any consecutive 12-month period commencing on the date hereof or more than an aggregate of forty-five (45) days in any consecutive 180-day period; provided, however, that the Company shall be entitled to toll the running of such time periods for up to forty-five (45) days as a result of a review of any post-effective amendment to the Registration Statement by the SEC prior to such post-effective amendment being declared effective, so long as the Company is using its commercially reasonable efforts to cause such post-effective amendment to be declared effective as expeditiously as reasonably possible), in the event that the Company determines in good faith that such suspension is necessary (A) to delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company, or (B) to amend or supplement the Registration Statement or the related Prospectus so that the Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify Versant in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of Versant) disclose to Versant any material non-public information giving rise to an Allowed Delay, and (b) advise Versant in writing to cease all sales under the Registration Statement until the end of the Allowed Delay.

(e)                                  If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires Versant to be named as an “underwriter,” the Company shall use its commercially reasonable efforts to, as expeditiously as reasonably possible, persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that Versant is not an “underwriter.”  Versant shall have the right to select one legal counsel to participate or have its counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have its counsel comment on any written submission made to the SEC with respect

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thereto.  In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2(e), the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name Versant as an “underwriter” in such Registration Statement without the prior written consent of Versant.  In the event the Company removes Cut Back Shares from the Registration Statement and the SEC permits the subsequent registration of such Cut Back Shares, the Company will use its commercially reasonable efforts to file with the SEC, as expeditiously as reasonably possible and in accordance with any SEC Restrictions applicable to such Cut Back Shares, one or more Registration Statements to register for resale all of such Cut Back Shares pursuant to Rule 415 promulgated under the Securities Act, and all other provisions of this Section 2 (including the Company’s obligations to use commercially reasonable efforts to have such Registration Statement become or be declared effective) shall again be applicable to such Cut Back Shares.

2.2                               Obligations of the Company.  With respect to each registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 prepare and file with the SEC such amendments and supplements to such Registration Statement, and the Prospectus used in connection with such Registration Statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such Registration Statement;

(b)                                 furnish to Versant such numbers of copies of a Prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as Versant may reasonably request in order to facilitate its disposition of its Registrable Securities;

(c)                                  use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by Versant; provided, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(d)                                 cause all such Registrable Securities covered by such Registration Statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(e)                                  provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

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(f)                                   notify Versant, promptly after the Company receives notice thereof, of the time when such Registration Statement becomes effective or has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

(g)                                  after such Registration Statement becomes effective, notify Versant of any request by the SEC that the Company amend or supplement such Registration Statement or Prospectus.

2.3                               Furnish Information.  As a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities, Versant agrees to furnish to the Company a completed selling stockholder questionnaire in the form attached hereto as Exhibit A. Versant also agrees to furnish to the Company such other information in writing as the Company may reasonably request in connection with any registration of Registrable Securities hereunder, and Versant agrees to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement and applicable securities laws.

2.4                               Expenses of Registration.  The Company shall pay the expenses incurred by it in complying with its obligations under this Section 2 of this Agreement, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Company, and fees and expenses of accountants for the Company, but excluding all Selling Expenses.  All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by Versant.

2.5                               Delay of Registration.  Versant shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.6                               Indemnification.  If any Registrable Securities are included in a Registration Statement under this Section 2:

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless Versant, and its partners, members, officers, and directors, as applicable; legal counsel and accountants for Versant; any underwriter (as defined in the Securities Act) for Versant; and each Person, if any, who controls Versant or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to Versant and each such underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by Versant or any such underwriter, controlling Person, or other

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aforementioned Person at Versant’s direction expressly for use in connection with such registration.

(b)                                 To the extent permitted by law, Versant will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the Registration Statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), and any controlling Person of any such underwriter, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of Versant expressly for use in connection with such registration; and Versant will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of Versant, which consent shall not be unreasonably withheld; and provided further that in no event shall any indemnity under this Section 2.6(b) exceed the proceeds from the offering received by Versant (net of any Selling Expenses paid by Versant), except in the case of fraud or willful misconduct by Versant.

(c)                                  Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses of such separate counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

(d)                                 To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.6

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provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.6, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) Versant will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by Versant pursuant to such Registration Statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall Versant’s liability pursuant to this Section 2.6(d), when combined with the amounts paid or payable by Versant pursuant to Section 2.6(b), exceed the proceeds from the offering received by Versant (net of any Selling Expenses paid by Versant), except in the case of fraud or willful misconduct by Versant.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that the failure of the underwriting agreement to address a provision addressed in this Agreement shall not be such a conflict.

(f)                                   Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Versant under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.7                               Termination of Registration Rights.  Notwithstanding anything to the contrary set forth herein, Section 2 of this Agreement, and all rights and obligations set forth herein, shall cease and be terminated in full (except rights and obligations under Section 2.6), upon the earliest to occur of (a) the date on which all of the Registrable Securities have been sold; and (b) the date on which Versant ceases to hold any Registrable Securities.

3.                                      Stockholder Agreements.

3.1                               Standstill. Commencing on the date of this Agreement and ending on the date on which Versant no longer beneficially owns five percent (5%) or more of the then issued and outstanding shares of Common Stock, Versant hereby agrees that none of Versant nor any of its Representatives will directly or indirectly:  (i) effect or seek, offer or propose (whether

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publicly or otherwise) to effect, or cause or participate in or in any way advise, assist or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company, or any rights to acquire any such securities (including derivative securities representing the right to vote or economic benefit of any such securities) or assets; (B) any tender or exchange offer, merger or other business combination involving the Company; (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company; or (D) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company; (ii) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to any securities of the Company for purposes of taking any of the actions set forth in (i) above; (iii) otherwise act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of the Company with respect to the types of matters set forth in (i) above; (iv) take any action which requires (under applicable securities laws) the Company to make a public announcement regarding any of the types of matters set forth in (i) above; or (v) enter into any discussions or arrangements with any third party with respect to any of the foregoing. Notwithstanding anything to the contrary contained in this Section 3.1, if, at any time (1) a third party enters into an agreement with the Company contemplating the acquisition (by way of merger, tender offer or otherwise) of at least 50% of the outstanding capital stock of the Company or all or substantially all of its assets, or (2) a third party commences a tender offer for at least 50% of the outstanding capital stock of the Company, and the Company does not, in accordance with Rule 14e-2 under the Exchange Act, recommend rejection of such tender offer, then in each case the restrictions set forth in this paragraph shall terminate and cease to be of any further force or effect.

3.2                               Additional Assets.  Commencing on the date of this Agreement and ending on December 31, 2021, the parties hereto hereby agree that Versant Venture Management shall use commercially reasonable efforts to propose to the Company at least three (3) bona fide opportunities to acquire or license (through an asset or stock purchase, licensing agreement, merger or other business combination or strategic transaction) the rights to an asset intended to treat at least one back-of-the-eye indication in humans (each, a “Proposed Transaction”), in each case to the extent (a) Versant Venture Management has, in its reasonable, good faith judgment, identified any such Proposed Transaction, (b) Versant Venture Management is not prohibited from offering such Proposed Transaction to the Company due to applicable law or contractual limitations with a third party (and if the applicable contractual limitations are in the nature of confidentiality obligations, Versant Venture Management and the Company shall, if permitted, negotiate in good faith confidentiality obligations that would permit Versant Venture Management to disclose such Proposed Transaction to the Company), and (c) doing so would not cause any member of the Versant Group to violate any fiduciary duty that such member may own to another entity.

4.                                      Miscellaneous.

4.1                               Successors and Assigns.  The rights under this Agreement may be assigned (but only with all related obligations) by Versant to a transferee of Registrable Securities that is an Affiliate of Versant; provided, however, that (x) the Company is, prior to such transfer, furnished with written notice of the name and address of such transferee and the

9

Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement; provided, further that no party hereto may assign or otherwise transfer any right or obligation under Section 3.1 or Section 3.2 of this Agreement without the prior written consent of the other party.  The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

4.2                               Governing Law.  This Agreement (and any claims or disputes arising out of or related hereto or the transactions contemplated hereby) shall be governed in all respects by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

4.3                               Counterparts; Facsimile.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.4                               Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5                               Notices.  All notices, requests, and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed duly delivered (i) four (4) business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one (1) business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient at their address as set forth on their signature pages to this Agreement, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such address as subsequently modified by written notice given in accordance with this Section 4.5.  If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent to Wilmer Cutler Pickering Hale and Dorr LLP, Attention: Brian A. Johnson, 7 World Trade Center, New York, New York 10007.  If notice is given to Versant, a copy (which shall not constitute notice) shall also be sent to Cooley LLP, Attention: Tom Coll; Rama Padmanabhan, 4401 Eastgate Mall, San Diego, California 92121.

4.6                               Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and Versant.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

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4.7                               Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

4.8                               Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly superseded and/or canceled to the extent relating to the parties hereto.

4.9                               Submission to Jurisdiction.  Each of the parties to this Agreement (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court, and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement.  Each of the parties hereto waives any defense of improper venue or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.  Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 4.5.  Nothing in this Section 4.9, however, shall affect the right of any party to serve legal process in any other manner permitted by law.  Nothing in this Section 4.9 shall limit the right of a party to seek injunctive relief in any applicable jurisdiction.

4.10                        Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.11                        Acknowledgment.  The Company acknowledges that Versant is in the business of venture capital investing and therefore reviews the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company.  Nothing in this Agreement shall preclude or in any way restrict Versant from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Stockholder Agreement as of the date first written above.

OPHTHOTECH CORPORATION

By:
Name:
Title:

Address:	One Penn Plaza 35th Floor New York, NY 10119

Signature Page to Stockholder Agreement

IN WITNESS WHEREOF, the parties have executed this Stockholder Agreement as of the date first written above.

VERSANT VENTURE CAPITAL IV, L.P.

By:
Name:
Title:

Address:

VERSANT SIDE FUND IV, L.P.

By:
Name:
Title:

Address:

Signature Page to Stockholder Agreement

IN WITNESS WHEREOF, the parties have executed this Stockholder Agreement as of the date first written above.

VERSANT VENTURE MANAGEMENT, LLC, Solely for purposes of being bound by Section 3.2 and Article IV

By:
Name:
Title:

Address:

Signature Page to Stockholder Agreement

Exhibit A

SELLING STOCKHOLDER QUESTIONNAIRE

To:                             Ophthotech Corporation
One Penn Plaza
35th Floor
New York, NY 10119
Attn: General Counsel

Reference is made to (i) that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of October 30, 2018, by and among Ophthotech Corporation (the “Company”), Inception 4, Inc., Orion Ophthalmology Merger Sub, Inc., Orion Ophthalmology LLC and Fortis Advisors LLC, as the representative of the Company Equityholders (as defined in the Merger Agreement), and (ii) that certain Stockholder Agreement dated as of October 30, 2018, by and among the Company and the undersigned.

The undersigned hereby furnishes to the Company the following information for use by the Company in connection with the preparation of the registration for resale of the shares issued to the undersigned pursuant to the Merger Agreement (the “Registration Statement”).

1.	Name and Contact Information

Full legal name of record holder:

Address of record holder:

Identity of beneficial owner(s) (if different than record holder):

Name of contact person:

Telephone number of contact person:

Fax number of contact person:

Email address of contact person:

2.                                      Beneficial Ownership of Shares of Common Stock

(a)                                 Number of shares of Company common stock you received pursuant to the Merger Agreement:

(b)                                 Are you subject of a bankruptcy or insolvency proceeding, receivership, liquidation, reorganization, or other judicial proceeding? (Yes or No — If you answer “no”, and afterwards such a proceeding is initiated, you must inform us immediately).

3.                                      Beneficial Ownership of Other Securities of the Company

Except as set forth below in this Question 3, the undersigned is not the beneficial or registered owner of any securities of the Company other than the shares listed above in Question 2(a).

Type and amount of other securities beneficially you own (do not list the shares already listed in Question 2(a)):

4.                                      Relationships with the Company

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or either of their predecessors or affiliates) during the past three years.

State any exceptions here:

5.                                      Affiliations

(a)                                 Are you a registered broker-dealer?

(b)                                 Are you an affiliate of a registered broker-dealer(s)? (An “affiliate” of a specified person is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person. Please contact counsel to the Company if you have questions about what it means to be an “affiliate.”)

(c)                                  If the answer to Question 5(b) is yes, identify the registered broker-dealer(s) and describe the nature of the affiliation(s):

(d)                                 If the answer to Question 5(b) is yes, did you acquire the shares in the ordinary course of business (if not, please explain)?

(e)                                  If the answer to Question 5(b) is yes, did you, at the time of your purchase of the shares, have any agreements, plans or understandings, directly or indirectly, with any person to distribute the shares (if yes, please explain)?

6.                                      Voting or Investment Control over the Shares

(a)                                 If you are not a natural person (e.g., if you are an entity such as a trust, corporation or partnership) or if you share investment and voting power, please identify the natural person or persons who have voting or investment control over the shares listed in Question 2 above:

(b)                                 Please indicate whether any of the shares are subject to a voting trust, and if so, please provide a copy of the voting trust agreement along with this questionnaire:

7.                                      Judgments, Orders and Decrees

Please list below all judgments, orders and decrees entered against you that are currently in effect.

8.                                      Legal Proceedings Adverse to the Company

In any pending legal proceeding, are you a party adverse to the Company or any of their subsidiaries, or do you have an interest in any proceeding that is adverse to the Company or any of its subsidiaries?  (Yes or No):

If yes, please describe such legal proceeding and the nature and amount of such interest:

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (8) above (the “Selling Stockholder Information”) and the inclusion of the Selling Stockholder Information in the Registration Statement and any amendments thereto and affirms that the Selling Stockholder Information is true, complete, and accurate.

By signing below, the undersigned acknowledges (i) that the Selling Stockholder Information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and (ii) the undersigned’s obligation to comply, and agrees that it will comply, with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder in connection with any offering of Registrable Securities pursuant to the Registration Statement.

* * *

THE UNDERSIGNED AGREES TO NOTIFY THE COMPANY IMMEDIATELY OF ANY CHANGES IN THE FOREGOING INFORMATION.

Dated: , 20
Signature of Record Holder (Please sign your name in exactly the same manner as the certificate(s) for the shares being registered)